Exhibit 10.1

EXECUTION VERSION

FIVE-YEAR SYNDICATED FACILITY AGREEMENT

dated as of

March 3, 2025,

among

AMCOR PLC,

AMCOR PTY LTD,

AMCOR FINANCE (USA), INC.,

AMCOR UK FINANCE PLC,

AMCOR FLEXIBLES NORTH AMERICA, INC.,

The LENDERS Party Hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

JPMORGAN CHASE BANK, N.A.,

BANK OF AMERICA, N.A.,

bnp paribas securities corp.,

citibank, n.a.,

MIZUHO BANK, LTD.,

wells fargo BANK, N.A., LONDON BRANCH,

ING BANK N.V., AMSTERDAM, LANCY/GENEVA BRANCH,

UBS SECURITIES LLC

and

GOLDMAN SACHS LENDING PARTNERS LLC,
as Joint Lead Arrangers and Joint Bookrunners

BANK OF AMERICA, N.A.,

BNP PARIBAS,

CITIBANK, N.A.,

MIZUHO BANK, LTD.,

wells fargo BANK, N.A., LONDON BRANCH,

ING BANK N.V., AMSTERDAM, LANCY/GENEVA BRANCH,

UBS SECURITIES LLC

and

GOLDMAN SACHS LENDING PARTNERS LLC,
as Syndication Agents

HSBC BANK PLC,
TD SECURITIES (USA) LLC,
BANCO BILBAO VIZCAYA ARGENTINA, S.A. NEW YORK BRANCH,
STANDARD CHARTERED BANK,
COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH

and

BANCO SANTANDER, S.A.,
as Documentation Agents

TABLE OF CONTENTS

Page

ARTICLE I

Definitions

ARTICLE II

The Credits

(i)

ARTICLE III

Representations and Warranties

ARTICLE IV

Conditions

SECTION 4.01.	Effective Date	74
SECTION 4.02.	Each Credit Event	75
SECTION 4.03.	Conditions to Initial Borrowing by each New Subsidiary Borrower	76

ARTICLE V

Affirmative Covenants

ARTICLE VI

Negative Covenants

SECTION 6.01.	Subsidiary Indebtedness	80
SECTION 6.02.	Liens	80
SECTION 6.03.	Asset Sales	81
SECTION 6.04.	Use of Proceeds	81
SECTION 6.05.	Leverage Ratio	81

(ii)

ARTICLE VII

Events of Default

ARTICLE VIII

The Administrative Agent

ARTICLE IX

Miscellaneous

(iii)

SCHEDULES:

Schedule 2.01	—	Commitments
Schedule 6.02	—	Existing Liens

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Compliance Certificate
Exhibit C	—	Form of Maturity Date Extension Request
Exhibit D-1	—	Form of Subsidiary Borrower Agreement
Exhibit D-2	—	Form of Subsidiary Borrower Termination
Exhibit E-1	—	Form of U.S. Tax Certificate for Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit E-2	—	Form of U.S. Tax Certificate for Non-U.S. Participants that are not Partnerships for US Income Tax Purposes
Exhibit E-3	—	Form of U.S. Tax Certificate for Non-U.S. Participants that are Partnerships for US Income Tax Purposes
Exhibit E-4	—	Form of U.S. Tax Certificate for Non-U.S. Lenders that are Partnerships for US Income Tax Purposes

(iv)

FIVE-YEAR SYNDICATED FACILITY AGREEMENT dated as of March 3, 2025 (this “Agreement”), among AMCOR PLC, AMCOR PTY LTD (ACN 000 017 372), AMCOR FINANCE (USA), INC., AMCOR UK FINANCE plc, AMCOR FLEXIBLES NORTH AMERICA, INC., the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.            Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR Borrowing” means any Borrowing comprised of ABR Loans.

“ABR Loan” means any Loan that bears interest at a rate determined by reference to the Alternate Base Rate.

“Accession Agreement” has the meaning set forth in Section 2.07(d).

“Acquisition” means any acquisition, or a series of related acquisitions, of (a) Equity Interests in a Person if, after giving effect thereto, such Person will become a Subsidiary or will be merged into or consolidated with a Subsidiary, (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person or (c) a manufacturing plant or other group of assets for which it is reasonably possible to calculate the pro forma effect of such acquisition or series of related acquisitions on EBITDA.

“Adjusted Daily Simple SOFR” means, with respect to any RFR Borrowing denominated in US Dollars, an interest rate per annum equal to (a) the Daily Simple SOFR plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR shall be less than zero, such rate shall be deemed to be zero.

“Adjusted EURIBOR” means, with respect to any Term Benchmark Borrowing denominated in Euro for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the EURIBOR for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if such rate as so determined would be less than zero, such rate shall be deemed to be zero.

“Adjusted Term SOFR” means, with respect to any Term Benchmark Borrowing denominated in US Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR for such Interest Period plus (b) 0.10%; provided that if the Adjusted Term SOFR shall be less than zero, such rate shall be deemed to be zero.

“Administrative Agent” means JPMorgan, in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII. Unless the context requires otherwise, the term “Administrative Agent” shall include any designated branch office or Affiliate of JPMorgan through which it shall perform any of its obligations in such capacity hereunder and under the other Loan Documents.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent to any Borrower or any Lender, as the context requires.

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“Affected Financial Institution” means (a) any EEA Financial Institution (including any of its branches, whether registered in or outside of an EEA Member Country) or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitment” means, at any time, the sum of the Commitments of all the Lenders at such time.

“Aggregate Revolving Credit Exposure” means, at any time, the sum of the US Dollar Equivalents of the outstanding principal amount of the Revolving Loans and the Swingline Loans at such time.

“Agreed Currencies” means US Dollars and each Alternative Currency.

“Agreement Currency” has the meaning set forth in Section 9.17(b).

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1.00% per annum and (c) the Adjusted Term SOFR for a one-month Interest Period as published two US Government Securities Business Days prior to such day (or, if such day is not a US Government Securities Business Day, the immediately preceding US Government Securities Business Day) plus 1.00% per annum. For purposes of clause (c) above, the Adjusted Term SOFR on any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology); provided that if the Term SOFR Reference Rate shall be less than zero, such rate shall be deemed to be zero. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.12 (for the avoidance of doubt, only until the Benchmark Replacement with respect to Term SOFR has been determined pursuant to Section 2.12(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. If the Alternate Base Rate, determined as set forth above, would be less than 1.00% per annum, such rate shall be deemed to be 1.00% per annum for purposes hereof.

“Alternative Currency” means each of Euros and Sterling.

“Amcor Australia” means Amcor Pty Ltd (ACN 000 017 372), an Australian proprietary company limited by shares with a registered office at Level 11, 60 City Road, Southbank, Victoria 3006, Australia, and a wholly-owned subsidiary of Parent.

“Amcor Finance” means Amcor Group Finance plc, a public limited company incorporated under the laws of England and Wales with company registration number 15449042 and its registered office at 83 Tower Road North, Warmley, Bristol, BS30 8XP, United Kingdom.

“Amcor Flexibles” means Amcor Flexibles North America, Inc., a Missouri corporation and a wholly-owned Subsidiary of Parent.

“Amcor UK” means Amcor UK Finance plc, a public limited company incorporated under the laws of England and Wales with company registration number 04160806 and its registered office at 83 Tower Road North, Warmley, Bristol, BS30 8XP, United Kingdom, and a wholly-owned subsidiary of Parent.

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“Amcor US” means Amcor Finance (USA), Inc., a Delaware corporation and a wholly-owned subsidiary of Parent.

“Ancillary Document” has the meaning set forth in Section 9.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Parent or any Subsidiary from time to time concerning or relating to bribery, money-laundering or corruption, including the United States Foreign Corrupt Practices Act of 1977, the Anti-Money Laundering and Counter-Terrorism Financing Act 2006, the UK Bribery Act 2010 and the UK Proceeds of Crime Act 2002.

“Applicable Creditor” has the meaning set forth in Section 9.17(b).

“Applicable Parties” has the meaning set forth in Article VIII.

“Applicable Percentage” means, at any time, with respect to any Lender, the percentage of the Aggregate Commitment represented by such Lender’s Commitment at such time; provided that, in the case of Section 2.18 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean, at any time, with respect to any Lender, the percentage of the Aggregate Commitment (determined disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment at such time. If all the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any Term Benchmark Revolving Loan, RFR Revolving Loan, Swingline Loan or ABR Revolving Loan, or with respect to the commitment fees payable hereunder, the applicable rate per annum set forth below under the caption “Applicable Rate Term Benchmark/RFR Revolving Loans and Swingline Loans”, “Applicable Rate for ABR Revolving Loans” or “Commitment Fee Rate”, as the case may be, determined by reference to the Unsecured Ratings as of such date.

Category	Unsecured Rating (Moody’s/S&P/Fitch)	Applicable Rate for Term Benchmark/RFR Revolving Loans and Swingline Loans (bps per annum)	Applicable Rate for ABR Revolving Loans (bps per annum)	Commitment Fee Rate (bps per annum)
Category 1	A3/A-/A- or higher	87.5	0.0	8.0
Category 2	Baa1/BBB+/BBB+	100.0	0.0	9.0
Category 3	Baa2/BBB/BBB	112.5	12.5	11.0
Category 4	Baa3/BBB-/BBB-	125.0	25.0	15.0
Category 5	Lower than Baa3/BBB-/BBB-	150.0	50.0	20.0

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For purposes of the foregoing, (a) if only one or two rating agencies shall have in effect an Unsecured Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then the applicable Category shall be determined by reference to the available rating or ratings; (b) if none of the rating agencies shall have in effect an Unsecured Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then the applicable Category will be determined by reference to Category 5; (c) if the Unsecured Ratings established by Moody’s, S&P and Fitch shall fall within different Categories, then (i) if all three rating agencies shall have in effect an Unsecured Rating, then either (x) if two of the three Unsecured Ratings shall fall in the same Category, then the Applicable Rate shall be based on such Category or (y) if all three of the Unsecured Ratings shall fall in a different Category, then the Applicable Rate shall be based on the lower of the two highest Unsecured Ratings, provided that if the higher of such two Unsecured Ratings is more than one Category above the second highest of such Unsecured Ratings, the Applicable Rate shall be based on the Category immediately below that corresponding to the higher of such Unsecured Ratings and (ii) if only two rating agencies shall have in effect an Unsecured Rating, then the Applicable Rate shall be based on the Category corresponding to the higher Unsecured Rating, provided that if the higher of such two Unsecured Ratings is more than one Category above the other of such Unsecured Ratings, the Applicable Rate shall be based on the Category immediately above that corresponding to the lower of such Unsecured Ratings; and (d) if the Unsecured Ratings established by Moody’s, S&P or Fitch shall be changed (other than as a result of a change in the rating system of Moody’s, S&P or Fitch), such change shall be effective as of the third Business Day following the date on which it is first announced by the applicable rating agency. Each change in the commitment fees and the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, Parent and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of Unsecured Ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the Unsecured Rating of such rating agency most recently in effect prior to such change or cessation.

“Applicable Time” means, with respect to any Borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Borrower Portal” means any electronic platform chosen by the Administrative Agent to be its electronic transmission system.

“Approved Electronic Platform” means ClearPar, Debt Domain, IntraLinks™, Syndtrak or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system.

“Approved Fund” means any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means JPMorgan, Bank of America, N.A., BNP Paribas Securities Corp., Citibank, N.A., Mizuho Bank, Ltd., Wells Fargo Bank, N.A., London Branch, ING Bank N.V., Amsterdam, Lancy/Geneva Branch, UBS Securities LLC and Goldman Sachs Lending Partners LLC, each in its capacity as a joint lead arranger and joint bookrunner for the credit facility provided for herein.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.04, and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Associate” means an “associate” as defined in section 128F(9) of the Australian Tax Act.

“Australia” means the Commonwealth of Australia.

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“Australian Subsidiary Borrower” means any Subsidiary Borrower organized under the laws of Australia.

“Australian Tax Act” means the Income Tax Assessment Act 1936 (Cth) (Australia) or the Income Tax Assessment Act 1997 (Cth) (Australia), as applicable.

“Australian Withholding Tax” means any Tax imposed on or required to be withheld or deducted from any interest or other payment under Division 11A of Part III of the Australian Tax Act or Subdivision 12-F of Schedule 1 to the Taxation Administration Act 1953 (Cth) (Australia).

“Authorized Agent” has the meaning set forth in Section 9.09(e).

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of (a) the Maturity Date and (b) the date of termination of the Commitments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.12(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of any Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Levy” means any United Kingdom Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient on the basis of, or in relation to:

(a)            the United Kingdom bank levy as set out in the Finance Act 2011 (as amended);

(b)            any bank surcharge or banking corporation tax surcharge as set out in Chapter 4 of Part 7A of the United Kingdom Corporation Tax Act 2010; or

(c)            any financial activities Taxes (or other Taxes) of a kind contemplated in the European Commission consultation paper on financial sector taxation dated 22 February 2011 or the Single Resolution Mechanism established by EU Regulation 806/2014 of 15 July 2014.

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“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a voluntary or involuntary proceeding under any Debtor Relief Laws (including general assignments, arrangements, compositions or compromises with or for the benefit of its creditors), or has had a receiver, receiver and manager, liquidator, statutory manager, conservator, trustee, administrator, examiner, custodian, assignee for the benefit of creditors, monitor or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that (a) a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority, as long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person, and (b) a Bankruptcy Event shall not result solely by virtue of an Undisclosed Administration.

“Benchmark” means, initially, with respect to any Loan denominated in any Agreed Currency, the Relevant Rate for Loans denominated in such Agreed Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.12(b)(i).

“Benchmark Replacement” means, for any Available Tenor, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and Parent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time and (b) the related Benchmark Replacement Adjustment. If the Benchmark Replacement determined as set forth above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and Parent for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan denominated in US Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “Interest Period”, the definition of “RFR Business Day”, the definition of “US Government Securities Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters, but excluding changes to any spread adjustments) that the Administrative Agent reasonably decides, after consultation with Parent, may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines, in its reasonable discretion, that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent reasonably decides, after consultation with Parent, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

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“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (x) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (y) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component thereof), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component thereof) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component thereof), in each case which states that the administrator of such Benchmark (or such component thereof) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

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(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(b) and (b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section  2.12(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Berry” means Berry Global Group, Inc., a Delaware corporation.

“Berry Acquisition” means the direct or indirect acquisition by Parent of all the issued and outstanding Equity Interests of Berry pursuant to the Berry Acquisition Agreement.

“Berry Acquisition Agreement” means the Agreement and Plan of Merger, dated as of November 19, 2024 (together with the exhibits and schedules thereto and the disclosure letters referred to therein), by and among Parent, Aurora Spirit, Inc., a Delaware corporation, and Berry (as amended, restated, amended and restated or otherwise modified from time to time).

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States.

“Borrower” means Parent and each Subsidiary Borrower.

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“Borrower Communications” means, collectively, any Borrowing Request, any Interest Election Request, any notice of prepayment, any notice of termination or reduction of Commitments or any other notice, demand, communication, information, document or other material provided by or on behalf of any Borrower pursuant to any Loan Document or the transactions contemplated therein which may be distributed by any Borrower to the Administrative Agent through an Approved Borrower Portal.

“Borrower DTTP Filing” means an HMRC Form DTTP2, duly completed and filed by the relevant Borrower within the applicable time limit, which contains the scheme reference number and jurisdiction of tax residence provided by the applicable Lender to such Borrower and the Administrative Agent.

“Borrowing” means (a) Revolving Loans of the same Type and currency, made, converted or continued on the same date and to the same Borrower and, in the case of Term Benchmark Revolving Loans, as to which a single Interest Period is in effect or (b) Swingline Loans made on the same date and to the same Borrower.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, US$5,000,000 (in the case of an ABR Borrowing or an RFR Borrowing, US$1,000,000), (b) in the case of a Borrowing denominated in Euros, €5,000,000 and (c) in the case of a Borrowing denominated in Sterling, £5,000,000.

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000, (b) in the case of a Borrowing denominated in Euros, €1,000,000 and (c) in the case of a Borrowing denominated in Sterling, £1,000,000.

“Borrowing Request” means a request by or on behalf of a Borrower for a Borrowing in accordance with Section 2.03 or 2.04, as applicable, which shall be substantially in the form approved by the Administrative Agent and provided to Parent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with any Loan denominated in Euro or in connection with the calculation or computation of the EURIBOR, the term “Business Day” shall also exclude any day that is not a TARGET Day, (b) when used in connection with any Term SOFR Loan and any interest rate settings, fundings, disbursements, settlements or payments of any such Loan, or any other dealings in respect of Loans referencing the Adjusted Term SOFR, the term “Business Day” shall also exclude any day that is not a US Government Securities Business Day and (c) when used in connection with an RFR Loan and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, the term “Business Day” shall also exclude any day that is not an RFR Business Day.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“CBR Spread” means, with respect to any CBR Loan at any time, the Applicable Rate that would be applicable at such time to the Loan that was converted into such CBR Loan in accordance herewith.

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“Central Bank Rate” means (a) the greater of (i) (A) for any Loan denominated in Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (B) for any Loan denominated in Sterling, the Bank of England’s (or any successor thereto’s) “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time and (ii) zero, plus (b) the applicable Central Bank Rate Adjustment.

“Central Bank Rate Adjustment” means, for any day, (a) for any Loan denominated in Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period and (b) for any Loan denominated in Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Daily Simple SONIA for the five most recent RFR Business Days preceding such day for which the SONIA was available (excluding, from such averaging, the highest and the lowest Daily Simple SONIA applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period. For purposes of this definition, (x) the Central Bank Rate shall be determined disregarding clause (b) of the definition of such term and (y) the Adjusted EURIBOR on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Euro for a maturity of one month; provided that if such rate shall be less than zero, such rate shall be deemed to be zero.

“Change in Control” means the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the United States Securities Exchange Act of 1934 and the rules of the SEC thereunder) of Equity Interests in Parent representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Parent.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive of any Governmental Authority (other than any such request, rule, guideline or directive to comply with any law, rule or regulation that was in effect on the date of this Agreement as such law, rule or regulation was in effect on such date (and without giving effect to any changes referred to in clause (b) above applicable thereto)); provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Change in Tax Law” means any Change in Law relating to Taxes, other than a change pursuant to the adoption, ratification, approval or acceptance of the MLI in or by any jurisdiction.

“Charges” has the meaning set forth in Section 9.13.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

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“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term secured overnight financing rate (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Commitment as of the Effective Date is set forth on Schedule 2.01, and in the case of any Lender that became a party hereto after the Effective Date, the initial amount of such Lender’s Commitment is set forth in the Assignment and Assumption or the Accession Agreement pursuant to which such Lender shall have assumed or provided its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments as of the Effective Date is US$3,750,000,000.

“Commitment Increase” has the meaning set forth in Section 2.07(d).

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party or the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein that is distributed the Administrative Agent or any Lender by means of electronic communications pursuant to Section 9.01, including through the Approved Electronic Platform.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit B or any other form approved by the Administrative Agent.

“Confidential Materials” means the Confidential Information Memorandum dated January 2025, relating to the credit facility provided for herein.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consenting Lender” has the meaning set forth in Section 2.08(b).

“Consolidated Financial Statements” means the consolidated balance sheet, consolidated statement of income, consolidated statement of comprehensive income, consolidated statement of equity and consolidated statement of cash flows, in each case, of Parent and the Subsidiaries, prepared on a consolidated basis in accordance with US GAAP, including the related notes.

“Consolidated Net Income” means, for any period, the consolidated net income of Parent and the Subsidiaries for such period, as determined on a consolidated basis in accordance with US GAAP.

“Consolidated Net Tangible Assets” means, as of any date, (a) the aggregate amount of the assets (other than goodwill and other intangible assets) of Parent and the Subsidiaries, as disclosed in the most recent Consolidated Financial Statements delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, referred to in Section 3.05(a)), minus (b) the sum of (i) current liabilities of Parent and the Subsidiaries, except for current maturities of long-term Financial Indebtedness and (ii) the lesser of (x) the aggregate value of all Project Assets subject to any Lien securing any Limited Recourse Indebtedness and (y) the aggregate principal amount of Limited Recourse Indebtedness, in each case, as reflected in (or derived from) the most recent Consolidated Financial Statements delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, referred to in Section 3.05(a)), plus (c) the net cash proceeds received by Parent from any share capital issuance by Parent consummated after the date of the most recent balance sheet included in such Consolidated Financial Statements and on or prior to such date.

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“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has a meaning correlative thereto.

“Corporations Act” means the Corporations Act 2001 (Cwlth) of Australia.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“CTA” means the United Kingdom Corporation Tax Act 2009.

“Daily Simple ESTR” means, for any day (an “ESTR Interest Day”), with respect to any Swingline Loan, an interest rate per annum equal to the greater of (a) ESTR for the day that is one RFR Business Day prior to (i) if such ESTR Interest Day is an RFR Business Day, such ESTR Interest Day or (ii) if such ESTR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such ESTR Interest Day and (b) zero.

“Daily Simple ESTR Loan” means any Loan that bears interest at a rate determined by reference to the Daily Simple ESTR.

“Daily Simple RFR” means, for any day, (a) with respect to any Loan denominated in US Dollars, the Adjusted Daily Simple SOFR for such day, (b) with respect to any Loan denominated in Sterling, the Daily Simple SONIA for such day and (c) with respect to any Swingline Loan, the Daily Simple ESTR for such day.

“Daily Simple SOFR” means, for any day (a “SOFR Interest Day”), with respect to any Loan denominated in US Dollars, an interest rate per annum equal to SOFR for the day (such day, the “SOFR Determination Date”) that is three RFR Business Days prior to (a) if such SOFR Interest Day is an RFR Business Day, such SOFR Interest Day or (b) if such SOFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Interest Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 p.m., New York City time, on the second RFR Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website.

“Daily Simple SOFR Revolving Loan” means any Revolving Loan that bears interest at a rate determined by reference to the Adjusted Daily Simple SOFR.

“Daily Simple SONIA” means, for any day (a “SONIA Interest Day”), with respect to any Loan denominated in Sterling, an interest rate per annum equal to the greater of (a) SONIA for the day that is three RFR Business Days prior to (i) if such SONIA Interest Day is an RFR Business Day, such SONIA Interest Day or (ii) if such SONIA Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such SONIA Interest Day and (b) zero.

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“Daily Simple SONIA Revolving Loan” means any Revolving Loan that bears interest at a rate determined by reference to the Daily Simple SONIA.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of Australia, the United States, the United Kingdom or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declining Lender” has the meaning set forth in Section 2.08(b).

“Default” means any event or condition that constitutes, or upon notice, lapse of time or both would constitute, an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Swingline Loans or (iii) to pay to the Administrative Agent, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified Parent, the Administrative Agent or the Swingline Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request in writing by Parent, the Administrative Agent or the Swingline Lender made in good faith to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Swingline Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by Parent, the Administrative Agent or the Swingline Lender, as applicable, of such certification in form and substance satisfactory to it (and the Administrative Agent if the Administrative Agent shall not have been the requesting party), (d) has, or has a Lender Parent that has, become the subject of a Bail-In Action, or (e) has, or has a Lender Parent that has, become the subject of a Bankruptcy Event.

“Division” has the meaning set forth in Section 1.09.

“Documentation Agents” means HSBC Bank Plc, TD Securities (USA) LLC, Banco Bilbao Vizcaya Argentina, S.A. New York Branch, Standard Chartered Bank, Coöperatieve Rabobank U.A., New York Branch and Banco Santander, S.A., each in its capacity as documentation agent for the credit facility established hereunder.

“Domestic Subsidiary” means any Subsidiary that is formed, incorporated or organized under the laws of the United States, any State thereof or the District of Columbia.

“EBITDA” means, for any period, Consolidated Net Income for such period, plus

(a) without duplication, to the extent deducted in the determination of such Consolidated Net Income, the sum for such period of:

(i) net interest expense;

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(ii) income tax expense, franchise taxes and state single business unitary and similar taxes imposed in lieu of income taxes or capital taxes;

(iii) depreciation and amortization expense;

(iv) non-cash charges or losses, including any non-cash charges or losses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, impairment charges and any write-offs or write-downs of assets, but excluding (A) any non-cash charge that results from an accrual of a reserve for cash charges to be taken in any future period, (B) an amortization of a prepaid cash expense that was paid and not expensed in a prior period or (C) any write-down or write-off of accounts receivable (including any addition to bad debt reserves or bad debt expense);

(v) the amount of any costs, fees and expenses incurred in connection with (A)(1) any Acquisition, (2) any sale or other disposition of assets outside the ordinary course of business or (3) any restructuring (including, in each case, any related severance costs, retention bonuses, relocation expenses, expenses related to the closure of facilities and similar costs and expenses) and (B) any issuance of Equity Interests, recapitalization or the incurrence, prepayment, amendment, modification, restructuring or refinancing of Financial Indebtedness, in each case, whether or not consummated; provided that the aggregate amount added back pursuant to this clause (v) (other than pursuant to clause (A)(1) above) for any period may not exceed 10.0% of EBITDA for such period (calculated after giving effect to such addbacks);

(vi) any extraordinary, unusual or non-recurring losses, charges or expenses, including any such losses, charges or expenses associated with discontinuance of any business operations (it being understood, however, that any amounts under this clause (vi) that are of the type referred to in clause (v) above shall be subject to the limitations in such clause);

(vii) any unrealized losses attributable to the application of “mark to market” accounting in respect of Hedge Agreements;

(viii) any net after-tax loss attributable to the early extinguishment of Financial Indebtedness or obligations under Hedge Agreements; and

(ix) the cumulative effect of a change in accounting principles; minus

(b) without duplication, to the extent included in the determination of such Consolidated Net Income, the sum of for such period of:

(i) any non-cash gains or items of income (other than the accrual of revenue), but excluding any such items in respect of which cash was received in a prior period or will be received in a future period;

(ii) extraordinary gains or items of income;

(iii) any unrealized gains attributable to the application of “mark to market” accounting in respect of Hedge Agreements;

(iv) any net after-tax gain attributable to the early extinguishment of Financial Indebtedness or obligations under Hedge Agreements; and

(v) the cumulative effect of a change in accounting principles;

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provided that EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale or other disposition of assets outside the course of ordinary business. If, during any period for which EBITDA is calculated hereunder, Parent or any of the Subsidiaries consummates a Material Acquisition or Material Disposition, EBITDA shall be calculated giving pro forma effect to such Material Acquisition or Material Disposition in accordance with Section 1.05(b).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions set forth in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic signature, sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), a Defaulting Lender or a Lender Parent thereof or Parent, any Subsidiary or any other Affiliate of Parent.

“Environmental Laws” means all applicable rules, regulations, directives, codes, ordinances, judgments, orders, decrees, laws, and injunctions issued or promulgated by any Governmental Authority, and relating in any way to protection of the environment or natural resources, to the management, Release or threatened Release of any hazardous or toxic material or, to the extent related to exposure of any Persons to hazardous or toxic materials, human health or safety.

“Environmental Liability” means any Liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties and indemnities), resulting from or based upon (a)  non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) human exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any legally binding contract, agreement or other consensual arrangement pursuant to which, and to the extent, Liability of a third party is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing; provided that, prior to the conversion thereof, debt securities convertible into Equity Interests shall not constitute Equity Interests.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Parent, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (f) the receipt by Parent or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the incurrence by Parent or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (h) the receipt by Parent or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from Parent or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA or Section 432 of the Code, (i) the occurrence of a non-exempt “prohibited transaction” with respect to any Plan (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to which Parent or any Subsidiary could be liable or (j) any Foreign Benefit Event.

“ESTR” means a rate per annum equal to the Euro Short Term Rate published by the ESTR Administrator on the ESTR Administrator’s Website.

“ESTR Administrator” means the European Central Bank as administrator of the Euro Short Term Rate (or any successor administrator).

“ESTR Administrator’s Website” means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the ESTR Administrator from time to time.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR” means, with respect to any Term Benchmark Borrowing denominated in Euro for any Interest Period, the EURIBOR Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period.

“EURIBOR Screen Rate” means a rate per annum equal to the euro interbank offered rate administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for the applicable period displayed (before any correction, recalculation or republication by the administrator) on the Reuters screen page that displays such rate (currently EURIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion).

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“EURIBOR Revolving Loan” means any Revolving Loan that bears interest at a rate determined by reference to the Adjusted EURIBOR.

“Euro” or “€” means the single currency unit of the member States of the European Community that adopt or have adopted the Euro as their lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Event of Default” has the meaning set forth in Article VII.

“Exchange Rate” means, as of any date of determination, for purposes of determining the US Dollar Equivalent of any Alternative Currency, the rate at which such Alternative Currency may be exchanged into US Dollars at the time of determination on such date as last provided (either by publication or as may otherwise be provided to the Administrative Agent) by the applicable Reuters source on the Business Day (determined based on New York City time) immediately preceding such day of determination. In the event that Reuters ceases to provide such rate of exchange or such rate does not appear on the applicable Reuters source, the Exchange Rate shall be determined by reference to such other publicly available service for displaying such rate of exchange at such time as shall be selected by the Administrative Agent from time to time in its reasonable discretion.

“Exchange Rate Date” means (a) (i) in the case of any Term Benchmark Loan, the date of the borrowing of, or conversion to, such Loan and the date of each continuation of such Loan and (ii) in the case of any RFR Loan (including each Swingline Loan), the date of the borrowing of, or conversion to, such Loan and each date that is on the numerically corresponding day in each calendar month that is one month after the borrowing of, or conversion to, such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month), and (b) if an Event of Default has occurred and is continuing, any Business Day designated as an Exchange Rate Date by the Administrative Agent in its reasonable discretion.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) US withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to an interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender becomes a party to this Agreement (other than pursuant to an assignment request by Parent under Section 2.17(b)) or (ii) such Lender changes its lending office, except in each case to the extent that pursuant to Section 2.15 amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with or breach of warranty under Section 2.15(f) or 2.15(k) or any corresponding warranty in any agreement amending this Agreement, (d) any Taxes imposed under FATCA, (e) any Australian Withholding Tax imposed as a result of the Lender (or a Person entitled to any participation in the rights of a Lender) being an Offshore Associate of Amcor Australia, (f) any UK withholding Taxes imposed on amounts payable by or on behalf of any UK Subsidiary Borrower (including pursuant to the Guarantee Agreement) to or for the account of any Lender where, on the date on which the payment falls due: (i) the payment could have been made to such Lender without a deduction or withholding if such Lender had been a UK Qualifying Lender, but on that date such Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any Change in Tax Law, or (ii) such Lender is a UK Qualifying Lender solely by virtue of clause (b) of the definition of “UK Qualifying Lender” and a HMRC officer has given (and not revoked) a direction (a “Direction”) under section 931 of ITA which relates to the payment, such Lender has received from the relevant UK Subsidiary Borrower a certified copy of that Direction and the payment could have been made to such Lender without any UK withholding Taxes if that Direction had not been made, or (iii) such Lender is a UK Qualifying Lender solely by virtue of clause (b) of the definition of “UK Qualifying Lender”, such Lender has not given a Tax Confirmation to the relevant UK Subsidiary Borrower and the payment could have been made to such Lender without any UK withholding Taxes if such Lender had given a Tax Confirmation to the relevant UK Subsidiary Borrower, on the basis that such Tax Confirmation would have enabled such UK Subsidiary Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purposes of section 930 of the ITA, (g) any Bank Levy or any payment attributable to or liability arising as a consequence of any Bank Levy, (h) any VAT for which the provisions of Section 2.15(m)(i) shall apply, (i) any withholding or deduction required as a result of failure by a Lender resident in, or participating in the Loans or Commitments through an office in, Australia to quote its Tax File Number or Australian Business Number when so requested by any Australian Subsidiary Borrower, and (j) any withholding or deduction by any Australian Subsidiary Borrower required as a result of such Australian Subsidiary Borrower being given notice under either section 260-5 of Schedule 1 to the Taxation Administration Act 1953 (Cth) of the Commonwealth of Australia or section 255 of the Australian Tax Act or any similar provision of a revenue law in Australia.

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“Existing Borrowings” has the meaning set forth in Section 2.07(d).

“Existing Credit Agreements” means, collectively, (a) the Existing Three-Year Revolving Credit Agreement and (b) the Existing Five-Year Revolving Credit Agreement.

“Existing Credit Agreements Refinancing” means the repayment of all principal, interest, fees and other amounts (other than contingent obligations that are not yet due) outstanding or accrued under the Existing Credit Agreements, the termination of all commitments under the Existing Credit Agreements and the release and termination of all Guarantees in respect of the Existing Credit Agreements.

“Existing Five-Year Revolving Credit Agreement” means the Five-Year Syndicated Facility Agreement dated as of April 26, 2022, among Parent, Amcor Australia, Amcor US, Amcor UK, Amcor Flexibles, the lenders party thereto and JPMorgan, as administrative agent and foreign administrative agent.

“Existing Maturity Date” has the meaning set forth in Section 2.08(b).

“Existing Three-Year Revolving Credit Agreement” means the Three-Year Syndicated Facility Agreement dated as of April 26, 2022, as amended as of April 23, 2024, among Parent, Amcor Australia, Amcor US, Amcor UK, Amcor Flexibles, the lenders party thereto and JPMorgan, as administrative agent and foreign administrative agent.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of such sections of the Code.

“FATF” means the Financial Action Task Force.

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“FATF Public Statement Jurisdiction” means a jurisdiction identified by the FATF in its public statement (available at http://www.fatf-gafi.org/publications/high-riskandnon-cooperativejurisdictions/documents/public-statement-october-2018.html) as subject to a FATF call on its members and other jurisdictions (a) to apply enhanced due diligence measures proportionate to the risks arising from such jurisdiction or (b) to apply counter-measures to protect the international financial system from the ongoing and substantial money laundering and financing risks emanating from such jurisdiction.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for all purposes.

“Finance Lease” means a lease (or similar arrangement conveying the right to use) that is required to be classified and accounted for as a capital lease or financing lease on a balance sheet under US GAAP.

“Financial Indebtedness” means, with respect to any Person, all obligations of such Person, present or future, actual or contingent, in respect of moneys borrowed or raised , including (a) amounts raised by acceptance or endorsement under any acceptance credit or endorsement credit opened on behalf of such Person, (b) any Financial Indebtedness of another Person that is Guaranteed by such Person or that is secured by any Lien on property owned or acquired by such Person, whether or not the Financial Indebtedness secured thereby has been assumed by such Person, (c) the net amount (assuming the arrangement was closed out on the relevant day) payable by such Person under or in connection with any Hedge Agreement, (d)  liabilities under Finance Leases for which such Person is liable, (e) any liability (whether actual or contingent, present or future) in respect of any letter of credit opened or established on behalf of such Person, (f) all obligations of such Person in respect of the deferred purchase price of any asset or service deferred for more than 90 days, but  excluding, in all cases, trade accounts payable incurred in the ordinary course of business, (g) amounts for which such Person may be liable (whether actually or contingently, presently or in the future) in respect of factored debts or the advance sale of assets for which there is recourse to such Person, (h) all obligations of such Person evidenced by debentures, notes, bonds or similar financial instruments and (i) obligations of such Person in respect of commercial paper. The Financial Indebtedness of any Person (i) shall include the Financial Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Financial Indebtedness provide that such Person is not liable therefor and (ii) shall exclude (A) customer deposits and advances and interest payable thereon in the ordinary course of business and other obligations (other than for borrowed money) incurred in the ordinary course of business through credit on an open account basis customarily extended to such Person, (B) bona fide indemnification, purchase price adjustment, earn-outs, holdback and contingency payment obligations to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of the disposed business after the closing; provided that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 90 days thereafter and (C) that certain deed of cross guarantee pursuant to the ASIC Corporations (Wholly-owned Companies) Instrument 2016/785, or any predecessor or replacement class order or instrument, as such instrument or class order is amended from time to time.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer, any vice president (solely with respect to Borrowing Requests and Interest Election Requests), the director of financial reporting or controller of such Person; provided that, when such term is used in reference to any document executed by, or a certification of, a Financial Officer, the secretary, assistant secretary, manager or director of such Person shall have delivered an incumbency certificate to the Administrative Agent as to the authority of such individual (and in respect of which the Administrative Agent has not received a notice of revocation).

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“Fitch” means Fitch, Inc. or any successor to its rating agency business.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the Effective Date, the further modification, amendment or renewal of this Agreement or otherwise) with respect to the Relevant Rate.

“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate such Foreign Pension Plan or to appoint a trustee or similar official to administer such Foreign Pension Plan, or alleging the insolvency of such Foreign Pension Plan, (d) the incurrence of any liability by Parent or any Subsidiary under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, in each case, except as would not reasonably be expected to result in a Material Adverse Effect or (e) the occurrence of any transaction that is prohibited under any applicable law and that would reasonably be expected to result in the incurrence of any liability by Parent or any Subsidiary, or the imposition on Parent or any Subsidiary of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case of clauses (a) through (e) above, except as would not reasonably be expected to result in a Material Adverse Effect.

“Foreign Lender” means (a) in reference to a Borrower that is a US Person, a Lender, with respect to such Borrower, that is not a US Person and (b) in reference to a Borrower that is not a US Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Foreign Pension Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA, whether or not subject to ERISA) that under applicable law of any jurisdiction other than the United States is required to be funded through a trust or other funding vehicle and maintained or contributed to by Parent or any Subsidiary, other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.

“Governmental Authority” means the government of the United States, Australia, the Bailiwick of Jersey, the United Kingdom or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person means any guarantee, indemnity, letter of credit, letter of comfort giving rise to legal liabilities of suretyship or any other obligation (whatever called and of whatever nature) (a)(i) to pay, to purchase or to provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets, rights or services or otherwise) for the payment or discharge of or (ii) to otherwise be responsible for any obligation or indebtedness of any other Person, or (b) to maintain the solvency or financial condition of any other Person. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Financial Indebtedness or other obligation guaranteed thereby (or, in the case of (A) any Guarantee the terms of which limit the monetary exposure of the guarantor or (B) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (A), pursuant to such terms or, in the case of clause (B), in good faith by Parent)).

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“Guarantee Agreement” means the Guarantee Agreement dated as of March 3, 2025, among the Borrowers, the other Loan Parties from time to time party thereto and the Administrative Agent, together with all supplements thereto.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, per- or poly-fluoroalkyl substances, radon gas, infectious or medical wastes and all other substances or wastes of any nature as each is regulated pursuant to any Environmental Law due to its hazardous or toxic properties or characteristics.

“Hedge Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided that any options, rights or shares issued pursuant to any employee share or bonus plan, including any phantom rights or phantom shares, or any similar plans providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Parent or the Subsidiaries shall not be a Hedge Agreement.

“HMRC” means H.M. Revenue and Customs.

“HMRC DT Treaty Passport Scheme” means the Board of HMRC Double Taxation Treaty Passport scheme.

“Increase Effective Date” has the meaning set forth in Section 2.07(d).

“Increasing Lender” has the meaning set forth in Section 2.07(d).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Index Debt” means senior unsecured, long-term indebtedness for borrowed money of Parent that is not guaranteed by any Person other than a Subsidiary Guarantor or subject to any other credit enhancement.

“Interest Election Request” means a request by or on behalf of a Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.06, which shall be substantially in the form approved by the Administrative Agent and provided to Parent.

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“Interest Payment Date” means (a) with respect to any ABR Revolving Loan, the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Term Benchmark Revolving Loan, the last day of the Interest Period applicable to the Term Benchmark Revolving Borrowing of which such Term Benchmark Revolving Loan is a part and, in the case of a Term Benchmark Revolving Borrowing with an Interest Period of more than three months’ duration, such day or days prior to the last day of such Interest Period as shall occur at intervals of three months’ duration after the first day of such Interest Period, (c) with respect to any RFR Revolving Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the date of the borrowing of such RFR Revolving Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, with respect to any Term Benchmark Revolving Borrowing, the period commencing on the date of such Revolving Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Borrowing), as the applicable Borrower (or Parent on its behalf) may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 2.12(b) shall be available for specification in any Borrowing Request or Interest Election Request. For purposes hereof, the date of a Revolving Borrowing initially shall be the date on which such Revolving Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Revolving Borrowing.

“IRS” means the United States Internal Revenue Service.

“ITA” means the United Kingdom Income Tax Act 2007.

“Jersey Companies Law” means the Companies (Jersey) Law 1991.

“JPMorgan” means JPMorgan Chase Bank, N.A.

“Judgment Currency” has the meaning set forth in Section 9.17(b).

“Legal Reservations” means (a) the principle that certain remedies (including equitable remedies and remedies that are analogous to equitable remedies in the applicable jurisdiction) may be granted or refused at the discretion of the court, the principles of reasonableness and fairness and the principles of good faith and fair dealing, (b) the applicable Debtor Relief Laws, (c) the existence of timing limitations with respect to the bringing of claims under applicable limitation laws (including the Limitation Act 1980 and the Foreign Limitation Periods Act 1984) and defenses of acquiescence, set-off or counterclaim and the possibility that an undertaking to assume liability for or to indemnify a Person against non-payment of stamp duty may be void and defenses of set-off, counterclaim or acquiescence, and similar principles or limitations under the laws of any applicable jurisdiction, (d) the principle that additional or default interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void, (e) the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant, (f) the principle that a court may not grant an order for specific performance with respect to contractual obligations other than payment obligations, (g) the possibility that a court may strike out a provision of a contract for rescission or oppression, undue influence or similar reason, (h) the principle that provisions limiting or excluding liability may be only effective to the extent that they do not cover gross negligence, fraud, willful misconduct and that penalty clauses are subject to the general provisions of law, (i) the principle that certain remedies in relation to regulated entities may require further approval from government or regulatory bodies or pursuant to agreements with such bodies, (j) similar principles, rights and defenses under the laws of any jurisdiction of organization of any Loan Party, (k) the principles of private and procedural laws of any jurisdiction of organization of any Loan Party which affect the recognition and/or enforcement of a foreign court judgment, (l) the principle that certain remedies in relation to regulated Affiliates may require further approval from governmental or regulatory bodies or pursuant to agreements with such bodies and (m) as to any Loan Party, any other matters which are set out as qualifications or reservations (however described) as to matters of law in the written opinions delivered as to such Loan Party pursuant to Sections 4.01(b) and 9.18(a).

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“Lender Parent” means, with respect to any Lender, any Person in respect of which such Lender is a subsidiary.

“Lender-Related Person” means the Administrative Agent (and any sub-agent thereof), each Arranger, the Syndication Agents, the Documentation Agents and each Lender (including the Swingline Lender), and each Related Party of any of the foregoing Persons.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Accession Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders.

“Leverage Ratio” means, as of any date, the ratio of (a) Total Net Indebtedness as of such date to (b) EBITDA for the Test Period most recently ended on or prior to such date.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset, (a) any mortgage, deed or other instrument of trust, lien, pledge, hypothecation, charge, security interest (including, in relation to a Person incorporated or organized under the laws of Australia, a security interest as defined in section 12(1) or 12(2) of the Personal Property Securities Act 2009 (Cwlth) (Australia)) or other encumbrance on, in or of such asset, including any arrangement entered into for the purpose of making particular assets available to satisfy any Financial Indebtedness or other obligation and (b) the interest of a vendor or a lessor under any conditional sale agreement, Finance Lease or title retention agreement (other than any title retention agreement entered into with a vendor on normal commercial terms in the ordinary course of business) relating to such asset, it being understood that an operating lease will not be deemed to create a Lien.

“Limited Recourse Indebtedness” means Financial Indebtedness incurred by Parent or a Subsidiary to finance the creation or development of a Project or proposed Project of Parent or such Subsidiary, provided that (a) the Person (the “Relevant Person”) in whose favor such Financial Indebtedness is incurred does not have any right to enforce its rights or remedies (excluding for any breach of any representation or warranty or obligation, in each case, customary for the financing of the type, as reasonably determined by Parent) against Parent or any Subsidiary (other than any applicable Project Subsidiary) or against their respective assets, in each case, except for the purpose of enforcing a Lien that attaches only to the Project Assets and secures an amount equal to the lesser of the value of such Project Assets encumbered by such Lien and the amount of Financial Indebtedness secured by such Lien and (b) the Relevant Person is not permitted or entitled (i) except as and to the extent permitted by clause (a) above, to enforce any right or remedy against, or demand payment or repayment of any amount from, Parent or any Subsidiary (other than any applicable Project Subsidiary) (excluding for breach of any representation or warranty or obligation, in each case, customary for the financing of the type, as reasonably determined by Parent), (ii) except as and to the extent permitted by clause (a) above, to commence or enforce any proceedings against Parent or any Subsidiary (other than any applicable Project Subsidiary) or (iii) to apply to wind up, or prove in the winding up of, Parent or any Subsidiary (other than any applicable Project Subsidiary), such that the Relevant Person’s only right of recourse in respect of such Financial Indebtedness or such Lien is to the Project Assets encumbered by such Lien and any applicable Project Subsidiary.

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“Loan Documents” means this Agreement, the Guarantee Agreement, each Subsidiary Borrower Agreement, each Subsidiary Borrower Termination and, except for purposes of Section 9.02, any promissory note delivered pursuant to Section 2.08(e).

“Loan Parties” means each of the Borrowers and the Subsidiary Guarantors.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Mandatory Restrictions” has the meaning set forth in Section 1.10.

“Material Acquisition” means any Acquisition by Parent or any of the Subsidiaries for which the aggregate consideration exceeds US$75,000,000 (or the equivalent thereof in any other currency).

“Material Adverse Effect” means a material adverse effect on (a) the business, financial position or results of operations of Parent and the Subsidiaries, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents or (c) the rights of or benefits available to the Administrative Agent or the Lenders under the Loan Documents.

“Material Disposition” means any sale, transfer or other disposition, or a series of related sales, transfers or other dispositions by Parent or any of the Subsidiaries for which the aggregate consideration received exceeds US$75,000,000 (or the equivalent thereof in any other currency).

“Material Financial Indebtedness” means Financial Indebtedness (other than the Loans and Guarantees under the Loan Documents) of any one or more of Parent and the Subsidiaries in an aggregate principal amount equal to or exceeding US$150,000,000 (or the equivalent thereof in any other currency).

“Maturity Date” means March 3, 2030, as such date may be extended pursuant to Section 2.08(b); provided that if such day is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

“Maturity Date Extension Request” means a request by Parent, substantially in the form of Exhibit C hereto or such other form as shall be reasonably approved by the Administrative Agent, for the extension of the Maturity Date pursuant to Section 2.08(b).

“Maximum Rate” has the meaning set forth in Section 9.13.

“MLI” means the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting of 24 November 2016.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its rating agency business.

“Multiemployer Plan” means a “multiemployer plan” as defined in Sections 3(37) and 4001(a)(3) of ERISA (other than a Foreign Pension Plan).

“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time.

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“Non-US Loan Party” means Parent, Amcor Australia, Amcor UK, Amcor Finance and any other Loan Party that is formed, incorporated or organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia.

“Non-US Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or, for any day that is not a Business Day, on the immediately preceding Business Day); provided, that, if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further that if any of the aforesaid rates shall be less than zero the term “NYFRB Rate” shall be deemed to be zero for all purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” has the meaning set forth in the Guarantee Agreement.

“OFAC” means the United States Treasury Department Office of Foreign Assets Control.

“Offshore Associate” means an Associate (a) that is a non-resident of Australia and would not become a Lender, or does not receive a payment, in carrying on a business in Australia at or through a permanent establishment of such Associate in Australia or (b) that is a resident of Australia and would become a Lender, or does receive a payment, in carrying on a business in a country outside Australia at or through a permanent establishment of such Associate in that country, and which, in either case, would not become a Lender in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme, or does not receive such payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Commitment or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment, novation, participation, trust, sub-contract or a designation to a new applicable lending office or other office for receiving payments under any Loan Document (other than an assignment made pursuant to Section 2.17) and, for the avoidance of doubt, shall not include any such Taxes payable upon a voluntary delivery, registration or perfection by a Recipient if such delivery, registration or perfection is not necessary to evidence, prove, maintain, enforce, compel or otherwise assert the rights of such Recipient under a Loan Document.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in US Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

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“Overnight Rate” means, for any day, (a) with respect to any amount denominated in US Dollars, the NYFRB Rate and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Parent” means Amcor plc, a public limited company incorporated under the laws of the Bailiwick of Jersey with company registration number 126984.

“Parent Bankruptcy Event” means any event where Parent (a) is declared “bankrupt” as defined in Article 8 of the Interpretations (Jersey) Law 1954 or any proceedings are commenced or other steps taken for Parent to be declared “bankrupt”, (b) takes any step to participate in a scheme of arrangement or merger under Part 18A or Part 18B respectively of the Jersey Companies Law or to seek continuance overseas under Part 18C of the Jersey Companies Law, (c) has served on it a statutory demand requiring payment for the purposes of Article 157A(2) of the Jersey Companies Law, (d) has consented to an application being made to the Royal Court in Jersey for an order for a winding up of Parent, (e) has received notice from any Person that an application is being made to the Royal Court in Jersey for an order for a winding up of Parent or (f) has received notice of the appointment of any liquidator or provisional liquidator of Parent.

“Participant Register” has the meaning set forth in Section 9.04(c)(ii).

“Participants” has the meaning set forth in Section 9.04(c)(i).

“Payment” has the meaning set forth in Article VIII.

“Payment Notice” has the meaning set forth in Article VIII.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Encumbrances” means:

(a) any Liens on any assets of Parent or any Subsidiary existing on the date hereof and set forth on Schedule 6.02, provided that each such Lien shall not apply to any other asset of Parent or any Subsidiary, other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the assets covered by such Lien on the date hereof;

(b) any Lien existing on any asset prior to the acquisition of such asset by Parent or any Subsidiary after the Effective Date, provided that (i) such Lien has not been created in anticipation of such asset being so acquired, (ii)  such Lien shall not apply to any other asset of Parent or any Subsidiary, other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the assets covered by such Lien on the date of such acquisition of such assets and (iii) such Lien shall secure only the Financial Indebtedness secured by such Lien on the date of such acquisition of such asset;

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(c) any Lien existing on any assets of a Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into Parent or a Subsidiary) after the Effective Date prior to the time such Person becomes a Subsidiary (or is so merged or consolidated), provided that (i) such Lien has not been created in anticipation of such Person becoming a Subsidiary (or such merger or consolidation), (ii)  such Lien shall not apply to any other asset of Parent or any Subsidiary, other than the assets covered by such Lien on the date such Person becomes a Subsidiary (or is so merged or consolidated) or to proceeds and products thereof and after-acquired property that is affixed thereto or incorporated therein, (iii) such Lien shall secure only the Financial Indebtedness secured by such Lien on the date such Person becomes a Subsidiary (or is so merged or consolidated) and (iv)  in the case of any Person becoming a Subsidiary as a result of a Division where the dividing person is Parent or a Subsidiary, such Lien was permitted by this clause (c) immediately prior to the consummation of such Division;

(d) any Lien created to secure new Financial Indebtedness, directly or indirectly, incurred for the purpose of purchasing, constructing, developing or improving any assets (including purchasing Equity Interests), provided that (i) such Lien shall secure only such Financial Indebtedness, (ii) such Lien shall apply only to the assets so purchased, constructed, developed or improved (and to proceeds and products of, and in the case of assets other than Equity Interests, after-acquired property that is affixed or incorporated into or assets related to, the assets so purchased, constructed, developed or improved) and (iii) such Liens and the Financial Indebtedness secured thereby are incurred prior to or within 360 days after such purchase or the completion of such construction, development or improvement; provided that individual financings of equipment or other fixed or capital assets in favor of any Person (or its Affiliates) that are, in each case, permitted to be secured under this clause (d) may be cross-collateralized to other such financings provided by such Person (or its Affiliates);

(e) any Lien for any borrowings from any financial institution for the purpose of financing any import or export contract in respect of which any part of the price receivable is guaranteed or insured by such financial institution carrying on an export credit guarantee or insurance business, provided that (i) such Lien applies only to the assets that are the subject of such import or export contract and (ii) the amount of Financial Indebtedness secured thereby does not exceed the amount so guaranteed or insured;

(f) any Lien for moneys borrowed from an international or governmental development agency or authority to finance the development of a specific project where such Lien is required by applicable law or practice and where the Lien is created only over assets used in or derived from the development of such project (and over to proceeds and products thereof, and after-acquired property that is affixed or incorporated into or assets related to, the assets used in or derived from the development of such project);

(g) any Lien created in favor of co-venturers of Parent or any Subsidiary pursuant to any agreement relating to an unincorporated joint venture, provided that (i) such Lien applies only to the Equity Interests in, or the assets of, such unincorporated joint venture and (ii) such Lien secures solely the payment of obligations arising under such agreement;

(h) any Lien over goods and products, or documents of title to goods and products, arising in the ordinary course of business in connection with letters of credit and similar transactions, provided that such Lien secures only the acquisition cost or selling price (and amounts incidental thereto) of such goods and products required to be paid in the ordinary course of business of Parent or any Subsidiary;

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(i) any Lien arising by operation of law in the ordinary course of business of Parent or any Subsidiary;

(j) any Lien created by Parent or any Subsidiary over a Project Asset of Parent or such Subsidiary, provided that such Lien secures (i) in the case of a Lien over assets or property referred to in clause (a) of the definition of Project Assets, Limited Recourse Indebtedness incurred by Parent or such Subsidiary and (ii) in the case of a Lien over Equity Interests referred to in clause (b) of the definition of Project Assets, Limited Recourse Indebtedness incurred by the direct Subsidiary of Parent or such Subsidiary;

(k) any Lien of a collection bank, bankers’ Liens, rights of setoff and other similar Liens or arising under any netting or set-off arrangement entered into by Parent or any Subsidiary in the ordinary course of its banking arrangements ;

(l) any Lien created by Parent or any Subsidiary securing any Financial Indebtedness that repays, refinances, renews, extends or replaces all or any of the Financial Indebtedness secured by a Lien permitted by clause (a), (b), (c), (d) or (j) of this definition (each, an “Existing Security”), provided that (i) such Lien does not extend to any asset or property (and any proceeds and products thereof and after-acquired property that is affixed thereto or incorporated therein or assets related thereto) which was not expressed to be subject to the Existing Security, (ii) the amount of Financial Indebtedness secured by such Lien does not exceed the principal amount of Financial Indebtedness that was outstanding and secured by the Existing Security at the time of such repayment, refinancing, renewal, extension or replacement, plus any accrued but unpaid interest thereon, fees, premiums and reasonable expenses incurred in connection with such repayment, refinancing, renewal, extension or replacement, and (iii) in the case of an Existing Security permitted by clause (j) of this definition, such Financial Indebtedness constitutes Limited Recourse Indebtedness;

(m) pledges or deposits to secure obligations of Parent or any Subsidiary under workers’ compensation laws, unemployment insurance and other social security or similar laws (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code) or to secure letters of credit, bank guarantees or similar instruments supporting any such obligations;

(n) the interest of a vendor or a lessor under any conditional sale agreement;

(o) Liens imposed by law for Taxes to the extent not past due or are being contested in good faith by appropriate proceedings;

(p) Liens securing judgments for the payment of money not constituting an Event of Default (or appeal or other surety bonds relating to such judgments);

(q) pledges and deposits to secure the performance of bids, trade contracts and leases (other than Finance Leases), public or statutory obligations (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business;

(r) Liens arising from the filing of precautionary UCC financing statements or similar filings in connection with operating leases or purchase or consignment of goods;

(s)  Liens on accounts receivable (and related assets) arising from the filing of a precautionary UCC financing statement or similar filings in connection with the sale of accounts receivable in a transaction that does not give rise to, and that is not made in connection with the incurrence of, indebtedness (including any indebtedness owed to a special purpose entity) under US GAAP of Parent or any of its Subsidiaries;

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(t) pledges or deposits of cash to secure obligations under letters of credit, bank guarantees or similar instruments, in each case, incurred in the ordinary course of business;

(u) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in good faith by appropriate proceedings;

(v) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Parent or any Subsidiary;

(w) leases, licenses, subleases or sublicenses granted to third parties in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of Parent or any Subsidiary;

(x) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purpose;

(y) Liens on cash collateral deposited into any escrow account pursuant to customary escrow arrangement but only to the extent (i) such cash collateral is deposited in connection with an acquisition for which a binding acquisition agreement or letter of intent has been entered into by Parent or a Subsidiary and (ii) such cash collateral is released only to fund such acquisition and related costs, or in the event such acquisition is not effected, such cash collateral shall be released from such escrow;

(z) Liens that are contractual rights of set-off;

(aa) in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.03, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(bb) in the case of (i) any Subsidiary that is not a wholly-owned Subsidiary or (ii) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any first rights of refusal, options, put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the organizational documents or other applicable agreement of such Subsidiary or such other Person or any related joint venture, shareholders’, partnerships or similar agreement; and

(cc) Liens on cash and cash equivalents deposited with a trustee or a similar Person to defease or to satisfy and discharge any Financial Indebtedness.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan or Foreign Pension Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Parent or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

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“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board of Governors in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or in any similar release by the Board of Governors (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Private Side Information” means information that (a) is not available to all holders of Traded Securities of Parent and its Subsidiaries and (b) is material non-public information (for purposes of securities laws of the United States, Australia, the Bailiwick of Jersey and any other applicable jurisdiction).

“Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.

“Project” means any project or development undertaken or proposed to be undertaken by Parent or any Subsidiary involving (a) the acquisition of assets or property, (b) the development of assets or property for exploitation by Parent or any Subsidiary or (c) the acquisition and development of assets or property for exploitation by Parent or any Subsidiary.

“Project Assets” means (a) any asset or property of Parent or any Subsidiary relating to the creation or development of a Project or proposed Project of Parent or such Subsidiary, including any assets or property of Parent or such Subsidiary derived from, produced by or related to such Project and (b) any fully paid shares or other Equity Interests in any Subsidiary that are held by the direct parent of such Subsidiary, provided that (i) such Subsidiary carries on no material business other than the business of such Project or proposed Project, and owns no material assets other than the assets referred to in clause (a) above, and (ii) there is no recourse to such direct parent other than to those fully paid shares or other Equity Interests and the rights and proceeds in respect of such shares or Equity Interests (any such Subsidiary, a “Project Subsidiary”).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive Private Side Information.

“Qualified Material Acquisition” means any Acquisition by Parent or any of the Subsidiaries for which the aggregate consideration exceeds US$375,000,000 (or the equivalent thereof in any other currency), it being understood and agreed that the Berry Acquisition will, upon consummation, be deemed to constitute a Qualified Material Acquisition.

“Recipient” means the Administrative Agent or any Lender (including the Swingline Lender), as applicable.

“Reference Time”, with respect to any setting of the then current Benchmark shall mean (a) if such Benchmark is the Adjusted Term SOFR, 5:00 a.m., Chicago time, on the day that is two US Government Securities Business Days preceding the date of such setting, (b) if such Benchmark is the Adjusted Daily Simple SOFR, then two US Government Securities Business Days prior to such setting, (c) if such Benchmark is the Adjusted EURIBOR, 11:00 a.m., Brussels time, two TARGET Days preceding the date of such setting, (d) if such Benchmark is the Daily Simple SONIA, then two RFR Business Days prior to such setting or (e) otherwise, the time determined by the Administrative Agent in its reasonable discretion.

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“Register” has the meaning set forth in Section 9.04(b).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, trustees, employees, agents, representatives and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal or leaching into or migration through the environment.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Revolving Loans denominated in US Dollars, the Board of Governors and/or the NYFRB, or a committee officially endorsed or convened by the Board of Governors and/or the NYFRB or, in each case, any successor thereto, (b) with respect to a Benchmark Replacement in respect of Revolving Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto and (c) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto.

“Relevant Rate” means (a) with respect to any Term Benchmark Revolving Borrowing denominated in US Dollars, the Adjusted Term SOFR, (b) with respect to any Term Benchmark Revolving Borrowing denominated in Euros, the Adjusted EURIBOR, (c) with respect to any RFR Revolving Borrowing denominated in US Dollars, the Adjusted Daily Simple SOFR, (d) with respect to any RFR Revolving Borrowing denominated in Sterling, the Daily Simple SONIA or (e) with respect to any RFR Borrowing denominated in Euro, the Daily Simple ESTR, as applicable.

“Relevant Screen Rate” means (a) with respect to any Term Benchmark Revolving Borrowing denominated in US Dollars, the Term SOFR Reference Rate and (b) with respect to any Term Benchmark Revolving Borrowing denominated in Euro, the EURIBOR Screen Rate, as applicable.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and Unused Commitments representing more than 50% of the sum of the Aggregate Revolving Credit Exposure and the unused Aggregate Commitment at such time; provided that, for purposes of the foregoing, the Revolving Credit Exposure of any Lender that is the Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.18 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the Unused Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Lender” has the meaning set forth in Section 1.10.

“Reuters” means Thomson Reuters Corporation, Refinitiv or, in each case, a successor thereto.

“Revolving Borrowing” means any Borrowing comprised of Revolving Loans.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of (a) the sum of the US Dollar Equivalents of the principal amounts of such Lender’s Revolving Loans outstanding at such time and (b) such Lender’s Swingline Exposure at such time.

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“Revolving Loan” means a Loan made by a Lender pursuant to Section 2.01.

“RFR Borrowing” means any Borrowing comprised of RFR Loans.

“RFR Business Day” means (a) for any Loan denominated in US Dollars, a US Government Securities Business Day, (b) for any Loan denominated in Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (c) for any Swingline Loan denominated in Euro, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day that is not a TARGET Day.

“RFR Loan” means a Loan that bears interest at a rate determined by reference to the applicable Daily Simple RFR.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to its rating agency business.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of comprehensive Sanctions (at the date of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, non-government controlled portions of the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, His Majesty’s Treasury of the United Kingdom, the Department of Foreign Affairs and Trade (Australia) or Switzerland and the Swiss State Secretariat for Economic Affairs and Directorate of International Law, (b) any Person operating from, or organized or resident in, a Sanctioned Country or (c) any Person owned or controlled (as such terms are defined by applicable Sanctions) by any Person or Persons referred to in clause (a) or (b) above.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom, (c) the Australian government, (d) the government of the Bailiwick of Jersey or (e) Switzerland and the Swiss State Secretariat for Economic Affairs and Directorate of International Law.

“SEC” means the United States Securities and Exchange Commission.

“Significant Subsidiary” means (a) each Subsidiary Borrower and (b) each other Subsidiary (i) the total assets of which (determined on a consolidated basis for such Subsidiary and its subsidiaries, but eliminating all intercompany items) represent 5.0% or more of the consolidated total assets of Parent and its Subsidiaries or (ii) the consolidated revenues of which (determined on a consolidated basis for such Subsidiary and its subsidiaries, but eliminating all intercompany items) represent 5.0% or more of the consolidated revenues of Parent and its Subsidiaries, in each case, determined in accordance with GAAP as of the end of, or for, the most recent period of four consecutive fiscal quarters of Parent for which financial statements are available; provided that if as of the last day of or for any period of four consecutive fiscal quarters of Parent the combined consolidated total assets or combined consolidated revenues of all Subsidiaries that under clauses (i) and (ii) above would not constitute Significant Subsidiaries would, but for this proviso, exceed 10.0% of the consolidated total assets of Parent and its Subsidiaries or 10.0% of the consolidated revenues of Parent and its Subsidiaries, in each case as of the last day of or for such period, then one or more of such excluded Subsidiaries shall for all purposes of this Agreement be deemed to be Significant Subsidiaries in descending order based on the amounts (determined on a consolidated basis for such Subsidiary and subsidiaries) of their total assets or revenues, as the case may be, until such excess shall have been eliminated.

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“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator on the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Provision” has the meaning set forth in Section 1.10.

“Statutory Reserve Rate” means a fraction (expressed as a decimal, carried out to five decimal places), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors to which the Administrative Agent is subject with respect to the Adjusted EURIBOR for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentages shall include those imposed pursuant to such Regulation D. Term Benchmark Revolving Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” means the lawful currency of the United Kingdom.

“Subordinated Debt Allowance” means, on any date, Financial Indebtedness of any Borrower or any Subsidiary Guarantor that is unsecured and junior and subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent.

“Subsequent Borrowing” has the meaning set forth in Section 2.07(d).

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with US GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which Equity Interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

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“Subsidiary” means any subsidiary of Parent.

“Subsidiary Borrower” means (a) each of Amcor Australia, Amcor US, Amcor UK and Amcor Flexibles and (b) each other Subsidiary that has been designated as a Subsidiary Borrower by Parent pursuant to Section 2.19, in each case, for so long as such Person has not ceased to be a Subsidiary Borrower as provided in such Section as of such time.

“Subsidiary Borrower Agreement” means a Subsidiary Borrower Agreement substantially in the form of Exhibit D-1 or any other form approved by the Administrative Agent.

“Subsidiary Borrower Termination” means a Subsidiary Borrower Termination substantially in the form of Exhibit D-2 or any other form approved by the Administrative Agent.

“Subsidiary Guarantor” means any Subsidiary of Parent that, on or after the Effective Date, is a party to, and provides a Guarantee of the Obligations under, the Guarantee Agreement; provided that, for purposes of Section 6.01, such Subsidiary shall not be deemed to be a Subsidiary Guarantor or a Loan Party if the Administrative Agent determines, in its reasonable discretion, that such Subsidiary is subject to any applicable law (including any financial assistance rule or any corporate benefit rule) impeding in any material respect the ability of such Subsidiary to perform in full its obligations under the Guarantee Agreement (without giving effect to any limitations on such obligations relating to law that is set forth in the Guarantee Agreement) and advises Parent thereof in writing.

“Swingline Borrowing” means any Borrowing comprised of Swingline Loans.

“Swingline Commitment” means the commitment of the Swingline Lender to make Swingline Loans pursuant to Section 2.04 in a maximum aggregate principal amount equal to the amount set forth opposite its name on Schedule 2.01 as its “Swingline Commitment”. The amount of the Swingline Commitment on the Effective Date is €60,000,000.

“Swingline Exposure” means, at any time, the sum of the US Dollar Equivalents of the principal amounts of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the sum of the US Dollar Equivalents of the principal amounts of all Swingline Loans outstanding at such time (excluding, in the case of any Lender that is the Swingline Lender, Swingline Loans made by such Lender and outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.18 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is the Swingline Lender, the sum of the US Dollar Equivalents of the principal amounts of all Swingline Loans made by such Lender and outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans.

“Swingline Lender” means JPMorgan, in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Syndication Agents” means Bank of America, N.A., BNP Paribas, Citibank, N.A., Mizuho Bank, Ltd., Wells Fargo Bank, N.A., London Branch, ING Bank N.V., Amsterdam, Lancy/Geneva Branch, UBS Securities LLC and Goldman Sachs Lending Partners LLC, each in its capacity as syndication agent for the credit facility established hereunder.

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“T2” means the real time gross settlement system operated by the Eurosystem (or, if such system ceases to be operative, such other system (if any) determined by the Administrative Agent to be a suitable replacement).

“TARGET Day” means any day on which T2 is open for the settlement of payments in Euro.

“Tax Confirmation” means a confirmation by a Lender that the Person beneficially entitled to interest payable to such Lender in respect of an advance under a Loan Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

	(i)	a company so resident in the United Kingdom for United Kingdom tax purposes; or

	(ii)	a company not so resident in the United Kingdom for United Kingdom tax purposes which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of a Loan Document that falls to it by reason of Part 17 of the CTA; or

(c)	a company not so resident in the United Kingdom for United Kingdom tax purposes which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any interest payable to it in respect of a Loan Document.

“Taxes” means all present or future taxes (including, for the avoidance of doubt, any VAT), levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges or surcharges, in each case, in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, and “Tax” and “Taxation” shall be construed accordingly.

“Term Benchmark Borrowing” means any Borrowing comprised of Term Benchmark Loans.

“Term Benchmark Loan” means any Loan that bears interest at a rate determined by reference to the Adjusted Term SOFR or the Adjusted EURIBOR.

“Term SOFR” means, with respect to any Term Benchmark Revolving Borrowing denominated in US Dollars and for a tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two US Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Borrowing” means any Borrowing comprised of Term SOFR Loans.

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“Term SOFR Loan” means any Loan that bears interest at a rate determined by reference to the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of Alternate Base Rate).

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Revolving Borrowing denominated in US Dollars and for a tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m., New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for such tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding US Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding US Government Securities Business Day is not more than five US Government Securities Business Days prior to such Term SOFR Determination Day.

“Test Period” means the period of four consecutive fiscal quarters of Parent most recently ended for which Consolidated Financial Statements have been delivered (or are required to have been delivered) pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, are referred to in Section 3.05(a)).

“Titled Person” has the meaning set forth in Article VIII .

“Total Net Indebtedness” means, as of any date (a) the sum of (i) the aggregate amount of outstanding long-term debt (including the current portion of long-term debt) and short-term debt as disclosed in the most recent Consolidated Financial Statements delivered pursuant to Section  5.01(a) or 5.01(b), but (x) for the avoidance of doubt, excluding retirement and other employee benefit obligations and “Other current liabilities” and “Other non-current liabilities”, in each case as disclosed in such Consolidated Financial Statements, and (y) excluding any Financial Indebtedness falling within the Subordinated Debt Allowance, and (ii) without duplication, any Guarantees of long-term debt or short-term debt given by Parent or any Subsidiary that are outstanding on such date, minus (b) cash and cash equivalents of Parent and its Subsidiaries (including short-term deposits held with financial institutions) on such date, all as determined on a consolidated basis in accordance with US GAAP.

“Traded Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, in each case that have been issued pursuant to a public offering under the laws of the United States, Australia, the Bailiwick of Jersey or any other applicable jurisdiction or pursuant to Rule 144A or a similar private placement under the laws of the United States, Australia, the Bailiwick of Jersey or any other applicable jurisdiction.

“Transactions” means (a) the execution, delivery and performance by Parent and each other Loan Party of the Loan Documents to which it is a party, (b) in the case of the Borrowers, the borrowing of Loans hereunder and the use of the proceeds thereof and (c) the payment of fees and expenses incurred in connection with the foregoing.

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“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of Alternate Base Rate), the Adjusted EURIBOR, the Adjusted Daily Simple SOFR, the Daily Simple SONIA, the Daily Simple ESTR (in the case of Swingline Loans only) or the Alternate Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“UK Non-Bank Lender” means a Lender which has given a Tax Confirmation in the documentation which it executes on becoming a Lender.

“UK Qualifying Lender” means, in relation to a payment by or in respect of a UK Subsidiary Borrower under a Loan Document, a Lender which is beneficially entitled (in the case of a UK Treaty Lender, within the meaning of the relevant UK Treaty) to interest payable to such Lender under a Loan Document and is:

(a)	a Lender:

(i)	which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(ii)	in respect of an advance made under a Loan Document by a Person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(b)	a Lender which is:

(i)	a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)	a partnership each member of which is:

(A)	a company so resident in the United Kingdom for United Kingdom tax purposes; or

(B)	a company not so resident in the United Kingdom for United Kingdom tax purposes which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of a Loan Document that falls to it by reason of Part 17 of the CTA; or

(iii)	a company not so resident in the United Kingdom for United Kingdom tax purposes which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any interest payable to it in respect of a Loan Document; or

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(c)	a UK Treaty Lender.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Subsidiary Borrower” means any Subsidiary Borrower organized under the laws of England and Wales.

“UK Treaty Lender” means, in relation to a payment of interest by or in respect of a UK Subsidiary Borrower under a Loan Document, a Lender which:

(a)	is treated as a resident of a UK Treaty State for the purposes of the relevant UK Treaty and is entitled to the benefit of such UK Treaty;

(b)	does not carry on a business in the United Kingdom through a permanent establishment with which such Lender’s participation in the Loans is effectively connected; and

(c)	assuming that all procedural formalities have been completed, fulfils all other conditions which must be fulfilled in order to benefit from full exemption under the relevant UK Treaty and UK domestic law from Tax imposed by the United Kingdom on interest payable to such Lender in respect of an advance under a Loan Document.

“UK Treaty State” means a jurisdiction having a double taxation agreement (a “UK Treaty”) in force with the UK which makes provision for full exemption from Tax imposed by the UK on interest.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means, with respect to any Lender, the appointment of an administrator or other similar supervisory official by a supervisory authority or regulator pursuant to the law of the country where such Lender is subject to home jurisdiction supervision if the applicable law of such country requires that such appointment not be publicly disclosed (and such appointment has not been publicly disclosed).

“United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

“United States” means the United States of America.

“Unsecured Rating” means, with respect to the rating by Moody’s, S&P or Fitch at any time, (a) the public rating assigned by Moody’s, S&P or Fitch, as the case may be, to the Index Debt of Parent at such time or (b) if Moody’s, S&P or Fitch, as the case may be, shall not have in effect at such time a rating referred to in clause (a), then the public corporate rating (however denominated) assigned by Moody’s, S&P or Fitch, as the case may be, to Parent at such time.

“Unused Commitment” means, at any time with respect to any Lender, the Commitment of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time.

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“US Dollar Equivalent” means, on any date of determination, (a) with respect to the principal amount of any Loan denominated in US Dollars, such amount, and (b) with respect to the principal amount of any Loan denominated in an Alternative Currency, the equivalent in US Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.06 using the Exchange Rate with respect to such Alternative Currency at the time in effect under the provisions of Section 1.06.

“US Dollars” or “US$” refers to lawful money of the United States.

“US GAAP” means generally accepted accounting principles in the United States of America, as in effect, subject to Section 1.05(a), from time to time.

“US Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“US Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“VAT” means (a) any value added tax imposed pursuant to the United Kingdom Value Added Tax Act 1994; (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) (as amended) and any national legislation implementing that Directive or any predecessor to or supplemental to that Directive; and (c) any other Tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such Tax referred to in clause (a) or (b) of this definition, or imposed elsewhere.

“VAT Recipient” has the meaning set forth in Section 2.15(m)(ii).

“VAT Relevant Party” has the meaning set forth in Section 2.15(m)(ii).

“VAT Supplier” has the meaning set forth in Section 2.15(m)(ii).

“wholly-owned”, when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned subsidiary of such Person or any combination thereof.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

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SECTION 1.02.             Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term SOFR Loan”) or by Class and Type (e.g., a “Term SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term SOFR Borrowing”) or by Class and Type (e.g., a “Term SOFR Revolving Borrowing”).

SECTION 1.03.             Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Except as otherwise provided herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits, Schedules and Annexes shall be construed to refer to Articles and Sections of, and Exhibits, Schedules and Annexes to, this Agreement.

SECTION 1.04.             Jersey Terms. In each Loan Document, where it relates to a Person incorporated, established, constituted or formed in, or which carries on, or has carried on, business in, or that owns immovable property in, Jersey, a reference to:

(a)                 “composition”, “assignment”, “administration”, “insolvency”, “insolvent”, “bankruptcy” or “liquidation” includes, without limitation, “bankruptcy” (as that term is interpreted pursuant to Article 8 of the Interpretation (Jersey) Law 1954), a compromise or arrangement of the type referred to in Article 125 of the Jersey Companies Law, any procedure or process referred to in Part 21 of the Jersey Companies Law, and any other similar proceedings affecting the rights of creditors generally under Jersey law, and shall be construed so as to include any equivalent or analogous proceedings;

(b)                a “liquidator”, “receiver”, “administrator” or the like includes, without limitation, the Viscount of the Royal Court of Jersey, Autorisés, any provisional liquidator or liquidator appointed pursuant to Part 21 of the Jersey Companies Law, or any other Person performing the same function of each of the foregoing;

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(c)                a “security interest”, “security”, “encumbrance” or the like includes, without limitation, any hypothèque, whether conventional, judicial or arising by operation of law and any security interest created pursuant to the Security Interests (Jersey) Law 1983 or Security Interests (Jersey) Law 2012 and any related legislation; and

(d)                any equivalent or analogous procedure or step being taken in connection with insolvency includes any corporate action, legal proceedings or other formal procedure or step being taken in connection with an application for a declaration of en désastre being made in respect of any such Person or any of its assets (or the making of such declaration) or the service of a statutory demand pursuant to Part 21 of the Jersey Companies Law in respect of such Person.

SECTION 1.05.             Accounting Terms; Pro Forma Calculations.  (a)  Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with US GAAP as in effect from time to time; provided that if Parent, by notice to the Administrative Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in US GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent or the Required Lenders, by notice to Parent, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in US GAAP or in the application thereof, then (i) such provision shall be interpreted on the basis of US GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) Parent shall provide such statements of reconciliation as are reasonably necessary to enable calculations of any ratio or amount set forth herein on the basis of US GAAP as in effect and applied before such change shall have become effective. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed (other than for purposes of Sections 3.05(a), 5.01(a) and 5.01(b)), and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Financial Indebtedness or other liabilities of Parent or any Subsidiary at “fair value” as defined therein, (ii) any treatment of Financial Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Financial Indebtedness in a reduced or bifurcated manner as described therein, and such Financial Indebtedness shall at all times be valued at the full stated principal amount thereof, and (iii) any treatment of any lease (or similar arrangement conveying the right to use) as a Finance Lease where such lease (or similar arrangement) would not have been required to be so treated under US GAAP as in effect on December 31, 2018, as a result of the effectiveness of the Financial Accounting Standards Board Accounting Standards Codification 842 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretations).

(b)                  All computations in respect of EBITDA for any period required to be made hereunder giving pro forma effect to any Material Acquisition or Material Disposition shall be calculated as if such transaction had occurred on the first day of such period as follows: (i) historical revenues and other historical income statement items (whether positive or negative) directly attributable to the property or Person subject to such Material Acquisition or Material Disposition (x) in the case of a Material Acquisition, shall be included (but without giving effect to any cost savings or synergies) and (y) in the case of a Material Disposition, shall be excluded and (ii) any retirement of Financial Indebtedness and any Financial Indebtedness incurred or assumed by Parent or any of the Subsidiaries in connection therewith shall be given pro forma effect as if the same had occurred on the first day of such period (and if any such Financial Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Financial Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedge Agreement applicable to such indebtedness if such Hedge Agreement has a remaining term in excess of 12 months)).

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SECTION 1.06.           Currency Translation. The Administrative Agent shall determine the US Dollar Equivalent of any Borrowing denominated in an Alternative Currency on each applicable Exchange Rate Date, in each case using the Exchange Rate for such Alternative Currency in relation to US Dollars in effect on the date of determination, and such amount shall be the US Dollar Equivalent of such Borrowing until the next required calculation thereof pursuant to this sentence.

SECTION 1.07.          Syndicated Facility Agreement. This Agreement is a “syndicated facility agreement” for the purposes of section 128F(11)(a) of the Australian Tax Act.

SECTION 1.08.           Interest Rate; Benchmark Notification. The interest rate on any Loan denominated in US Dollars or an Alternative Currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.12(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing rate being replaced, or have the same volume or liquidity as any existing interest rate, prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no Liability to the Borrowers, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.09.           Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws) (each, a “Division”): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.10.           Blocking Regulations. In relation to any Lender that is incorporated in Germany or otherwise is subject to the regulations referred to below (each, a “Restricted Lender”), any representation, warranty or covenant set forth herein that refers to Sanctions and/or a Sanctioned Person (each, a “Specified Provision”) shall only apply for the benefit of such Restricted Lender to the extent that such Specified Provision would not result in (a) a violation of, conflict with or liability under EU Regulation (EC) 2271/96 (or any implementing law or regulation in any member state of the European Union or any similar applicable blocking or anti-boycott law or regulation in the UK) or (b) a violation of or conflict with section 7 foreign trade rules (AWV) (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 no. 3 foreign trade law (AWG) (Außenwirtschaftsgesetz)) or a similar anti-boycott statute (the “Mandatory Restrictions”). In the case of any consent or direction by Lenders in respect of any Specified Provision of which a Restricted Lender does not have the benefit due to a Mandatory Restriction, then, notwithstanding anything to the contrary in the definition of Required Lenders, for so long as such Restricted Lender shall be subject to a Mandatory Restriction, the Commitment and Revolving Credit Exposure of such Restricted Lender will be disregarded for the purpose of determining whether the requisite consent of the Lenders has been obtained or direction by the requisite Lenders has been made, it being agreed, however, that, unless, in connection with any such determination, the Administrative Agent shall have received written notice from any Lender stating that such Lender is a Restricted Lender with respect thereto, each Lender shall be presumed, in connection with such determination, not to be a Restricted Lender. In the case of any Non-US Loan Party that is subject to any Mandatory Restriction, such Non-US Loan Party will not be deemed to have made any representation, warranty or covenant that is a Specified Provision if it would result in a violation by such Non-US Loan Party of any Mandatory Restriction.

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ARTICLE II

The Credits

SECTION 2.01.           Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans denominated in US Dollars or any Alternative Currency to each Borrower from time to time during the Availability Period in an aggregate principal amount for all such Revolving Loans that will not result in (after giving effect to any application of proceeds of such Revolving Loans pursuant to Section 2.09) (a) the Aggregate Revolving Credit Exposure exceeding the Aggregate Commitment or (b) the Revolving Credit Exposure of any Lender exceeding its Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02.           Loans and Borrowings. (a)  Each Revolving Loan shall be made as part of a Revolving Borrowing consisting of Revolving Loans of the same Type and currency made by the Lenders ratably in accordance with their respective Commitments to the same Borrower. Each Swingline Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)                Subject to Section 2.12, (i) each Revolving Borrowing denominated in US Dollars shall be comprised entirely of ABR Revolving Loans, Daily Simple SOFR Revolving Loans or Term SOFR Revolving Loans, as the applicable Borrower (or Parent on its behalf) may request in accordance herewith, (ii) each Revolving Borrowing denominated in Sterling shall be comprised entirely of Daily Simple SONIA Revolving Loans, (iii) each Revolving Borrowing denominated in Euros shall be comprised entirely of EURIBOR Revolving Loans and (iv) each Swingline Loan shall be a Daily Simple ESTR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)                At the commencement of each Interest Period for any Term Benchmark Revolving Borrowing, such Revolving Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that (i) any Term Benchmark Revolving Borrowing that results from a continuation of an outstanding Term Benchmark Revolving Borrowing may be in an aggregate amount that is equal to such outstanding Term Benchmark Revolving Borrowing and (ii) a Term Benchmark Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitment. At the time each ABR Revolving Borrowing or any RFR Revolving Borrowing is made, such Revolving Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Revolving Borrowing or an RFR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitment. At the time each Swingline Borrowing is made, such Borrowing shall be in an amount that is an integral multiple of €1,000,000 and not less than €5,000,000; provided that a Swingline Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitment. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 (or such greater number as may be agreed to by the Administrative Agent) Term Benchmark Revolving Borrowings and RFR Revolving Borrowings outstanding.

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(d)                Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert to or continue, any Term Benchmark Revolving Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03.             Requests for Revolving Borrowings. To request a Revolving Borrowing, the applicable Borrower (or Parent on its behalf) shall notify the Administrative Agent (a) in the case of a Term Benchmark Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Revolving Borrowing, (b) in the case of an RFR Revolving Borrowing, not later than 11:00 a.m., New York City time, three RFR Business Days before the date of the proposed Revolving Borrowing or (c) in the case of an ABR Revolving Borrowing, not later than 9:00 a.m., New York City time, on the date of the proposed Revolving Borrowing. Each such request shall be made by delivery to the Administrative Agent of a written Borrowing Request executed by a Financial Officer of the applicable Borrower (or, if applicable, of Parent) (provided that if such Borrowing Request is delivered through an Approved Borrower Portal, then the foregoing signature requirement may be waived by the Administrative Agent in its sole discretion). Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(i)                 the Borrower requesting such Revolving Borrowing (or on whose behalf Parent is requesting such Revolving Borrowing);

(ii)                the currency and the principal amount of such Revolving Borrowing;

(iii)               the date of such Revolving Borrowing, which shall be a Business Day;

(iv)              the Type of such Revolving Borrowing;

(v)                in the case of a Term Benchmark Revolving Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)               the location and number of the account of the applicable Borrower to which funds are to be disbursed (which, if not at a bank located in the United States, shall be reasonably satisfactory to the Administrative Agent).

If no currency is specified with respect to any requested Revolving Borrowing, then the applicable Borrower (or Parent on its behalf) shall be deemed to have selected US Dollars. If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be (A) in the case of a Revolving Borrowing denominated in US Dollars, an ABR Revolving Borrowing, (B) in the case of a Revolving Borrowing denominated in Euro, a EURIBOR Revolving Borrowing and (C) in the case of a Revolving Borrowing denominated in Sterling, a Daily Simple SONIA Revolving Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Revolving Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the requested Revolving Borrowing of the details thereof and of the amount of such Lender’s Revolving Loan to be made as part of the requested Revolving Borrowing.

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SECTION 2.04.           Swingline Loans. (a)  Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans denominated in Euros to each Borrower from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of the outstanding Swingline Loans made by the Swingline Lender exceeding its Swingline Commitment, (ii) the Aggregate Revolving Credit Exposure exceeding the Aggregate Commitment, (iii) the Revolving Credit Exposure of any Lender exceeding its Commitment or (iv) in the event the Existing Maturity Date shall have been extended as provided in Section 2.08(b), the Swingline Exposure attributable to Swingline Loans maturing after such Existing Maturity Date exceeding the total Commitments that shall have been extended to a date after the latest maturity date of such Swingline Loans; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

(b)                To request a Swingline Borrowing, the applicable Borrower (or Parent on its behalf) shall notify the Administrative Agent of such request not later than 11:00 a.m., London time, on the day of the proposed Swingline Borrowing. Each such request shall be made by delivery to the Administrative Agent of a written Borrowing Request executed by a Financial Officer of the applicable Borrower (or, if applicable, of Parent) (provided that if such Borrowing Request is delivered through an Approved Borrower Portal, then the foregoing signature requirement may be waived by the Administrative Agent in its sole discretion). Each Borrowing Request shall specify, in compliance with Section 2.02, the requested date of such Swingline Borrowing (which shall be a Business Day), the principal amount of the requested Swingline Borrowing and the location and number of the account of the applicable Borrower to which funds are to be disbursed (which, if not at a bank located in the United States, shall be reasonably satisfactory to the Administrative Agent). Promptly following the receipt of a Borrowing Request in accordance with this Section (and in any event not later than 1:00 p.m., London time, on the day of the proposed Swingline Borrowing), the Administrative Agent shall advise the Swingline Lender of the amount of the Swingline Loan requested to be made. The Swingline Lender shall make each Swingline Loan by wire transfer of immediately available funds in Euro to the account specified in such Borrowing Request by 3:00 p.m., London time, on the requested date of such Swingline Loan.

(c)                The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Lenders to acquire participations in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate principal amount of the Swingline Loans in which the Lenders will be required to participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees to pay (in Euro), on the first Business Day following receipt of notice as provided above, to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that, in making any Swingline Loan, the Swingline Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrowers deemed made pursuant to Section 4.02, unless, at least one Business Day prior to the time such Swingline Loan was made, the Required Lenders shall have notified the Swingline Lender (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(a) or 4.02(b) would not be satisfied if such Swingline Loan were then made (it being understood and agreed that, in the event the Swingline Lender shall have received any such notice, the Swingline Lender shall not have any obligation to make any Swingline Loan until and unless the Swingline Lender shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist). Each Lender further acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the applicable Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from a Borrower (or other Person on behalf of such Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to a Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not constitute a Loan and shall not relieve any Borrower of its obligation to repay such Swingline Loan.

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SECTION 2.05.            Funding of Borrowings. (a)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 1:30 p.m., New York City time (or, in the case of ABR Revolving Loans, such later time as shall be two hours after the delivery by or on behalf of the applicable Borrower of a Borrowing Request therefor in accordance with Section 2.03), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the applicable Borrower by promptly remitting the amounts so received, in like funds, to the account designated in the applicable Borrowing Request.

(b)                Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the Overnight Rate or (ii) in the case of a payment to be made by such Borrower, the interest rate applicable to the subject Loan pursuant to Section 2.11. If any Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays such amount to the Administrative Agent, then the applicable Borrower shall not be required to pay such amount to the Administrative Agent and such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

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SECTION 2.06.           Interest Elections. (a)  Each Revolving Borrowing initially shall be of the Type and, in the case of a Term Benchmark Revolving Borrowing, shall have an initial Interest Period as specified in the applicable Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the applicable Borrower (or Parent on its behalf) may elect to convert such Revolving Borrowing (if denominated in US Dollars) to a Revolving Borrowing of a different Type or to continue such Revolving Borrowing and, in the case of a Term Benchmark Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower (or Parent on its behalf) may elect different options with respect to different portions of an affected Revolving Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Revolving Loans comprising such Revolving Borrowing and the Revolving Loans resulting from an election made with respect to any such portion shall be considered a separate Revolving Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued. Notwithstanding any other provision of this Section, no Borrower shall be permitted to change the currency of any Revolving Borrowing, to elect a Type for any Revolving Borrowing not available under Section 2.02(b) for the currency in which such Revolving Borrowing is denominated or to elect an Interest Period for a Term Benchmark Revolving Borrowing that does not comply with Section 2.02(d).

(b)                To make an election pursuant to this Section, the applicable Borrower (or Parent on its behalf) shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type and in the currency resulting from such election to be made on the effective date of such election. Each such election shall be made by delivery to the Administrative Agent of a written Interest Election Request executed by a Financial Officer of the applicable Borrower (or, if applicable, of Parent) (provided that if such Interest Election Request is delivered through an Approved Borrower Portal, then the foregoing signature requirement may be waived by the Administrative Agent in its sole discretion). Each Interest Election Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(i)                 the Revolving Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Revolving Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Revolving Borrowing);

(ii)                the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)               the Type of the resulting Revolving Borrowing; and

(iv)               if the resulting Revolving Borrowing is to be a Term Benchmark Revolving Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Revolving Borrowing but does not specify an Interest Period, then the applicable Borrower (or Parent on its behalf) shall be deemed to have selected an Interest Period of one month’s duration.

(c)                Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Revolving Borrowing.

(d)                If the applicable Borrower (or Parent on its behalf) fails to deliver a timely Interest Election Request with respect to a Term Benchmark Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Revolving Borrowing is repaid as provided herein, at the end of such Interest Period, (i) in the case of a Term Benchmark Revolving Borrowing denominated in US Dollars, such Revolving Borrowing shall be converted to an ABR Revolving Borrowing and (ii) in the case of a Term Benchmark Revolving Borrowing denominated in Euro, such Revolving Borrowing shall be continued as a Term Benchmark Revolving Borrowing with an Interest Period of one month.

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(e)                Notwithstanding any contrary provision hereof, if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing with respect to any Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, has notified Parent of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Revolving Borrowing denominated in US Dollars may be converted to or continued as a Term SOFR Revolving Borrowing, (ii) unless repaid, each Term SOFR Revolving Borrowing shall be converted to an ABR Revolving Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Term Benchmark Revolving Borrowing denominated in an Alternative Currency shall be continued as a Revolving Borrowing of the applicable Type with an Interest Period of one month’s duration.

SECTION 2.07.         Termination and Reduction of Commitments; Increase of Commitments. (a)  Unless previously terminated, the Commitments shall automatically terminate on the Maturity Date.

(b)                Parent may at any time terminate, or from time to time permanently reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of US$1,000,000 and not less than US$5,000,000 and (ii) Parent shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans and/or Swingline Loans in accordance with Section 2.09, (A) the Aggregate Revolving Credit Exposure would exceed the Aggregate Commitment or (B) the Revolving Credit Exposure of any Lender would exceed its Commitment.

(c)                Parent shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section by delivery to the Administrative Agent of a written notice to that effect, executed by a Financial Officer of Parent, at least three Business Days (or such shorter period as may be reasonably acceptable to the Administrative Agent) prior to the effective date of such termination or reduction, specifying the effective date thereof; provided that if such notice if delivered through an Approved Borrower Portal, then the foregoing signature requirement may be waived by the Administrative Agent in its sole discretion. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by Parent pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Commitments under paragraph (b) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by Parent (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

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(d)                Parent may at any time and from time to time by written notice to the Administrative Agent (which shall promptly upon receipt deliver a copy thereof to each of the Lenders) executed by Parent and one or more Eligible Assignees (each, an “Increasing Lender”), which may include any Lender, cause Commitments of the Increasing Lenders to be increased (or cause the Increasing Lenders to extend new Commitments) in an amount for each Increasing Lender set forth in such notice; provided that (i) no Lender shall have any obligation to increase its Commitment pursuant to this paragraph, (ii) after giving effect to any increase in the Commitments pursuant to this paragraph (a “Commitment Increase”), the aggregate amount of all Commitment Increases established pursuant to this paragraph shall not be greater than US$1,000,000,000, (iii) each Increasing Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent and the Swingline Lender (which approval shall not be unreasonably withheld, delayed or conditioned) and (iv) each Increasing Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed accession agreement in a form reasonably satisfactory to the Administrative Agent and Parent (an “Accession Agreement”). Upon the effectiveness of any Accession Agreement to which any Increasing Lender is a party (and the effectiveness of the new Commitment of such Lender in accordance with this paragraph), such Increasing Lender shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded a Lender hereunder and subject to all obligations of a Lender hereunder. Each Commitment Increase shall become effective on the date specified in the applicable notice delivered pursuant to this paragraph (which date shall be at least five Business Days (or such shorter period as may be reasonably acceptable to the Administrative Agent) after the date of delivery of such notice); provided that no Commitment Increase shall become effective unless (A) the Administrative Agent shall have received, with respect to such Commitment Increase, such opinions, documents and certificates consistent with those delivered under Sections 4.01(b) and 4.01(c) as the Administrative Agent may reasonably request, (B) on the effective date of such Commitment Increase, the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct (x) in the case of the representations and warranties qualified as to materiality, in all respects and (y) otherwise, in all material respects, in each case on and as of the date of such effectiveness, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date (provided that (I) in the case of the representations and warranties set forth in Sections 3.05(b) and 3.08(a), each reference therein to the Effective Date shall be deemed to be a reference to the effective date of such Commitment Increase and (II) in the case of the representation and warranty set forth in Section 3.05(b), the reference therein to June 30, 2024 shall be deemed to be a reference to the date of Parent’s audited Consolidated Financial Statements most recently delivered to the Administrative Agent pursuant to Section 5.01(a)), (C) no Default shall have occurred and be continuing and (D) the Administrative Agent shall have received a certificate dated such date and executed by a Financial Officer of Parent to the effect that the conditions set forth in clauses (B) and (C) above shall have been satisfied. The Administrative Agent shall notify Parent and the Lenders of the effective date of each Commitment Increase (the “Increase Effective Date”), and such notice shall be conclusive and binding. On the Increase Effective Date of any Commitment Increase, (i) the aggregate principal amount of any Revolving Loans outstanding (the “Existing Borrowings”) immediately prior to such Commitment Increase on the Increase Effective Date shall be deemed to be repaid, (ii) each Increasing Lender that shall have had a Commitment prior to such Commitment Increase shall pay to the Administrative Agent by wire transfer of immediately available funds in each applicable currency an amount equal to the difference between (A) the product of (1) such Lender’s Applicable Percentage (calculated after giving effect to such Commitment Increase) multiplied by (2) the amount of each Subsequent Borrowing (as hereinafter defined) and (B) the product of (1) such Lender’s Applicable Percentage (calculated without giving effect to such Commitment Increase) multiplied by (2) the amount of each Existing Borrowing, (iii) each Increasing Lender that shall not have had a Commitment prior to such Commitment Increase shall pay to the Administrative Agent by wire transfer of immediately available funds in each applicable currency an amount equal to the product of (1) such Increasing Lender’s Applicable Percentage (calculated after giving effect to such Commitment Increase) multiplied by (2) the amount of each Subsequent Borrowing, (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall remit (in the applicable currency) to each Lender the portion of such funds that is equal to the difference (if positive) between (A) the product of (1) such Lender’s Applicable Percentage (calculated without giving effect to such Commitment Increase) multiplied by (2) the amount of each Existing Borrowing, and (B) the product of (1) such Lender’s Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of each Subsequent Borrowing, (v) after the effectiveness of such Commitment Increase, the Borrowers shall be deemed to have made new Borrowings (the “Subsequent Borrowings”) in amounts and currencies equal to the amounts and currencies of the Existing Borrowings and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03, (vi) each Lender shall be deemed to hold its Applicable Percentage of each Subsequent Borrowing (calculated after giving effect to such Commitment Increase) and (vii) the Borrowers shall pay each Lender any and all accrued but unpaid interest on its Revolving Loans comprising the Existing Borrowings. To the extent the Existing Borrowings include any Term Benchmark Revolving Borrowings, the deemed payments of such Existing Borrowings made pursuant to clause (i) above shall be subject to compensation by the Borrowers pursuant to the provisions of Section 2.14 if the Increase Effective Date occurs other than on the last day of the Interest Period(s) relating thereto.

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SECTION 2.08.           Repayment of Loans; Extension of Maturity Date; Evidence of Debt. (a)  Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made by such Lender to such Borrower on the Maturity Date (in the case of any Declining Lender, without giving effect to the extension thereof pursuant to Section 2.08(b)) and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan made to such Borrower by the Swingline Lender on the earlier of the Maturity Date and the seventh day after such Swingline Loan is made; provided that on each date that a Revolving Borrowing denominated in Euros is made, the Borrowers shall repay all Swingline Loans that were outstanding on the date such Revolving Borrowing was requested.

(b)                Parent may, by delivery of a Maturity Date Extension Request to the Administrative Agent (which shall promptly upon receipt deliver a copy thereof to each of the Lenders), request that the Lenders extend the Maturity Date for an additional period of one year; provided that (i) Parent shall provide no more than one Maturity Date Extension Request in any 12-month period and (ii) there shall be no more than two extensions of the Maturity Date pursuant to this Section; provided further that no extension may result in the Maturity Date as so extended being more than five years after the date of effectiveness of such extension. Each Lender shall, by notice to Parent and the Administrative Agent given not later than the 20th day after the date of the Administrative Agent’s receipt of the Maturity Date Extension Request from Parent, advise Parent whether or not it agrees to the requested extension (each Lender agreeing to a requested extension being called a “Consenting Lender”, and each Lender declining to agree to a requested extension being called a “Declining Lender”). Any Lender that has not so advised Parent and the Administrative Agent by such day shall be deemed to have declined to agree to such extension and shall be a Declining Lender; provided that any Declining Lender may, with the consent of Parent and the Administrative Agent (such consent of the Administrative Agent not to be unreasonably withheld, conditioned or delayed) subsequently become a Consenting Lender by written notice to the Administrative Agent and Parent. If Lenders constituting the Required Lenders shall have agreed to a Maturity Date Extension Request, then the Maturity Date shall, as to the Consenting Lenders, be extended to the first anniversary of the Maturity Date theretofore in effect. The decision to agree or withhold agreement to any Maturity Date Extension Request shall be at the sole discretion of each Lender. The Commitment of any Declining Lender shall terminate on the Maturity Date in effect prior to giving effect to any such extension (such Maturity Date being called the “Existing Maturity Date”). The principal amount of any outstanding Loans made by Declining Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the account of such Declining Lenders hereunder, shall be due and payable on the Existing Maturity Date, and on the Existing Maturity Date the Borrowers shall also make such other prepayments of the Loans pursuant to Section 2.09 as shall be required in order that, after giving effect to the termination of the Commitments of, and all payments to, Declining Lenders pursuant to this sentence, (x) the Aggregate Revolving Credit Exposure would not exceed the Aggregate Commitment and (y) the Revolving Credit Exposure of any Lender would not exceed its Commitment. Parent shall have the right, pursuant to and in accordance with Section 2.17(b), at any time prior to the Existing Maturity Date, to replace a Declining Lender with a Lender or other Eligible Assignee that will agree to the applicable Maturity Date Extension Request, and any such replacement Lender shall for all purposes constitute a Consenting Lender. Notwithstanding the foregoing, (i) the Availability Period and the Maturity Date (without taking into consideration any extension pursuant to this paragraph), as such terms are used in reference to the Swingline Lender or any Swingline Loans, may not be extended without the prior written consent of the Swingline Lender (it being understood and agreed that, in the event the Swingline Lender shall not have consented to any such extension, (A) the Swingline Lender shall continue to have all the rights and obligations of the Swingline Lender hereunder through the Existing Maturity Date (or the Availability Period determined on the basis thereof, as applicable), and thereafter shall have no obligation to make any Swingline Loan (but shall continue to be entitled to the benefits of Sections 2.04, 2.13, 2.15, 9.03, 9.09 and 9.17 as to Swingline Loans made prior to such time), and (B) the principal amount of any outstanding Swingline Loans, together with any accrued interest thereon, shall, to the extent outstanding or accrued but unpaid on the Existing Maturity Date, be due and payable on the Existing Maturity Date) and (ii) no extension of the Maturity Date pursuant to this paragraph shall become effective unless (A) the Administrative Agent shall have received, with respect to such extension, such opinions, documents and certificates consistent with those delivered under Sections 4.01(b) and 4.01(c) as the Administrative Agent may reasonably request, (B) on the date of effectiveness of such extension, the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct (x) in the case of the representations and warranties qualified as to materiality, in all respects and (y) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date (provided that (I) in the case of the representations and warranties set forth in Sections 3.05(b) and 3.08(a), each reference therein to the Effective Date shall be deemed to be a reference to the date of effectiveness of such extension and (II) in the case of the representation and warranty set forth in Section 3.05(b), the reference therein to June 30, 2024 shall be deemed to be a reference to the date of Parent’s audited Consolidated Financial Statements most recently delivered to the Administrative Agent pursuant to Section 5.01(a)), (C) on the date of effectiveness of such extension, no Default shall have occurred and be continuing and (D) the Administrative Agent shall have received a certificate dated the date of effectiveness of such extension and executed by a Financial Officer of Parent to the effect that the conditions set forth in clauses (B) and (C) above shall have been satisfied.

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(c)                Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal, interest and fees payable and paid to such Lender from time to time hereunder.

(d)                The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of the Borrowers in respect of the Loans and interest and fees due or accrued hereunder; provided that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrowers to pay any amounts due hereunder in accordance with the terms of this Agreement.

(e)                Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, each Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if requested by such payee, to such payee and its registered assigns).

SECTION 2.09.            Prepayment of Loans. (a)  The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

(b)                If, on any date, the Aggregate Revolving Credit Exposure shall exceed the Aggregate Commitment, then the applicable Borrowers shall, (i) if any ABR Revolving Borrowing, RFR Revolving Borrowing or Swingline Borrowing is then outstanding, not later than the next Business Day following receipt of notice of such excess from the Administrative Agent, prepay Borrowings in an aggregate amount equal to the lesser of (A) the amount necessary to eliminate such excess (after giving effect to any other prepayment of Borrowings on such day) and (B) the amount of such ABR Revolving Borrowings, RFR Revolving Borrowings or Swingline Borrowings and (ii) if no ABR Revolving Borrowing, RFR Revolving Borrowing or Swingline Borrowing is then outstanding or such excess is not eliminated after giving effect to any prepayment of Borrowings made pursuant to the foregoing clause (i), on the last day of each successive Interest Period for any Term Benchmark Revolving Borrowing occurring after receipt of notice of such excess from the Administrative Agent, prepay Borrowings in an aggregate amount equal to the lesser of (1) the amount necessary to eliminate such excess (after giving effect to any other prepayment of Borrowings on such day) and (2) the amount of the applicable Term Benchmark Revolving Borrowing. Notwithstanding the foregoing, if on any date the Aggregate Revolving Credit Exposure shall exceed 105% of the Aggregate Commitment, then the Borrowers shall, not later than the next Business Day following receipt of notice of such excess from the Administrative Agent to Parent, prepay one or more Borrowings in an aggregate amount equal to the amount necessary to eliminate such excess.

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(c)                Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrowers shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.

(d)                The applicable Borrower (or Parent on its behalf) shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Borrowing, the Swingline Lender) by delivery to the Administrative Agent of a written notice, signed by a Financial Officer of such Borrower (or if applicable, of Parent) (provided that if such notice if delivered through an Approved Borrower Portal, then the foregoing signature requirement may be waived by the Administrative Agent in its sole discretion), of any optional prepayment and any mandatory prepayment hereunder, (i) in the case of a Term Benchmark Revolving Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of such prepayment (or, in the case of a prepayment under paragraph (b) of this Section, as soon thereafter as practicable), (ii) in the case of prepayment of an RFR Revolving Borrowing, not later than 11:00 a.m., New York City time, three RFR Business Days before the date of prepayment (or, in the case of a prepayment under paragraph (b) of this Section, as soon thereafter as practicable), (iii) in the case of an ABR Revolving Borrowing, not later than 12:00 noon, New York City time, on the date of such prepayment (which shall be a Business Day) and (iv) in the case of a Swingline Borrowing, not later than 12:00 noon, London time, on the date of such prepayment (which shall be a Business Day). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment of any Borrowing under paragraph (a) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the applicable Borrower (or by Parent on its behalf) (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

SECTION 2.10.          Fees. (a)  Parent agrees to pay (or cause a Subsidiary Borrower that is a Domestic Subsidiary to pay) to the Administrative Agent, in US Dollars, for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the daily Unused Commitment (determined as set forth below) of such Lender during the period from and including the date hereof to but excluding the date on which such Commitment terminates. Commitment fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the 15th day following such last day, commencing on the first such date to occur after the date hereof, and in the event of the termination in whole of the Commitment of any Lender, accrued commitment fees thereon shall be payable on the date of such termination. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, the Unused Commitment of a Lender shall be determined solely on the basis of the outstanding Revolving Loans of such Lender (and any Swingline Exposure of such Lender shall not be considered usage of such Lender’s Commitment for purposes of this Section 2.10(a)).

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(b)                Parent agrees to pay (or cause a Subsidiary Borrower that is a Domestic Subsidiary to pay) to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between Parent and the Administrative Agent.

(c)                All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

SECTION 2.11.            Interest. (a)  The Revolving Loans comprising each ABR Revolving Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)                The Revolving Loans comprising each Term SOFR Revolving Borrowing shall bear interest at the Adjusted Term SOFR for the Interest Period in effect for such Revolving Borrowing plus the Applicable Rate.

(c)                The Revolving Loans comprising each EURIBOR Revolving Borrowing shall bear interest at the Adjusted EURIBOR for the Interest Period in effect for such Revolving Borrowing plus the Applicable Rate.

(d)                The Revolving Loans comprising each RFR Revolving Borrowing and each Swingline Loan shall bear interest at the applicable Daily Simple RFR plus the Applicable Rate.

(e)                Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of or interest on any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

(f)                Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Revolving Loan shall be payable on the effective date of such conversion. All interest shall be payable in the currency in which the applicable Loan is denominated.

(g)                All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and (ii) interest on Revolving Loans denominated in Sterling shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted Term SOFR, Adjusted EURIBOR, the Daily Simple RFR and Alternate Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

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SECTION 2.12.             Alternate Rate of Interest. (a)  Subject to Section 2.12(b), if:

(i)                 the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Revolving Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR or the Adjusted EURIBOR, as the case may be (including because the Relevant Screen Rate is not available or published on a current basis), for Revolving Loans denominated in the applicable currency for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple RFR for the applicable currency; or

(ii)               the Administrative Agent is advised by the Required Lenders (A) prior to the commencement of any Interest Period for a Term Benchmark Revolving Borrowing, that the Adjusted Term SOFR or the Adjusted EURIBOR, as the case may be, for Revolving Loans denominated in the applicable currency and for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining the Revolving Loans included in such Revolving Borrowing for such Interest Period or (B) at any time, that the applicable Daily Simple RFR will not adequately and fairly reflect the cost to such Lenders of making or maintaining (or, in the case of Swingline Loans, participating in) Loans included in such Borrowing;

then the Administrative Agent shall give notice thereof (which may be by telephone) to Parent and the Lenders as promptly as practicable thereafter and, until (x) the Administrative Agent notifies Parent and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower (or Parent on its behalf) delivers a new Interest Election Request in accordance with Section 2.06 or a new Borrowing Request in accordance with Section 2.03 or 2.04, as applicable, (A) in the case of Revolving Loans denominated in US Dollars, any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Revolving Borrowing or an RFR Revolving Borrowing, as applicable, and any Borrowing Request that requests a Term Benchmark Revolving Borrowing or an RFR Revolving Borrowing, as applicable, shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (1) an RFR Revolving Borrowing denominated in US Dollars so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.12(a)(i) or 2.12(a)(ii) or (2) an ABR Revolving Borrowing if the Adjusted Daily Simple SOFR is also the subject of Section 2.12(a)(i) or 2.12(a)(ii) and (B) in the case of Loans denominated in an Alternative Currency, any Interest Election Request that requests the continuation of any Revolving Borrowing as a Term Benchmark Revolving Borrowing and any Borrowing Request that requests a Term Benchmark Revolving Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective (and no Lender shall be obligated to make a Loan on account thereof). Furthermore, if any Term Benchmark Revolving Loan or RFR Loan in any Agreed Currency is outstanding on the date of Parent’s receipt of the notice from the Administrative Agent referred to in this Section 2.12(a) with respect to a Relevant Rate applicable to such Term Benchmark Revolving Loan or RFR Loan, then until (x) the Administrative Agent notifies Parent and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower (or Parent on its behalf) delivers a new Interest Election Request in accordance with Section 2.06 or a new Borrowing Request in accordance with Section 2.03 or 2.04, as applicable, (A) in the case of Revolving Loans denominated in US Dollars, (1) any Term Benchmark Revolving Loan shall, on the last day of the Interest Period applicable to such Revolving Loan, convert to, and shall constitute, (x) an RFR Revolving Loan denominated in US Dollars so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.12(a)(i) or 2.12(a)(ii) or (y) an ABR Revolving Loan if the Adjusted Daily Simple SOFR is also the subject of Section 2.12(a)(i) or 2.12(a)(ii) and (2) any RFR Revolving Loan shall, on such date, convert to, and shall constitute, an ABR Revolving Loan and (B) in the case of Loans denominated in an Alternative Currency, (1) any Term Benchmark Revolving Loan shall, on the last day of the Interest Period applicable to such Revolving Loan, convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable currency cannot be determined, any such affected Revolving Loan shall be prepaid in full by the applicable Borrower on the day that Parent receives notice thereof from the Administrative Agent, and (2) any RFR Loan shall convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable currency cannot be determined, any such affected Loan shall be prepaid in full by the applicable Borrower on the day that Parent receives notice thereof from the Administrative Agent.

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(b)                (i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)                Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent, in consultation with Parent, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)              The Administrative Agent will promptly notify Parent and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.12(b)(iv) and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12.

(iv)              Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR or the EURIBOR) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (y) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

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(v)                Upon Parent’s receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower (or Parent on its behalf) may revoke any request for borrowing of, conversion to or continuation of a Term Benchmark Revolving Borrowing or RFR Borrowing, as applicable, to be made, converted or continued during any Benchmark Unavailability Period, and, failing that, (A) the applicable Borrower (or Parent on its behalf) will be deemed to have converted any request for a Term Benchmark Revolving Borrowing denominated in US Dollars into a request for a borrowing of or conversion to (1) an RFR Revolving Borrowing denominated in US Dollars so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (2) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event or (B) any request for a Term Benchmark Borrowing denominated in an Alternative Currency or any RFR Borrowing shall be ineffective. Furthermore, if any Term Benchmark Revolving Loan or RFR Loan, as applicable, is outstanding on the date of Parent’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Loan, then until such time as a Benchmark Replacement for the applicable currency is implemented pursuant to this Section 2.12(b), (A) in the case of Loans denominated in US Dollars, (1) any Term Benchmark Revolving Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, (x) an RFR Revolving Loan denominated in US Dollars so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Revolving Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event and (2) any RFR Revolving Loan shall, on such date, convert to, and shall constitute, an ABR Revolving Loan and (B) in the case of Loans denominated in an Alternative Currency, (1) any Term Benchmark Revolving Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable currency cannot be determined, any such affected Loan shall be prepaid in full by the applicable Borrower on the day that Parent receives notice thereof from the Administrative Agent, and (2) any RFR Loan shall convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable currency cannot be determined, any such affected Loan shall be prepaid in full by the applicable Borrower on the day that Parent receives notice thereof from the Administrative Agent. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate and such component shall be deemed to be zero.

SECTION 2.13.            Increased Costs. (a)  If any Change in Law shall:

(i)                 impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted EURIBOR);

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(ii)                impose on any Lender or any applicable offshore interbank market for the applicable currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans; or

(iii)             subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (f) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any Loan) or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender or other Recipient (subject to paragraphs (c) and (d) of this Section), Parent will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs or expenses incurred or reduction suffered.

(b)                If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has had the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment or any Swingline Commitment of or the Loans made by, or participations in Swingline Loans held by, such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then, from time to time upon request of such Lender (subject to paragraphs (c) and (d) of this Section), Parent will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)                A certificate of a Lender or other Recipient setting forth the amount or amounts necessary to compensate such Lender or its holding company or such other Recipient, as the case may be, as specified in paragraph (a) or (b) of this Section, including in reasonable detail a description of the basis for such claim for compensation and an explanation of how such amount or amounts were determined, shall be delivered to Parent and shall be conclusive absent manifest error; provided that no Lender shall deliver such certificate, and seek compensation under paragraph (a) or (b) of this Section, unless such Lender is generally seeking, or intends generally to seek, compensation from similarly situated borrowers under similar credit facilities (to the extent such Lender has the right under such similar credit facilities to do so) with respect to the applicable Change in Law; provided further that such Lender shall not be required to provide on such certificate (i) any information that would cause such Lender to breach any obligation of confidentiality to any Person or violate any regulatory or internal policy restrictions or (ii) any confidential or commercially sensitive information relating to such Lender's organizational affairs or financing strategies. Parent shall pay to such Lender or such other Recipient, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

(d)                Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Parent shall not be required to compensate a Lender pursuant to paragraph (a) or (b) of this Section for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender notifies Parent of the Change in Law or other circumstance giving rise to such increased costs or expenses or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law or other circumstance giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

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SECTION 2.14.           Break Funding Payments. In the event of (a) the payment by any Borrower of any principal of any Term Benchmark Revolving Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of any Term Benchmark Revolving Loan other than on the last day of the Interest Period applicable thereto, (c) the failure by any Borrower to borrow (other than as a result of the failure of any Lender to fund a Revolving Loan required to be funded by it hereunder), convert, continue or prepay any Term Benchmark Revolving Loan on the date or in the amount specified in any notice delivered pursuant hereto (whether or not such notice may be revoked in accordance with the terms hereof) or (d) the assignment of any Term Benchmark Revolving Loan other than on the last day of the Interest Period applicable thereto as a result of a request by Parent pursuant to Section 2.17, then, in any such event, Parent shall (subject to the penultimate sentence of this Section) compensate each Lender for the loss, cost and expense (but not for any anticipated profits) attributable to such event, including, to the extent that any of the foregoing Revolving Loans are denominated in an Alternative Currency, the actual costs and expenses of such Lender attributable to the premature unwinding of any Hedge Agreement entered into by such Lender in respect to the foreign currency exposure attributable to such Revolving Loan. Parent shall also compensate each Lender for any loss, cost and expense attributable to any failure by any Borrower to (i) deliver a timely Interest Election Request with respect to a Term Benchmark Revolving Loan or (ii) borrow or prepay any Swingline Loan on the date or in the amount specified in any notice delivered pursuant hereto (whether or not such notice may be revoked in accordance with the terms hereof). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, including in reasonable detail a description of the basis for such compensation and a calculation of such amount or amounts, shall be delivered to Parent and shall be conclusive absent manifest error. Parent shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

SECTION 2.15.           Payments Free of Taxes. (a)  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent or a party required by applicable law to make the relevant deduction or withholding) requires the deduction or withholding of any Tax from any such payment by a withholding agent or a Loan Party, then the applicable withholding agent or Loan Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary (or, if the applicable Loan Party is an Australian Subsidiary Borrower, such Australian Subsidiary Borrower shall pay such additional amount as is necessary) so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.15) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. If any Recipient becomes aware that a Loan Party must make a deduction or withholding of any Taxes from payments under any Loan Document, it shall promptly notify such Loan Party. If any Recipient becomes aware that it is not, or ceases to be, a UK Qualifying Lender, it shall promptly notify each UK Subsidiary Borrower.

(b)                Payment of Other Taxes and VAT. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes and VAT.

(c)                Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.15, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

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(d)                Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient (without duplication of any amounts payable pursuant to Section 2.15(a) or 2.15(b)), within 30 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable and documented expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Parent by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)                Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 30 days after written demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable and documented expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)                 Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Parent and the Administrative Agent, at the time or times reasonably requested by Parent or the Administrative Agent, such information or properly completed and executed documentation and shall reasonably cooperate in order to complete any procedural formalities as reasonably requested by Parent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition and subject to Sections 2.15(g) and 2.15(h), any Lender, if reasonably requested by Parent or the Administrative Agent, shall deliver such other information or documentation and shall reasonably cooperate in order to complete any procedural formalities prescribed by applicable law or reasonably requested by Parent or the Administrative Agent as will enable Parent or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements, to determine the rate of any such withholding or backup withholding and to obtain and maintain authorization to make payments under any Loan Document without withholding or at a reduced rate of withholding. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.15(f)(ii)(A), 2.15(f)(ii)(B) and 2.15(f)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal, tax or commercial position of such Lender. Notwithstanding the foregoing, in the case of an applicable Borrower or any other applicable Loan Party that, in each case, is not a US Person, is not resident in the United Kingdom for United Kingdom tax purposes or is not a resident in Australia for Australian tax purposes, the applicable Lender will not be subject to the requirements of this paragraph (f)(i) unless it has received written notice from such Borrower or such other Loan Party advising it of the availability of an exemption or reduction of withholding Tax under the laws of the jurisdiction in which such Borrower or such other Loan Party is located and containing all applicable documentation (together, if requested by such Lender, with a certified English translation thereof) required to be completed by such Lender in order to receive any such exemption or reduction, and such Lender is reasonably satisfied that it is legally able to provide such documentation to such Borrower or such other Loan Party.

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(ii)                Without limiting the generality of the foregoing, in the event that any Borrower is a US Person:

(A)             (i) any Lender that is a US Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed copies (by facsimile or electronic mail (in .pdf or .tif format)) of IRS Form W-9 certifying that such Lender is exempt from US backup withholding tax, and (ii) the Administrative Agent with respect to such Borrower shall deliver to such Borrower on or prior to the date on which such Administrative Agent becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of such Borrower), executed copies of IRS Form W-9 certifying that such Administrative Agent is exempt from US Federal backup withholding Tax;

(B)              any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:

(1)               in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, US withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, US Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)               executed copies of IRS Form W-8ECI;

(3)               in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

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(4)               to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C)              any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in US Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)             if a payment made to a Lender under any Loan Document would be subject to US Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)               Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Parent and the Administrative Agent in writing of its legal inability to do so.

(g)                (i)  Each Lender that is entitled to an exemption from or reduction of withholding tax on interest payable by any UK Subsidiary Borrower under any applicable double taxation treaty to which the United Kingdom is a party, and that holds a passport number under the HMRC DT Treaty Passport Scheme and wishes that scheme to apply to this Agreement and the other Loan Documents, shall include an indication to that effect by including its HMRC DT Treaty Passport Scheme reference number and its jurisdiction of tax residence in such Lender’s Administrative Questionnaire (or otherwise provide the scheme reference number and its jurisdiction of tax residence to the Administrative Agent and Parent, for the benefit of each UK Subsidiary Borrower) and subject to paragraph (g)(iii) below, having so provided its HMRC DT Treaty Passport Scheme reference number shall be under no further obligation pursuant to Section 2.15(f) in respect of any UK Subsidiary Borrower.

(ii)                Where a Lender includes the indication described in paragraph (g)(i) above, each UK Subsidiary Borrower shall make a Borrower DTTP Filing with respect to each such Lender with HMRC within 30 days of the date such Lender becomes a Lender hereunder, and shall promptly provide such Lender with a copy of that filing. No Borrower shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport Scheme unless a Lender has provided its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (g)(i) above or such Lender otherwise agrees.

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(iii)               If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (g)(i) above and a UK Subsidiary Borrower has not made a Borrower DTTP Filing in respect of such Lender or a UK Subsidiary Borrower has made a Borrower DTTP Filing in respect of such Lender but (y) the Borrower DTTP Filing has been rejected by HMRC or (z) HMRC has not given such UK Subsidiary Borrower authority to make payments to such Lender without withholding or deduction on account of Tax within 60 days of the date such Borrower DTTP Filing was made and, in the case of clause (y) or (z), such UK Subsidiary Borrower has notified such Lender thereof in writing, such Lender and such UK Subsidiary Borrower shall co-operate in completing any additional procedural formalities necessary for such UK Subsidiary Borrower to obtain authorization to make that payment without any withholding or deduction on account of Tax.

(h)               Each Lender that is entitled to an exemption from or reduction of withholding tax on interest payable by any UK Subsidiary Borrower as a result of its status as (i) a UK Non-Bank Lender shall give a Tax Confirmation to the relevant UK Subsidiary Borrower and the Administrative Agent in its Administrative Questionnaire (or if a Tax Confirmation is not available on the date on which such Lender becomes a party to this Agreement, the date on which a Tax Confirmation becomes available) or (ii) a UK Treaty Lender shall provide confirmation of the same to the relevant UK Subsidiary Borrower and the Administrative Agent in its Administrative Questionnaire (or if such confirmation is not available on the date on which such Lender becomes a party to this Agreement, the date on which such confirmation becomes available).

(i)                 Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes (which, for purposes of this Section 2.15, with respect to Taxes which arise in the United Kingdom, shall include a credit against or relief of any such Taxes) as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(j)                 United Kingdom Taxation. Each of Parent and each UK Subsidiary Borrower represents and warrants that it is resident for Tax purposes only in the United Kingdom. Each other Borrower represents and warrants that it is not resident for Tax purposes in the United Kingdom.

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(k)                Australian Taxation. (i)  Each Arranger represents to Amcor Australia that (A) as agent for and on behalf of Amcor Australia, it has made invitations to become a Lender under this Agreement to 10 or more Persons, each of whom, as at the date the relevant invitation was made, such Arranger’s officers or employees involved in the day to day syndication process reasonably believed was carrying on the business of providing finance or investing or dealing in securities in the course of operating in financial markets, and (B) such Arranger’s officers or employees involved in the day to day syndication process reasonably believed 10 or more of such invitees were not Associates of each other or of Amcor Australia.

(ii)                Amcor Australia confirms that none of the potential invitees whose names were disclosed to it by an Arranger before the date of this Agreement were known or suspected by it to be an Offshore Associate of Amcor Australia. Amcor Australia also confirms that each Borrower under this Agreement is (A) a member of the same “wholly-owned group” (as defined in the Australian Tax Act) or (B) an Associate of each other Borrower.

(iii)               Each Lender listed in Schedule 2.01 represents and warrants that (A) an invitation to become a Lender under this Agreement was made to it by the Arrangers as agent for and on behalf of Amcor Australia, (B) it was at the time of the invitation, and will be at the time of making by it of any Loan to Amcor Australia, carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in financial markets and (C) except as disclosed to Amcor Australia, insofar as its officers and agents who were involved in its becoming a party to this Agreement have actual knowledge, it is not an Associate of any other Person which was invited to become a Lender under the Agreement.

(iv)              At the cost of Amcor Australia, each of the Lenders and the Arrangers will, to the extent it is reasonably able to do so, do or provide such other things (including information) which Amcor Australia reasonably requests it to do or provide in connection with the invitations to become Lenders under this Agreement which Amcor Australia considers practicable and necessary to demonstrate that the requirements of section 128F of the Australian Tax Act are satisfied.

(l)                 Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(m)               VAT. (i)  All amounts set out or expressed in a Loan Document to be payable by any party to any Recipient that (in whole or in part) constitute the consideration for a supply for VAT purposes shall, except as otherwise agreed by such Recipient, be deemed to be exclusive of any VAT that is chargeable on such supply. Subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by any Recipient to any party under a Loan Document (and such Recipient shall have delivered to such party an invoice complying with the applicable legal requirements), such party shall pay to such Recipient (in addition to and at the same time as paying any other consideration for such supply), an amount equal to the amount of such VAT unless such party is obligated by law to account directly to the applicable Governmental Authority for such VAT. If there is an adjustment to the consideration in respect of a supply to which this Section 2.15(m)(i) applies, (A) the additional amount paid or payable to the applicable Recipient must be recalculated, taking into account any previous adjustments under this clause (A), to reflect the occurrence of such adjustment and the other party or the Recipient, as the case requires, must pay to the other the amount required to reflect the recalculation of the additional amount, and (B) the Recipient must provide any relevant documentation in respect of the adjustment (including, if relevant, an adjustment note) to the other party as soon as practicable after the Recipient becomes aware of the occurrence of such adjustment.

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(ii)                If VAT is or becomes chargeable on any supply made by the Administrative Agent or any Lender (the “VAT Supplier”) to any other Lender (the “VAT Recipient”) under a Loan Document, and any party other than the VAT Recipient (the “VAT Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the VAT Supplier (rather than being required to reimburse or indemnify the VAT Recipient in respect of that consideration) (x) (where the VAT Supplier is the Person required to account to the relevant tax authority for the VAT) the VAT Relevant Party shall also pay to the VAT Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The VAT Recipient shall (where the immediately foregoing clause (x) applies) promptly pay to the VAT Relevant Party an amount equal to any credit or repayment the VAT Recipient receives from the relevant tax authority which the VAT Recipient reasonably determines relates to the VAT chargeable on that supply and (y) (where the VAT Recipient is the Person required to account to the relevant tax authority for the VAT) the VAT Relevant Party shall promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii)               Where a Loan Document requires any party to reimburse or indemnify any Recipient for any cost or expense, such party shall reimburse or indemnify (as the case may be) such Recipient for the full amount of such cost or expense, including such part thereof as represents VAT, except to the extent that such Recipient reasonably determines that it, or any company of its group, is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv)              Any reference in paragraphs (i) through (iii) above to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994 or equivalent legislation and the council directive 2006/112/EEC on the common system of value added tax).

(v)                In relation to any supply made by a Recipient to any party under a Loan Document, if reasonably requested by such Recipient, such party must promptly provide such Recipient with details of such party’s VAT registration and such other information as is reasonably requested in connection with such Recipient’s VAT reporting requirements in relation to such supply.

(n)                Defined Terms. For purposes of this Section 2.15, the term “applicable law” includes FATCA.

SECTION 2.16.            Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a)  Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Documents prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, then, in the case of payments in US Dollars, prior to 1:00 p.m., New York City time, on the date when due and, in the case of payments in an Alternative Currency, no later than the Applicable Time specified by the Administrative Agent), in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its applicable office or offices as described in an Administrative Questionnaire provided by the Administrative Agent to Parent from time to time, except that payments required to be made directly to the Swingline Lender shall be so made, payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan shall, except as otherwise expressly provided herein, be made in the currency of such Loan; all other payments hereunder and under each other Loan Document shall be made in US Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

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(b)                If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due, and expenses then reimbursable, hereunder, such funds shall be applied towards payment of the amounts then so due or reimbursable as follows:

FIRST, to the payment of all fees then due, and all costs and expenses then due or reimbursable, to the Administrative Agent (in its capacity as such) under any Loan Document;

SECOND, to the payment of all principal and interest then due in respect of the Swingline Loans then outstanding; and

THIRD, to the payment of all principal, interest, fees and other amounts then due hereunder or under the other Loan Documents to the Lenders (ratably among the parties entitled thereto in accordance with the amounts then due to such parties).

(c)                If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent and shall purchase (for cash at face value) participations in the Revolving Loans and participations in Swingline Loans of other Lenders to the extent necessary so that the amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their Revolving Loans and participations in Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Parent or any other Loan Party pursuant to and in accordance with the express terms of this Agreement (including pursuant to Sections 2.08(b) and 2.20) or any other Loan Document (for the avoidance of doubt, as in effect from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swingline Loans to any Person that is an Eligible Assignee (as such term is defined from time to time). Each of the Borrowers consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)                Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders the amount due. In such event, if such Borrower has not in fact made such payment, then each of the applicable Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

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SECTION 2.17.            Mitigation Obligations; Replacement of Lenders. (a)  If (i) any Lender requests compensation under Section 2.13, (ii) the Loan Parties are required to pay any Indemnified Taxes (other than VAT that is recoverable from any Governmental Authority) or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.15 (other than additional amounts arising from VAT that are recoverable from any Governmental Authority) (or if it becomes reasonably likely that such compensation or payment will be required to be made) or (iii) any Lender gives notice of illegality pursuant to Section 2.20, then such Lender shall (at the request of Parent) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the reasonable judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15 or would permit such Lender to withdraw such notice of illegality, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous, in any material economic, legal or regulatory respect, to such Lender. Parent hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(b)                If (i) any Lender requests compensation under Section 2.13, (ii) any Loan Party is required to pay any Indemnified Taxes (other than VAT that is recoverable from any Governmental Authority) or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15 (other than additional amounts arising from VAT that are recoverable from any Governmental Authority), (iii) any Lender has become a Defaulting Lender, (iv) any Lender is a Declining Lender, (v) any Lender has given notice of illegality pursuant to Section 2.20 or (vi) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 9.02 requires the consent of all the Lenders (or all the affected Lenders) and with respect to which the Required Lenders shall have granted their consent, Parent may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.13, 2.15 and 9.03) and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) Parent shall have received the prior written consent of the Administrative Agent (and, in circumstances where its consent would be required under Section 9.04, the Swingline Lender), which consent shall not unreasonably be withheld, delayed or conditioned, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and, if applicable, participations in Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (in the case of such principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments, (D) such assignment does not conflict with applicable law, (E) in the case of any such assignment and delegation resulting from the status of such Lender as a Declining Lender, the assignee shall have agreed to the applicable Maturity Date Extension Request and (F) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling Parent to require such assignment and delegation have ceased to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by Parent, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

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SECTION 2.18.           Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)                commitment fees shall cease to accrue on the Unused Commitment of such Defaulting Lender pursuant to Section 2.10(a) for any period during which such Defaulting Lender is a “Defaulting Lender”;

(b)               any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment on any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment of any amounts owing by such Defaulting Lender to the Swingline Lender hereunder; third, as Parent may request (so long as no Default or Event of Default exists), to the funding of any Borrowing in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and Parent, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fifth, to the payment of any amounts owing to the Lenders or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and seventh, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (ii) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrowers’ obligations corresponding to such Defaulting Lender’s Swingline Loans (if any) are held by the Lenders pro rata in accordance with their respective Commitments hereunder without giving effect to clause (d) below; and it is agreed that any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents thereto;

(c)                the Commitment and the Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;

(d)                if any Swingline Exposure exists at the time such Lender becomes a Defaulting Lender, then:

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(i)                 the Swingline Exposure (other than any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.04(c)) of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages, but only to the extent that (A) the sum of all Non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure (excluding the funded portion thereof referred to above) does not exceed the sum of all Non-Defaulting Lenders’ Commitments and (B) such reallocation does not result in the Revolving Credit Exposure of any Non-Defaulting Lender exceeding such Non-Defaulting Lender’s Commitment; and

(ii)                 if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent prepay the portion of such Defaulting Lender’s Swingline Exposure that has not been reallocated as set forth in such clause; and

(e)                so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to make any Swingline Loan, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Swingline Exposure will be fully covered by the Commitments of the Non-Defaulting Lenders in accordance with clause (d) above, and participating interests in any such funded Swingline Loan will be allocated among the Non-Defaulting Lenders in a manner consistent with clause (d)(i) above (and such Defaulting Lender shall not participate therein).

In the event that (x) a Bankruptcy Event with respect to a Lender Parent shall have occurred following the date hereof and for so long as such Bankruptcy Event shall continue or (y) the Swingline Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to make any Swingline Loan unless the Swingline Lender shall have entered into arrangements with the Borrowers or the applicable Lender satisfactory to the Swingline Lender to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, Parent and the Swingline Lender each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders and such funded participations in Swingline Loans as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Loans and such funded participation in accordance with its Applicable Percentage, and such Lender shall thereupon cease to be a Defaulting Lender (but shall not be entitled to receive any commitment fees accrued during the period when it was a Defaulting Lender, and all amendments, waivers or other modifications effected without its consent in accordance with the provisions of Section 9.02 and this Section 2.18 during such period shall be binding on it). The rights and remedies against, and with respect to, a Defaulting Lender under this Section 2.18 are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Administrative Agent, any Lender, the Swingline Lender or any Borrower may at any time have against, or with respect to, such Defaulting Lender.

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SECTION 2.19.           Concerning Subsidiary Borrowers. (a) Parent may at any time and from time to time request the designation of any wholly-owned Subsidiary as a Subsidiary Borrower by delivery to the Administrative Agent of a Subsidiary Borrower Agreement executed by such Subsidiary and Parent. Promptly upon receipt of a Subsidiary Borrower Agreement, the Administrative Agent shall make a copy thereof available to each Lender. Unless (solely in the case of any Subsidiary that is formed, incorporated or organized in a jurisdiction other than the jurisdiction of organization of any other Subsidiary Borrower) any Lender shall inform the Administrative Agent within 10 Business Days following the receipt of such Subsidiary Borrower Agreement by such Lender that it is unlawful for such Lender to extend credit to such Subsidiary or that such Lender is restricted by internal policies of general applicability from extending credit to Persons formed, incorporated or organized in such jurisdiction, such Subsidiary shall for all purposes of this Agreement be a Subsidiary Borrower and a party to this Agreement; provided that no Subsidiary shall become a Subsidiary Borrower until each Lender shall have received (i) all documentation and other information with respect to such Subsidiary required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, the Anti-Money Laundering and Counter-Terrorism Financing Rules promulgated under the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 and the UK Proceeds of Crime Act 2002, to the extent reasonably requested in writing within the period set forth above, and (ii) to the extent such Subsidiary qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Subsidiary.

(b) Upon the execution by Parent and delivery to the Administrative Agent of a Subsidiary Borrower Termination with respect to any Subsidiary Borrower, such Subsidiary Borrower shall cease to be a Subsidiary Borrower and a party to this Agreement; provided that no Subsidiary Borrower Termination will become effective as to any Subsidiary Borrower (other than to terminate such Subsidiary Borrower’s right to make further borrowings under this Agreement) at a time when any principal of or interest on any Loan to such Subsidiary Borrower shall be outstanding hereunder or any other amounts remain unpaid with respect thereto. Promptly upon receipt of a Subsidiary Borrower Termination, the Administrative Agent shall make a copy thereof available to each Lender.

(c) Each Subsidiary Borrower hereby irrevocably appoints Parent to serve as its agent for all purposes of this Agreement and the other Loan Documents, including (i) the giving and receipt of notices (including any Borrowing Request and any Interest Election Request) and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein. Each Subsidiary Borrower hereby acknowledges that any amendment or other modification to this Agreement or any other Loan Document may be effected as set forth in Section 9.02, that such Subsidiary Borrower shall be bound by this Agreement or any other Loan Document (if it is theretofore a party thereto) as so amended or modified and that no consent of such Subsidiary Borrower shall be required to effect any such amendment or other modification.

SECTION 2.20.            Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Effective Date that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to any Relevant Rate (or any component thereof) or to determine or charge interest rates based upon the Relevant Rate (or any component thereof), then, on notice thereof by such Lender to Parent through the Administrative Agent, (a) any obligation of such Lender to make or continue Loans of the applicable Type (or, in the case of Loans denominated in US Dollars, to convert Loans to such applicable Type) shall be suspended and (b) if such notice asserts the illegality of such Lender making or maintaining ABR Revolving Loans the interest rate on which is determined by reference to the Term SOFR component of the Alternate Base Rate, the interest rate on such ABR Revolving Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate, in each case, until such Lender notifies the Administrative Agent and Parent that the circumstances giving rise to such determination no longer exist (which notice such Lender agrees to give promptly). Upon receipt of such notice, (i) the applicable Borrowers shall, if necessary to avoid such illegality, upon demand from the relevant Lender (with a copy to the Administrative Agent), prepay all of such Lender’s Loans of the applicable Type or, in the case of Loans denominated in Dollars, convert all of such Lender’s Loans of such Type to ABR Revolving Loans (the interest rate on which ABR Revolving Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate) on, in the case of Term Benchmark Revolving Loans, the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Revolving Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans (in which case the Borrower shall not be required to make payments pursuant to Section 2.11 in connection with such payment) and, in the case of RFR Revolving Loans, on the next Interest Payment Date, if such Lender may lawfully continue to maintain such RFR Revolving Loans to such date, or immediately, if such Lender may not lawfully continue to maintain such RFR Revolving Loans to such date (in which case the Borrower shall not be required to make payments pursuant to Section 2.11 in connection with such payment), (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term SOFR, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term SOFR (which notice such Lender agrees to give promptly). Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.

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ARTICLE III

Representations and Warranties

Parent, as to itself and the Subsidiaries, and each Subsidiary Borrower, as to itself, represents and warrants to the Lenders, as of the Effective Date and thereafter as of each date on which representations and warranties are required to be, or are deemed to be, made under the Loan Documents, that:

SECTION 3.01.           Organization, Existence and Good Standing; Powers. Each Loan Party is duly formed, incorporated or organized, as applicable, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its formation, incorporation or organization, as applicable, has all power and authority and all material Governmental Approvals required for the ownership and operation of its properties and the conduct of its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing (to the extent the concept is applicable in such jurisdiction), in every jurisdiction where such qualification is required.

SECTION 3.02.           Corporate and Governmental Authorization. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action of each Loan Party. The Transactions do not require any consent or approval of, or any registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect.

SECTION 3.03.          Enforceability of Obligations. This Agreement has been duly executed and delivered by each Borrower, and this Agreement constitutes a legal, valid and binding obligation of each Borrower, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, in each case, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and, in the case of Non-US Loan Parties and Non-US Subsidiaries, subject to the Legal Reservations.

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SECTION 3.04.            No Contravention or Exceeding Power. The Transactions (a) do not and will not violate any material law, including any order of any Governmental Authority, applicable to or binding upon any Loan Party or any of its properties, (b) do not and will not violate the charter, by-laws, constitutional documents or other organizational documents of any Loan Party, or any limitations on its powers or the powers of its directors or other governing or managing body, (c) do not and will not violate or result (alone or with notice or lapse of time, or both) in a default under any indenture or credit agreement or any other agreement or instrument binding upon Parent or any Subsidiary or any of their assets, except to the extent that any such default, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and (d) do not and will not result in the creation or imposition of any Lien on any asset of Parent or any Subsidiary. No Loan Party organized under the laws of Australia has contravened or will contravene part 2J.3 of the Corporations Act in connection with its execution, delivery or performance of any Loan Document.

SECTION 3.05.           Financial Statements; No Material Adverse Change. (a)  Parent has heretofore furnished to the Lenders its Consolidated Financial Statements (i) as of and for the fiscal year ended June 30, 2024, audited by and accompanied by the opinion of PricewaterhouseCoopers AG, independent registered public accounting firm, and (ii) as of and for the fiscal quarters and the portion of the fiscal year ended September 30, 2024 and December 31, 2024. Such Consolidated Financial Statements, and all subsequent Consolidated Financial Statements provided by Parent pursuant to Section 5.01, have been prepared in accordance with US GAAP and present fairly, in all material respects, the financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows of Parent and its consolidated Subsidiaries for the periods covered thereby on a consolidated basis in accordance with US GAAP, in the case of quarterly financial statements, subject to the absence of certain footnotes and normal year-end audit adjustments.

(b)                There has been, as of the Effective Date, no event or condition since June 30, 2024, that has had, or would reasonably be expected to have, a material adverse effect on the business, financial position or results of operations of Parent and the Subsidiaries, taken as a whole.

SECTION 3.06.          Accuracy of Disclosure. (a)  Neither the Confidential Materials nor any of the other reports, financial statements, certificates or other written information furnished by or on behalf of Parent or any Subsidiary to the Administrative Agent, any Arranger or any Lender in connection with the negotiation of this Agreement or any other Loan Document or furnished hereunder or thereunder, nor any information formally presented prior to the Effective Date to the Administrative Agent, any Arranger or any Lender in bank meetings or conference calls in connection with the negotiation of this Agreement or any other Loan Document (in each case, other than information of a general economic or industry nature), taken as a whole, contained, as of the date when furnished or presented, any untrue statement of a material fact or omitted to state, as of the date when furnished or presented, a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made; provided that (i) such representation and warranty with respect to any information regarding Berry and its subsidiaries provided prior to the consummation of the Berry Acquisition is made only as to the knowledge of the Borrower and (ii) with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed by management of Parent to be reasonable at the time such projected financial information was prepared (it being understood that such projected financial information is subject to significant uncertainties and contingencies, many of which are beyond control of Parent and the Subsidiaries, that no assurance can be given that such projected financial information will be realized, and that such projected financial information may differ materially from actual future results). As of the Effective Date, the Borrowers have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which Parent or any Subsidiary is subject, and all other matters relating to Parent and the Subsidiaries known to the Borrowers, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

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(b)                If a Beneficial Ownership Certification is required to be delivered pursuant to any Loan Document, then, as of the date of the delivery thereof, the information set forth in such Beneficial Ownership Certification is true and correct in all respects.

SECTION 3.07.           Properties. Each of Parent and its Subsidiaries has good title to, or valid leasehold interests in, all its property, except where the failure to have such title or leasehold interests, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.08.            Litigation and Environmental Matters. (a)  There are (in the case of clause (i) below, as of the Effective Date) no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrowers, threatened against or affecting Parent or any Subsidiary (i) that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents.

(b)                Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of Parent or any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) is aware of any current requirement to incur capital cost for its respective operations to achieve or maintain compliance with any Environmental Law, (iii) is subject to any Environmental Liability, (iv) has received notice of any claim with respect to any Environmental Liability, or (v) knows of any Environmental Liability.

SECTION 3.09.            Compliance with Laws and Agreements. (a)  Each of Parent and its Subsidiaries is in compliance with all laws, including all orders of Governmental Authorities, applicable to it or its property, except where the failure to comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, it being understood and agreed that this Section 3.09 shall not apply to the laws covered by Section 3.17 below.

(b)                No Default has occurred and is continuing.

SECTION 3.10.          Investment Company Status. None of Parent or any other Loan Party is registered or required to register as an “investment company” as such term is defined in the Investment Company Act of 1940.

SECTION 3.11.           ERISA. No ERISA Events have occurred or are reasonably expected to occur that would, in the aggregate, reasonably be expected to result in a Material Adverse Effect. The excess of the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) over the fair value of the assets of such Plan, as of the date of the most recent Consolidated Financial Statements reflecting such amounts could not reasonably be expected to result in a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (a) each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or advisory letter or may rely upon an opinion letter for a prototype plan letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and (b) as of the date of this Agreement, to Parent’s knowledge, nothing has occurred which would reasonably be expected to prevent, or cause the loss of, such qualification.

SECTION 3.12.            Ranking of Obligations. The obligations of each Loan Party under the Loan Documents to which it is a party rank at least equally with all of the unsecured and unsubordinated Financial Indebtedness of such Loan Party, except liabilities mandatorily (and not consensually) preferred by law, and ahead of all subordinated indebtedness, if any, of such Loan Party.

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SECTION 3.13.           Related Parties. No Loan Party subject to the Corporations Act has contravened or will contravene section 208 or section 209 of the Corporations Act by executing and delivering any Loan Document or performing its obligations thereunder or participating in any transaction in connection with any Loan Document.

SECTION 3.14.            Benefit from Transactions. Each Loan Party benefits by the execution, delivery and performance of the Loan Documents to which it is a party.

SECTION 3.15.            Execution not as a Trustee. No Loan Party has executed or delivered any Loan Document in the capacity of a trustee, responsible entity or custodian of any trust, managed investment scheme or settlement.

SECTION 3.16.            Federal Reserve Regulations. Neither Parent nor any Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or, to the knowledge of any Borrower, indirectly, for any purpose that entails a violation (including on the part of any Lender) of any of the regulations of the Board of Governors, including Regulations U and X. Not more than 25% of the value of the assets subject to any restrictions on the sale, pledge or other disposition of assets under this Agreement, any other Loan Document or any other agreement between Parent or any Subsidiary and any Lender or Affiliate of a Lender will at any time be represented by margin stock.

SECTION 3.17.            Anti-Corruption Laws; Sanctions. Parent has implemented and maintains in effect policies and procedures designed to ensure compliance by Parent, the Subsidiaries and its and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and Sanctions, and Parent, the Subsidiaries and its and their respective officers and employees and, to the knowledge of Parent, its and the Subsidiaries’ respective directors and agents, are in compliance with applicable Anti-Corruption Laws and Sanctions in all material respects. None of Parent, any Subsidiary or, to the knowledge of the Borrowers, any of their respective directors, officers or employees, or their respective agents that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or other transactions contemplated by this Agreement will violate applicable Anti-Corruption Laws or Sanctions.

SECTION 3.18.            Choice of Law Provisions. Subject to, in each case, the Legal Reservations: The choice of law provisions set forth in Section 9.09 are legal, valid and binding under the laws of each jurisdiction in which any Non-US Loan Party is organized, and none of the Borrowers knows of any reason why the courts of any such jurisdiction will not give effect to the choice of law of the State of New York as the proper law, other than through the exercise by any such court of discretionary powers under general principles of equity or public policy limitations in each case not specifically relating to such provisions. Each Non-US Loan Party has the legal capacity to sue and be sued in its own name under the laws of its jurisdiction of formation, incorporation or organization, as applicable. Each of the Non-US Loan Parties has the power to submit, and has irrevocably submitted, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and such irrevocable submission and the waiver by each Non-US Loan Party of any immunity and any objection to the venue of the proceedings in such Federal or State court are legal, valid and binding obligations of such Non-US Loan Party, and none of the Borrowers knows of any reason why the courts of any jurisdiction where any Non-US Loan Party is organized would not give effect to such submission and waivers, other than through the exercise by any such court of discretionary powers under general principles of equity or based on public policy limitations in each case not specifically relating to such submission and waivers. Each Non-US Loan Party has validly and irrevocably appointed the Authorized Agent as its authorized agent for the purpose described in Section 9.09(e). Service of process in the manner set forth in Section 9.09(d) will be effective to confer valid personal jurisdiction over each Non-US Loan Party, and none of the Borrowers knows of any reason why the courts in any jurisdiction where any Non-US Loan Party is organized will not recognize as valid and final, or will not enforce, any final and conclusive judgment against such Non-US Loan Party obtained in any such Federal or State court arising out of or in relation to the obligations of such Non-US Loan Party under the Loan Documents, other than through the exercise by any such court of discretionary powers under general principles of equity or public policy limitations in each case not specifically relating to jurisdictional matters (including consent to service of process provisions).

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SECTION 3.19.            No Immunity. Each Non-US Loan Party is subject to civil and commercial laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party, and the execution, delivery and performance by such Non-US Loan Party of this Agreement and any other Loan Documents to which it is a party constitute and will constitute private and commercial acts and not public or governmental acts. None of the Non-US Loan Parties or any of their properties has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Non-US Loan Party is organized and existing in respect of its obligations under this Agreement and any other Loan Documents to which it is a party.

SECTION 3.20.           Proper Form; No Recordation. With respect to each Non-US Loan Party and subject to the Legal Reservations, this Agreement and each other Loan Document to which it is a party are in proper legal form under the laws of the jurisdiction in which such Non-US Loan Party is organized and existing for the enforcement thereof against such Non-US Loan Party under the laws of such jurisdiction and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement and such other Loan Documents. It is not necessary, in order to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement or any other Loan Document to which any Non-US Loan Party is party, that this Agreement or such other Loan Document be filed, registered or recorded with, or executed or notarized before, any court or other Governmental Authority in the jurisdiction in which such Non-US Loan Party is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of this Agreement or any such other Loan Document, except for (a) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the applicable Loan Document is sought to be enforced and (b) any charge or tax as has been timely paid by such Non-US Loan Party.

ARTICLE IV

Conditions

SECTION 4.01.            Effective Date. This Agreement shall become effective on the first date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02):

(a)                The Administrative Agent shall have executed a counterpart of this Agreement and shall have received from each other party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page). The Administrative Agent shall have executed a counterpart of the Guarantee Agreement and shall have received from each Borrower, Amcor Finance and each other Subsidiary, if any, that pursuant to Section 5.03 would be required to become a Subsidiary Guarantor as of the Effective Date a counterpart of the Guarantee Agreement signed on behalf of such Person (which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page).

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(b)                The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Kirkland & Ellis LLP, counsel for the Borrowers in the United States, (ii) Armstrong Teasdale LLP, counsel for the Borrowers in Missouri, (iii) Cravath, Swaine & Moore LLP, counsel for the Administrative Agent and the Arrangers in England and Wales, (iv) Herbert Smith Freehills, counsel for the Borrowers in Australia and (v) Ogier (Jersey) LLP, counsel for Parent in the Bailiwick of Jersey, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(c)                The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the formation, incorporation or organization, as applicable, existence and good standing of each Loan Party (in each case, to the extent customary in the jurisdiction of organization of such Loan Party), the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

(d)                The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the chief financial officer or a director of Parent, to the effect that (i) the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date and (ii) no Default has occurred and is continuing as of the Effective Date.

(e)                The Existing Credit Agreements Refinancing shall have been, or substantially concurrently shall be, consummated.

(f)                 The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, payment or reimbursement of all fees and expenses (including, to the extent invoiced at least one Business Day prior to the Effective Date, reasonable fees, charges and disbursements of counsel) required to be paid or reimbursed by any Loan Party.

(g)                The Lenders shall have received (i) all documentation and other information with respect to the Loan Parties required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, the Anti-Money Laundering and Counter-Terrorism Financing Rules promulgated under the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 and the UK Proceeds of Crime Act 2002, to the extent reasonably requested in writing not less than 10 Business Days prior to the Effective Date, and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower no less than 10 Business Days prior to the Effective Date.

The Administrative Agent shall notify Parent and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

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SECTION 4.02.           Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than any conversion or continuation of any Revolving Loan) is subject to receipt of the request therefor in accordance herewith and to the satisfaction (or waiver in accordance with Section 9.02) of the following conditions:

(a)                The representations and warranties of each Loan Party set forth in the Loan Documents (other than, after the Effective Date, the representations and warranties set forth in Section 3.05(b) and clause (i) of Section 3.08(a)) shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date of such Borrowing, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date.

(b)                At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

On the date of any Borrowing (other than any conversion or continuation of any Revolving Loan), the Borrowers shall be deemed to have represented and warranted that the conditions specified in paragraphs (a) and (b) of this Section have been satisfied and that, after giving effect to such Borrowing, the Aggregate Revolving Credit Exposure (or any component thereof) shall not exceed the maximum amount thereof (or the maximum amount of any such component) specified in Section 2.01 or 2.04.

SECTION 4.03.            Conditions to Initial Borrowing by each New Subsidiary Borrower. The obligation of each Lender to make a Loan to or for the account of any Subsidiary Borrower (in each case, to the extent customary in the jurisdiction of organization of such Loan Party) designated as such pursuant to Section 2.19 shall not become effective until the date on which the Administrative Agent shall have received such documents and certificates, including such opinions of counsel, as the Administrative Agent may reasonably request relating to the formation, incorporation or organization, as applicable, and good standing of such Subsidiary Borrower, the authorization of the Transactions by such Subsidiary Borrower, the incumbency of the Persons executing any Loan Document on behalf of such Subsidiary Borrower and any other legal matters relating to such Subsidiary Borrower, this Agreement, its Subsidiary Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent (unless any such requirements are waived in accordance with Section 9.02).

ARTICLE V

Affirmative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each of Parent and, as to itself and its subsidiaries, each Subsidiary Borrower covenants and agrees with the Lenders that:

SECTION 5.01.            Financial Statements and Other Information. Parent will furnish to the Administrative Agent, on behalf of each Lender:

(a)               within 120 days after the end of each fiscal year of Parent, its Consolidated Financial Statements, as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the prior fiscal year, all audited by and accompanied by the opinion of (i) PricewaterhouseCoopers AG and (ii) any other internationally recognized independent registered public accounting firm appointed by Parent to act as its independent registered public accounting firm or (iii) any other firm appointed by Parent to act as its independent registered public accounting firm approved by the Administrative Agent (such approval not to be unreasonably withheld, delayed or conditioned) (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such Consolidated Financial Statements have been prepared in accordance with US GAAP and present fairly, in all material respects, the financial position and results of operations and cash flows of Parent and its consolidated Subsidiaries as of the end of and for such fiscal year on a consolidated basis in accordance with US GAAP;

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(b)                within 90 days after the end of each of the first three fiscal quarters of each fiscal year of Parent, its Consolidated Financial Statements as of the end of and for such period and the portion of such fiscal year then ended, in each case setting forth in comparative form the figures for the corresponding period of the prior fiscal year, all prepared in accordance with US GAAP (subject to the absence of footnotes and normal year-end audit adjustments) and presenting fairly, in all material respects, the financial position and results of operations and cash flows of Parent and its consolidated Subsidiaries as of the end of and for such fiscal quarter and for the portion of such fiscal year then ended on a consolidated basis;

(c)                concurrently with each delivery of Consolidated Financial Statements under clause (a) or (b) above, a completed Compliance Certificate signed by a Financial Officer of Parent, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations (consistent with the detail historically provided hereunder) demonstrating compliance with Sections 6.01(d), 6.02(b) and 6.05 (and, in the event any pro forma adjustment shall have been made as contemplated by the definition of the term EBITDA, setting forth in reasonable detail the calculation of such pro forma adjustments) and (iii) if any change in US GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of Parent most recently theretofore delivered under clause (a) or (b) above (or, prior to the first such delivery, referred to in Section 3.05) that has had, or could have, a significant effect on the calculations of the Leverage Ratio, specifying the nature of such change and the effect thereof on such calculations;

(d)                promptly after the same become publicly available (or, if not made publicly available, promptly after distribution by Parent to its shareholders or creditors generally, as the case may be), copies of all periodic and other reports, proxy statements and other materials filed by Parent or any Subsidiary with the SEC, the ASX Limited or any other securities exchange, or distributed by Parent to its shareholders or creditors generally, as the case may be;

(e)                promptly after any reasonable request by the Administrative Agent or any Lender therefor, such information and documentation as required (i) by bank regulatory authorities under applicable “know your customer” rules with respect to any Loan Party, including the USA PATRIOT Act, the Anti-Money Laundering and Counter-Terrorism Financing Rules promulgated under the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 and the UK Proceeds of Crime Act 2002, or (ii) for purposes of compliance with the Beneficial Ownership Regulation; and

(f)                 promptly after any request therefor, such other information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition of Parent or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request; provided that Parent shall not be required to furnish any such information that Parent determines after consultation with counsel qualified to advise on such matters (which may be in-house counsel) that, notwithstanding the confidentiality requirements of Section 9.12, Parent would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof.

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Information required to be delivered pursuant to clause (a), (b) or (d) of this Section shall be deemed to have been delivered if and when such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on the Approved Electronic Platform or shall be publicly available on the website of Parent at http://www.amcor.com or the website of the SEC at http://www.sec.gov. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. In the event any financial statements delivered under clause (a) or (b) above shall be restated, Parent shall deliver, promptly after such restated financial statements become available, revised Compliance Certificates with respect to the periods covered thereby that give effect to such restatement, signed by a Financial Officer of Parent.

SECTION 5.02.            Notices of Material Events. Parent will furnish to the Administrative Agent prompt written notice of the following:

(a)                an officer of a Borrower obtaining actual knowledge of the occurrence of, or receipt by Parent of any written notice claiming the occurrence of, any Default;

(b)                the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Parent or any Subsidiary, or any adverse development in any such pending action, suit or proceeding not previously disclosed in writing by Parent to the Administrative Agent and the Lenders, that in each case would reasonably be expected to result in a Material Adverse Effect or that in any manner questions the validity of any Loan Document;

(c)                any change to any Unsecured Rating;

(d)                the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(e)                any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such Beneficial Ownership Certification; and

(f)                any other development that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of Parent setting forth the details of the event or development requiring such notice and, in the case of clause (a) above, stating that it is a “notice of default”, and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.            Subsidiary Guarantees. Parent will ensure that each Subsidiary that has Guaranteed any Material Financial Indebtedness of any Borrower (or is otherwise a co-obligor on, or jointly liable with respect to, any such Material Financial Indebtedness) becomes a Subsidiary Guarantor within 30 days (or such later date as the Administrative Agent may agree) of such Subsidiary providing a Guarantee of (or becoming a co-obligor on or jointly liable with respect to) such Material Financial Indebtedness by duly executing and delivering (i) a supplement to the Guarantee Agreement, in the form specified therein, on behalf of such Person and (ii) to the extent requested by the Administrative Agent, documents and opinions of the type referred to in Sections 4.01(b) and 4.01(c) with respect to such Subsidiary Guarantor.

SECTION 5.04.            Existence; Conduct of Business. (a)  Each of the Borrowers will do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect (i) its legal existence (and shall not change the jurisdiction of its formation, incorporation or organization, as applicable, from that applicable on the date hereof) and (ii) the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names necessary or desirable in the normal conduct of its business, except, in the case of this clause (ii), to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; provided that clause (ii) above shall not prohibit any transaction permitted under Section 6.03; provided further that clause (i) above shall not prohibit any transactions in which any Subsidiary Borrower merges or consolidates with Parent or another Subsidiary Borrower.

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(b)                Parent shall cause each of the Subsidiary Borrowers to be a wholly-owned Subsidiary of Parent.

(c)                Neither Parent nor any Subsidiary will engage to any material extent in any business other than businesses of the type conducted by Parent and the Subsidiaries, or Berry and its subsidiaries, on the Effective Date and businesses reasonably related or ancillary thereto.

SECTION 5.05.            Maintenance of Properties. Parent and each Subsidiary will keep and maintain all property used in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.06.            Insurance. Parent and each Subsidiary will maintain, with financially sound and reputable insurance companies, or with a wholly-owned Subsidiary on arms’-length terms, insurance in such amounts and against such risks as are prudent or usual for a Person of established repute conducting a business similar to it in the same or similar locations.

SECTION 5.07.          Books and Records. Parent and each Subsidiary will keep proper and adequate books of record and account in accordance with US GAAP and in accordance in all material respects with applicable law.

SECTION 5.08.            Compliance with Laws. Parent and each Subsidiary will comply with all laws, including all orders of any Governmental Authority, and maintain in full force and effect all Governmental Approvals, in each case, applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Parent will maintain in effect and enforce policies and procedures designed to ensure compliance by Parent, the Subsidiaries and its and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and Sanctions.

SECTION 5.09.           Use of Proceeds. The proceeds of the Loans will be used solely for general corporate purposes of Parent and the Subsidiaries, including the Existing Credit Agreements Refinancing; provided that the proceeds of any Loan may not be used directly or indirectly in a manner or for a purpose that would (or would, but for any applicable limitation in any Loan Document) result in a contravention of Part 2J.3 of the Corporations Act. No Borrower will, directly or, to its knowledge, indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available the proceeds of the Loans to any Subsidiary, joint venture partner or other Person, to fund any activities or business of or with a FATF Public Statement Jurisdiction, any goods originating from a FATF Public Statement Jurisdiction or any Person located, organized or resident in a FATF Public Statement Jurisdiction or owned or controlled by such Person.

SECTION 5.10.            Ranking of Obligations. Each Loan Party shall take all actions as shall be necessary to ensure that the Obligations of such Loan Party rank and, until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, will rank, at least equally with all other unsecured and unsubordinated obligations of such Loan Party, except obligations mandatorily (and not consensually) preferred by applicable law, and ahead of all subordinated Financial Indebtedness, if any, of such Loan Party.

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ARTICLE VI

Negative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each of Parent and, as to itself and its subsidiaries, each Subsidiary Borrower covenants and agrees with the Lenders that:

SECTION 6.01.           Subsidiary Indebtedness. Parent will not permit any Subsidiary (other than any Subsidiary Guarantor) to create, incur, assume or permit to exist any Financial Indebtedness, except:

(a)                Financial Indebtedness owed to Parent or any of the Subsidiaries;

(b)                Limited Recourse Indebtedness;

(c)                (i) Financial Indebtedness owed by any Subsidiary that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the date hereof; provided that (A) such Financial Indebtedness existed on the date that such Subsidiary became a Subsidiary (or is so merged or consolidated) and was not incurred in anticipation thereof and (B) in the case of any Person becoming a Subsidiary as a result of a Division where the dividing person is Parent or a Subsidiary, such Financial Indebtedness was permitted by this clause (c) immediately prior to the consummation of such Division and (ii) any Financial Indebtedness that repays, refinances, renews, extends or replaces any Financial Indebtedness referred to in clause (i) above or this clause (ii), provided that the amount of such Financial Indebtedness does not exceed the principal amount of the Financial Indebtedness so repaid, refinanced, renewed, extended or replaced, plus any accrued but unpaid interest thereon, fees, premiums and reasonable expenses incurred in connection with such repayment, refinancing, renewal, extension or replacement; and

(d)                other Financial Indebtedness, provided that immediately after giving effect to the incurrence of any such Financial Indebtedness pursuant to this clause (d) (or, in the case of any such Financial Indebtedness outstanding on the Effective Date, on the Effective Date), the sum of (i) the aggregate principal amount of all Financial Indebtedness outstanding under this clause (d) and (ii) without duplication of the foregoing clause (i), the aggregate principal amount of all outstanding Financial Indebtedness secured by any Liens on assets of Parent or any Subsidiary permitted under Section 6.02(b) shall not exceed 15.0% of the Consolidated Net Tangible Assets.

SECTION 6.02.            Liens. Neither Parent nor any Subsidiary will create, incur, assume or permit to exist any Lien on any of its assets, now owned or hereafter acquired by it, except:

(a)                any Permitted Encumbrances; or

(b)               other Liens securing Financial Indebtedness, provided that, immediately after giving effect to the incurrence or assumption of any such Lien or the incurrence of any Financial Indebtedness secured thereby (or, in the case of any such Liens in existence on the Effective Date, on the Effective Date), the sum of (i) the aggregate principal amount of all outstanding Financial Indebtedness secured by any Liens on assets of Parent or any Subsidiary outstanding under this clause (b) and (ii) without duplication of the foregoing clause (i), the aggregate principal amount of all Financial Indebtedness permitted under Section 6.01(d) shall not exceed 15.0% of the Consolidated Net Tangible Assets.

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SECTION 6.03.           Asset Sales. Parent shall not, and shall not permit the Subsidiaries to, sell, transfer, lease or otherwise dispose of (in one transaction or in a series of related transactions and whether directly or through any merger or consolidation of, or any sale, transfer, lease or other disposition of Equity Interests in, or the assets of, Parent or any Subsidiary) all or substantially all of the assets of Parent and the Subsidiaries, taken as a whole (whether now owned or hereafter acquired).

SECTION 6.04.           Use of Proceeds. No Borrower will request any Borrowing, and no Borrower shall use, and each of the Borrowers shall procure that its subsidiaries and its or their directors, officers, employees and agents shall not use, the proceeds of any Borrowing (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permissible for a Person required to comply with Sanctions, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 6.05.           Leverage Ratio. Parent will not permit the Leverage Ratio as of the last day of any Test Period to exceed 3.90 to 1.00; provided that, upon the consummation of a Qualified Material Acquisition, with respect to the calendar month in which such Qualified Material Acquisition is consummated and the subsequent twelve consecutive calendar months, the maximum permitted Leverage Ratio set forth above shall, at the election of Parent by notice to the Administrative Agent (provided that no such notice shall be required in the case of the Berry Acquisition), be increased to 4.25 to 1.00; provided further that following any such election by Parent, no subsequent election may be made by Parent unless the Leverage Ratio has been at or below 3.90 to 1.00 as of the last day of at least two subsequent consecutive fiscal quarters.

ARTICLE VII

Events of Default

If any of the following events (an “Event of Default”) shall occur:

(a)                any Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise and, solely if the cause of such failure is a banking system delay or interruption, such failure shall continue unremedied for a period of two Business Days;

(b)                any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c)                any representation, warranty or statement made or deemed made by or on behalf of Parent or any Subsidiary in any Loan Document or in any certificate provided pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder shall prove to have been incorrect in any material respect when made or deemed made;

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(d)                any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.04(a)(i) (with respect to any Borrower’s existence) or 5.09 or in Article VI;

(e)                any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to Parent (with a copy to the Administrative Agent in the case of any such notice from a Lender);

(f)                Parent or any Subsidiary shall fail to make any payment (whether of principal, interest, termination payment or other payment obligation and regardless of amount) in respect of any Material Financial Indebtedness, when and as the same shall become due and payable, and such failure shall continue after the applicable grace period, if any, relating to such Material Financial Indebtedness;

(g)                any event or condition occurs that results in any Material Financial Indebtedness becoming due or being terminated or required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) any secured Financial Indebtedness that becomes due or is required to be prepaid, repurchased, redeemed or defeased as a result of the voluntary sale or transfer of, or any insured loss or condemnation or governmental action with respect to, the assets securing such Financial Indebtedness, (ii) any Financial Indebtedness that becomes due or is required to be prepaid, repurchased, redeemed or defeased as a result of a voluntary prepayment, repurchase, redemption or defeasance thereof, or any refinancing thereof, (iii) any requirement to, or to offer to, prepay, repurchase or redeem any Financial Indebtedness using a portion of excess cash flow or similar financial measure, (iv) any customary debt and equity proceeds prepayment requirements contained in any bridge or other interim credit facility, (v) any Financial Indebtedness of any Person assumed in connection with an Acquisition to the extent that such Financial Indebtedness is repaid, repurchased or redeemed as required by the terms thereof in connection with such Acquisition, (vi) any Financial Indebtedness incurred to finance any Acquisition or related transactions that becomes due or is required to be prepaid, repurchased, redeemed or defeased as a result of such Acquisition not being consummated or (vii) any event that (A) is remedied by Parent or the applicable Subsidiary or (B) waived (including in the form of an amendment) by the requisite holders of the applicable Material Financial Indebtedness, in either case, prior to the Loans becoming due or the Commitments being terminated;

(h)                an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization (by way of voluntary arrangement, scheme of arrangement, the procedure provided for by Part 26A of the Companies Act 2006, deed of company arrangement or otherwise), moratorium, scheme of arrangement, examinership or other relief in respect of Parent or any Significant Subsidiary or its debts, or of a material part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, receiver and manager, administrator, liquidator, trustee, custodian, sequestrator, conservator, monitor, examiner or similar official for Parent or any Significant Subsidiary or for a material part of its assets, or any such official is appointed to Parent or any Significant Subsidiary or a material part of its assets, and, in any such case, such proceeding, petition or appointment shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

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(i)                 Parent or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization (by way of voluntary arrangement, scheme of arrangement, the procedure provided for by Part 26A of the Companies Act 2006, deed of company arrangement or otherwise), moratorium, scheme of arrangement, examinership or other relief under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, receiver and manager, administrator, liquidator, trustee, custodian, sequestrator, conservator, monitor, examiner or similar official for Parent or any Significant Subsidiary or for a material part of its assets, or any such official is appointed to Parent or any Significant Subsidiary or a material part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of Parent or any Significant Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (i) or clause (h) of this Article or (vi) solely in the case of Parent, become subject to Parent Bankruptcy Event;

(j)                 any Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)                one or more judgments for the payment of money in an aggregate amount in excess of US$150,000,000 (or the equivalent thereof in any other currency) (other than any such judgment covered by third party insurance (subject to customary deductibles) to the extent the insurer has been notified of such judgment and liability therefor has not been denied by the insurer), shall be rendered against Parent or any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days (or 90 consecutive days in the case of judgments rendered in foreign jurisdictions outside of the United States of America, any State thereof and the District of Columbia) during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Parent or any Subsidiary to enforce any such judgment;

(l)                 any Loan Document is or becomes void, voidable or unenforceable, or is asserted in writing by any Borrower or any other Loan Party not to be valid and enforceable;

(m)              any material obligation of any Borrower or any other Loan Party under any Loan Document or the performance of any such obligation is or becomes at any time illegal or invalid under any applicable law;

(n)                any Subsidiary Borrower shall cease to be a wholly-owned Subsidiary of Parent; or

(o)                a Change in Control shall occur;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent, and shall at the request, of the Required Lenders, by notice to Parent, take any or all of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Loans at the time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in the case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of any Borrower hereunder, shall immediately and automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

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ARTICLE VIII

The Administrative Agent

Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Each Lender exempts the Administrative Agent from the restrictions pursuant to Section 181 Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible for such Lender. Any Lender that cannot grant such exemption shall notify the Administrative Agent accordingly and, upon request of the Administrative Agent, either act in accordance with the terms of this Agreement and/or any other Loan Document as required pursuant to this Agreement and/or such other Loan Document or grant a special power of attorney to a party acting on its behalf, in a manner that is not prohibited pursuant to Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and/or any other applicable laws. Without limiting the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

Any Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Parent or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

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The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and in performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its functions and duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of Parent and its Subsidiaries. Without limiting the generality of the foregoing, (a) the Administrative Agent does not assume, and shall not be deemed to have assumed, any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender or any other Person, other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), and each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement, any other Loan Document and/or the transactions contemplated hereby or thereby and (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law. Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (ii) unless a court of competent jurisdiction shall have determined by a final and non-appealable judgment that the Administrative Agent was grossly negligent or acted with willful misconduct in taking or not taking any such action. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by Parent or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (D) the sufficiency, value, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), (E) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent or (F) any determination with respect to (1) the existence or the extent of any legal impediments on the ability of any Subsidiary Guarantor or Parent to perform its obligations under the Guarantee Agreement (it being acknowledged by the Lenders that the Administrative Agent shall not be required to make any evaluation as to whether any such impediment exists unless and until it shall have been requested to do so in writing by a Lender and, in connection with any such evaluation or determination, may consult with legal counsel (who may be counsel for Parent) selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel) or (2) the terms of the subordination referred to in the definition of the term the Subordinated Debt Allowance. The Administrative Agent shall be deemed to have no knowledge of any Lender being a Restricted Lender unless and until the Administrative Agent shall have received the written notice from such Lender referred to in Section 1.10, and then only to as and to the extent specified in such notice, and any determination of whether the Required Lenders or any other requisite Lenders shall have provided any consent or direction in connection with this Agreement or any other Loan Document shall not be affected by any subsequent delivery to the Administrative Agent of any such written notice. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by any Loan Party or any Lender as a result of, any such determination of the Revolving Credit Exposure or the component amounts thereof or of the US Dollar Equivalent. Each Lender agrees that nothing in this Agreement or any other Loan Document shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its functions or duties under the Loan Documents or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

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The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for acting or not acting upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely upon, and shall not incur any liability for acting or not acting upon, any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof, including pursuant to Section 9.01(e). In determining compliance with any condition hereunder to the making of a Loan, the Administrative Agent may presume that such condition is satisfactory to each Lender unless the Administrative Agent shall have received notice to the contrary from such Lender sufficiently in advance of the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for Parent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04 and may rely on the Register to the extent set forth in Section 9.04(c).

The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent (including any of its Affiliates). The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Subject to the terms of this paragraph, the Administrative Agent may resign at any time from its capacity as such. In connection with such resignation, the Administrative Agent shall give notice of its intent to resign to the Lenders and Parent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right (with, so long as no Event of Default has occurred and is continuing, the consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned)) to appoint a successor. If no successor shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor the Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate or branch of any such bank. If the Administrative Agent is a Defaulting Lender pursuant to clause (e) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to Parent and the Administrative Agent remove the Administrative Agent in its capacity as such, and (with, so long as no Event of Default has occurred and is continuing, the consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned)) appoint a successor. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, as the case may be, and such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by Parent to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by Parent and such successor. Notwithstanding the foregoing, in the event (a) no successor Administrative Agent to a retiring Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and Parent or (b) no successor to a removed Administrative Agent shall have been so appointed and shall have accepted such appointment by the day that is 30 days following of the issuance of a notice of removal, the removal shall become effective on such 30th day, and on the date of effectiveness of such resignation or removal, as the case may be, (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the retiring or removed Administrative Agent for the account of any Person other than such retiring or removed Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the retiring or removed Administrative Agent shall also directly be given or made to each Lender. After the Administrative Agent’s resignation or removal from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as the Administrative Agent.

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Each Lender represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable, to such Lender, in each case, in the ordinary course of business, and not for the purpose of investing in the general performance or operations of Parent and its Subsidiaries, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under federal or state securities law), (c) it has, independently and without reliance upon the Administrative Agent, any other Titled Person or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (d) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Titled Person or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain Private Side Information) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption, the Accession Agreement or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on or prior to the date of such document.

Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the Overnight Rate, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this paragraph shall be conclusive, absent manifest error. Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the Overnight Rate. The Borrowers hereby agree (and each other Loan Party, by becoming a party to the Guarantee Agreement shall be deemed to have agreed) that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party. Each party’s obligations under this paragraph shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

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The Lenders acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of Parent and its Subsidiaries) between Parent and its Affiliates, on the one hand, and JPMorgan and its Affiliates, on the other hand. Without limiting the foregoing, Parent and its Affiliates may provide information, including updates to previously provided information to JPMorgan and its Affiliates acting in different capacities, including as a lender, lead bank, arranger or potential securities investor, independent of the role of JPMorgan as administrative agent hereunder. The Lenders acknowledge that neither JPMorgan nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein or in any other Loan Document, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the Loans, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of Parent or any of its Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and Parent, any of its Affiliates or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders, or any formal or informal committee or ad hoc group of such Lenders, including at the direction of Parent.

In case of the pendency of any proceeding with respect to any Loan Party under any Debtor Relief Law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower or other Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.10, 2.11, 2.13, 2.14, 2.15 and 9.03) allowed in such judicial proceeding; and

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(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03); provided, however, that nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the obligations or the rights of any Lender, or to vote in respect of the claim of any Lender in any such proceeding.

Notwithstanding anything herein to the contrary, none of the Arrangers, the Syndication Agents or the Documentation Agents (each of the foregoing, a “Titled Person”) shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender), but all such Persons shall have the benefit of the indemnities provided for hereunder, and, without limiting the foregoing, no Titled Person shall have or be deemed to have any fiduciary relationship with any Lender or with Parent or any of its Affiliates.

Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, for the benefit of, the Administrative Agent and each Titled Person and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, that at least one of the following is and will be true:

(a)       such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(b)       the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(c)       (i) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (ii) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (iii) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (iv) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

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(d)       such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, unless either (1) clause (a) in the immediately preceding paragraph is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (d) in the immediately preceding paragraph, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Titled Person and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communication by posting such Communication on the Approved Electronic Platform. The Administrative Agent and the Lenders agree that the Loan Parties (or Parent on any of the Subsidiary Borrower’s behalf) may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an Approved Borrower Portal.

Although each of the Approved Electronic Platform and the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrowers hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

EACH OF THE APPROVED ELECTRONIC PLATFORM, THE APPROVED BORROWER PORTAL, THE COMMUNICATIONS AND THE BORROWER COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE BORROWER COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PORTAL OR THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM, THE APPROVED BORROWER PORTAL, THE COMMUNICATIONS OR THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE APPROVED ELECTRONIC PLATFORM, THE APPROVED BORROWER PORTAL, THE COMMUNICATIONS OR THE BORROWER COMMUNICATIONS. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY SYNDICATION AGENT, ANY DOCUMENTATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM OR ANY BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL, EXCEPT, IN THE CASE OF ANY APPLICABLE PARTY, FOR DIRECT DAMAGES TO ANY BORROWER TO THE EXTENT SUCH DAMAGES ARE FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH APPLICABLE PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

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Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

Each of the Lenders and each of the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store (a) the Borrower Communications on the Approved Borrower Portal or (b) the Communications on the Approved Electronic Platform, in each case, in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and, except solely to the extent of Parent’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of Parent or any other Loan Party shall have any rights as a third party beneficiary of any such provisions.

ARTICLE IX

Miscellaneous

SECTION 9.01.            Notices. (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (c) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:

(i)                 if to any Borrower, to Parent at Amcor Corporate, at its address at Thurgauerstrasse 34, CH-8050 Zurich, Attention of Group Treasurer/VP Treasury (Email Address: mike.rumley@amcor.com);

(ii)               if to the Administrative Agent from any Borrower, to JPMorgan, at the address (or telephone number or email address, as applicable) separately provided to Parent;

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(iii)               if to the Administrative Agent from any Lender, to JPMorgan, at the address (or telephone number or email address, as applicable) set forth in its Administrative Questionnaire;

(iv)               if to JPMorgan, in its capacity as the Swingline Lender, to JPMorgan, at the address (or telephone number or email address, as applicable) separately provided to Parent; and

(v)                if to any other Lender, to it at its address (or fax number) set forth in its Administrative Questionnaire.

(b)                Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; and notices delivered through electronic communications to the extent provided in paragraph (c) of this Section shall be effective as provided in such paragraph.

(c)                Notices and other communications to the Lenders hereunder may, in addition to email, be delivered or furnished by electronic communications (including Internet and intranet websites or using the Approved Electronic Platform) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by such electronic communication. Any notices or other communications to the Administrative Agent or any Borrower may, in addition to email, be delivered or furnished by electronic communications (including an Approved Borrower Portal) pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to the Approved Electronic Platform shall be deemed received upon the receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d)                Any party hereto may change its address, telephone number or email address for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to Parent and the Administrative Agent).

(e)                In connection with any Borrowing Request or Interest Election Request required to be provided hereunder to the Administrative Agent, the applicable Borrower (or Parent on its behalf) shall furnish with such request telephone call-back information designating a Financial Officer or other authorized employee of the applicable Borrower (or of Parent on its behalf) as authorized to confirm and provide any additional information relating to any such request as the Administrative Agent may reasonably require in order to give effect to such request. The Administrative Agent shall be authorized to seek any such confirmation or additional information by telephonic request. The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any information provided by such designated Person and, in the event such designated Person is not, in fact, available to provide any such information by telephone call-back, the Administrative Agent shall have no liability for any failure to act in connection with any such request or notice.

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SECTION 9.02.           Waivers; Amendments. (a)  No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)                Except as provided in paragraph (c) of this Section, none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Parent, the Administrative Agent and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender, or change the currency in which Loans are available thereunder, without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, or change the currency of any Loan or any interest or fee, without the written consent of each Lender affected thereby, (iii) postpone the scheduled maturity date of any Loan or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or 2.16(c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender or (vi) release (including by limiting liability in respect thereof) (A) any Borrower from its Guarantee under the Guarantee Agreement or (B) one or more Subsidiary Guarantors (other than those that are also Subsidiary Borrowers) from their Guarantees under the Guarantee Agreement if such Guarantees represent all or substantially all of the value of the Guarantees of such Subsidiary Guarantors (except as expressly provided in the Guarantee Agreement and in Section 9.18(b)), without the written consent of each Lender; provided further that no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent or the Swingline Lender without the prior written consent of the Administrative Agent or the Swingline Lender, as the case may be.

(c)                Notwithstanding anything to the contrary in paragraph (b) of this Section 9.02:

(i)                 this Agreement and the other Loan Documents may be amended as provided in Sections 2.07(d), 2.08(b), 2.12(b) and 2.19;

(ii)                any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Parent and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; and

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(iii)               no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of (x) any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso in Section 9.02(b) and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification or (y) in the case of any amendment, waiver or other modification referred to in the first proviso in Section 9.02(b), any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, waiver or other modification becomes effective and whose Commitments terminate by the terms and upon the effectiveness of such amendment, waiver or other modification.

(d)                The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 9.03.           Expenses; Indemnity; Limitation of Liability. (a)  The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their Affiliates (including due diligence expenses, syndication expenses and reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, US and UK counsel to the Administrative Agent and the Arrangers, Corrs Chambers Westgarth, Australian counsel to the Administrative Agent and the Arrangers, and Walkers (Jersey) LLP, Jersey counsel to the Administrative Agent and the Arrangers), in connection with the structuring, arrangement and syndication of the credit facility provided for herein, including the preparation, execution and delivery of the commitment letter and any fee letter entered into in connection with the credit facility provided for herein, (ii) all reasonable and documented out-of-pocket expenses of the Administrative Agent associated with the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the Swingline Lender), including the reasonable fees, charges and disbursements of any counsel for any of the foregoing (including Cravath, Swaine & Moore LLP, US and UK counsel to the Administrative Agent, Corrs Chambers Westgarth, Australian counsel to the Administrative Agent, and Walkers (Jersey) LLP, Jersey counsel to the Administrative Agent), in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

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(b)                The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, the Syndication Agents, the Documentation Agents and each Lender (including the Swingline Lender), and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the structuring, arrangement and the syndication of the credit facility provided for herein (in the case of any Arranger), the preparation, execution, delivery and administration of the commitment letter or any fee letter entered into in connection with the credit facility provided for herein, this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the commitment letter or any fee letter entered into in connection with the credit facility provided for herein, this Agreement or the other Loan Documents of their obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on any property currently or, to the extent actually or allegedly relating to the ownership or operations of Parent or any of its Subsidiaries or Affiliates, formerly owned or operated by, or any Environmental Liability relating to, Parent or any of its Subsidiaries or Affiliates or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing (including, with respect to clause (i), any such actual or prospective claim, litigation, investigation or proceeding relating to or arising from the delivery, by or on behalf of any Loan Party, of an executed counterpart of a signature page of any Loan Document or Ancillary Document that is an Electronic Signature), whether based on contract, tort or any other theory and whether initiated against or by any party to any Loan Document, any Affiliate thereof or any third party (and regardless of whether any Indemnitee is a party thereto); provided that (x) such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from (i) such Indemnitee’s gross negligence, bad faith or willful misconduct, (ii) a material breach by such Indemnitee of the express terms of this Agreement or the other Loan Documents or (iii) claims of one or more Indemnitees against another Indemnitee (other than claims against the Administrative Agent, the Syndication Agents, the Documentation Agents or the Arrangers in their capacities or in fulfilling their roles as such) and not involving any act or omission of Parent or any of its Subsidiaries or Affiliates and (y) the Borrowers shall not be liable for the legal fees and expenses of more than one law firm at any time for the Indemnitees as a whole (and, if reasonably deemed necessary by the Indemnitees, one firm of local counsel in each material relevant jurisdiction for the Indemnitees as a whole (which may be a single local counsel acting in multiple jurisdictions)); provided that, solely in the case of an actual or perceived conflict of interest where any Indemnitee affected by such conflict informs Parent of such conflict, the Borrowers shall be responsible for the reasonable and documented out-of-pocket fees and expenses of one additional firm of counsel for each group of such affected Indemnitees similarly situated (and if reasonably deemed necessary by such affected Indemnitee, one additional firm of such local counsel in each material relevant jurisdiction for each group of such affected Indemnitees similarly situated as a whole (which may be a single local counsel acting in multiple jurisdictions). This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)                To the extent that the Borrowers fail to indefeasibly pay any amount required to be paid by them under paragraph (a) or (b) of this Section to the Administrative Agent (or any sub-agent thereof), the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified Liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent) or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Swingline Lender in connection with such capacity. For purposes of this Section, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Credit Exposures and Unused Commitments at the time (or most recently outstanding and in effect); provided that, for purposes of this paragraph, the Revolving Credit Exposure of any Lender that is the Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.18 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the Unused Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount.

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(d)                To the extent permitted by applicable law, the Borrowers shall not assert, and the Borrowers hereby waive (and each other Loan Party, by becoming a party to the Guarantee Agreement, shall be deemed to not assert and to waive), any claim against any Lender-Related Person for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet and the Approved Electronic Platform), except to the extent that such Liabilities are determined by a court of competent jurisdiction in a final, non-appealable judgment to have resulted from the willful misconduct or gross negligence of such Lender-Related Person or the material breach by such Lender-Related Person of the confidentiality provisions of this Agreement or any of the other Loan Documents.

(e)                To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives (and each other Loan Party, by becoming a party to the Guarantee Agreement, shall be deemed to not assert and to waive), any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof; provided that this paragraph shall not limit the obligations of the Loan Parties under paragraph (b) of this Section or any indemnification or expense reimbursement obligations set forth in any other Loan Document, in each case, to indemnify and hold harmless any Lender-Related Person against any such Liabilities that may be awarded against it.

(f)                 Without limitation to the foregoing and without prejudice to the generality of any waiver granted by any Loan Party in the Loan Documents, each Borrower irrevocably and unconditionally abandons and waives any right that it may have at any time under the existing or future laws of Jersey, whether by virtue of the droit de discussion or otherwise, (i) to require that recourse be had to the assets of any other Person before any claim is enforced against any Borrower in respect of the obligations or liabilities assumed by such Borrower under any document, including any Loan Document, and (ii) to require that any liability under any document, including any Loan Document, be divided or apportioned with any other Person or reduced in any manner whatsoever.

(g)                All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04.           Successors and Assigns. (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section), and, to the extent expressly contemplated hereby, the Arrangers, the Syndication Agents, the Documentation Agents, the sub-agents of the Administrative Agent and the Related Parties of any of the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time held or owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:

     (A)             Parent; provided that no consent of Parent shall be required (1) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or (2) if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing, for any other assignment; provided further that Parent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received written notice thereof;

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     (B)              the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and

     (C)              the Swingline Lender, provided that no consent of the Swingline Lender shall be required if an Event of Default with respect to any Borrower under clause (h) or (i) of Article VII has occurred and is continuing and the Swingline Lender has no outstanding Swingline Loans at the time of the applicable assignment.

(ii)              Assignments shall be subject to the following additional conditions:

  (A)                except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$5,000,000 (or (x) in the case of an assignment solely of Loans denominated in Euros, €5,000,000, and (y) in the case of an assignment solely of Loans denominated in Sterling, £5,000,000), unless each of Parent and the Administrative Agent otherwise consents; provided that no such consent of Parent shall be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing; provided further that Parent shall be deemed to have consented to any such assignment that would otherwise not comply with the provisions of this clause (A) unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received written notice thereof;

(B)                   each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)                   the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Approved Electronic Platform), together with a processing and recordation fee of US$3,500, provided that only one such processing and recordation fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds of such Lender;

(D)                  the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain Private Side Information) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including US Federal and state and foreign securities laws; and

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(E)                   there must be no less than two Lenders or one Lender with its lending office in Australia remaining after giving effect to such assignment.

(iii)           Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Approved Electronic Platform) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15, 9.03 and 9.17). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).

(iv)          The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and, as to entries pertaining to it, any Lender, at any reasonable time and from time to time upon reasonable prior notice; provided that if any Borrower requests a copy of the Register, such copy shall be provided to such Borrower within two Business Days of such request.

(v)           Upon receipt by the Administrative Agent of an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Approved Electronic Platform) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and the processing and recordation fee referred to in this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt of) any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph, and following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee. Upon request of Parent, the Administrative Agent shall provide to Parent a copy of each Assignment and Assumption and Administrative Questionnaire that shall have been accepted by the Administrative Agent.

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(c)           (i)  Any Lender may, without the consent of any Borrower, the Administrative Agent or the Swingline Lender, sell participations to one or more Eligible Assignees (“Participants”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 (subject to the requirements and limitations therein, including the requirements under Section 2.15(f) (it being understood that the documentation required under Section 2.15(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (x) agrees to be subject to the provisions of Sections 2.16 and 2.17 as if it were an assignee under paragraph (b) of this Section and (y) shall not be entitled to receive any greater payment under Section 2.13 or 2.15, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Parent’s request and expense, to use reasonable efforts to cooperate with Parent to effectuate the provisions of Section 2.17(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

(ii)            Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other rights and obligations of such Lender under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other rights and obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other right or obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as the Administrative Agent) shall not have any responsibility for maintaining a Participant Register.

(d)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank with jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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SECTION 9.05.            Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid (other than contingent indemnity, expense reimbursement and yield protection obligations as to which no claim has been made) and so long as the Commitments have not expired or terminated. The provisions of Sections 2.05(b), 2.13, 2.14, 2.15, 2.17, 9.03 and 9.17 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.           Counterparts; Integration; Effectiveness; Electronic Execution. (a)  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate fee letters with respect to fees payable to the Administrative Agent, the Arrangers or the Lenders constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under any commitment letter entered in connection herewith (but do not supersede any other provisions of any such commitment letter or any fee letter entered into in connection with the credit facility provided for herein that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). Subject to Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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(b)          Delivery of an executed counterpart of a signature page of this Agreement, any other Loan Document and/or any document, amendment, approval, consent, information, notice (including any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each, an “Ancillary Document”) that is an Electronic Signature transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Loan Party hereby (A) agrees that, for all purposes, including, without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Loan Parties, Electronic Signatures transmitted by emailed ..pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, (B) agrees that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities or expenses of any kind arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities or expenses of any kind arising as a result of the failure of any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.07.            Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.            Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each Affiliate thereof is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender, or by such an Affiliate, to or for the credit or the account of any Borrower against any of and all the obligations then due of any Borrower existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations of any Borrower are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. Each Lender agrees to promptly notify Parent and the Administrative Agent after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Lender, and each Affiliate thereof, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or Affiliate may have.

SECTION 9.09.            Governing Law; Jurisdiction; Consent to Service of Process. (a)  This Agreement, and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby, shall be construed in accordance with and governed by the law of the State of New York.

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(b)                Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the United States District Court of the Southern District of New York and of the Supreme Court of the State of New York, in each case, sitting in New York County, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and, subject to the next sentence, each party hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement or any other Loan Document brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such Federal court or, in the event such Federal court lacks subject matter jurisdiction, such New York State court. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document against any Non-US Loan Party or its properties in the courts or in the jurisdiction of organization of such Non-US Loan Party. Each party hereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)                Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d)                Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e)                Each Non-US Loan Party hereby irrevocably designates, appoints and empowers Amcor US, with an address of 2801 SW 149 Avenue, Suite 350, Miramar, Florida 33027, and Amcor US hereby accepts such designation, appointment and empowerment, as its authorized designee, appointee and agent (the “Authorized Agent”) to receive, accept and forward for and on its behalf service of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document. Such service may be made by mailing a copy of such process to any such Loan Party in the care of the Authorized Agent at its address set forth above, and each Non-US Loan Party hereby irrevocably authorizes and directs the Authorized Agent to accept such service on its behalf. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon each such Loan Party.

(f)                 In the event any Loan Party or any of its assets has or hereafter acquires, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Loan Document, any immunity from jurisdiction, legal proceedings, attachment (whether before or after judgment), execution, judgment or setoff, such Loan Party hereby irrevocably agrees not to claim and hereby irrevocably and unconditionally waives such immunity.

SECTION 9.10.            WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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SECTION 9.11.            Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.          Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or be subject to customary confidentiality obligations of employment or professional practice, (b) upon the request or demand of any Governmental Authority, semi-governmental authority, self-regulatory authority (such as the National Association of Insurance Commissioners) or regulatory authority having or purporting to have jurisdiction over it (in which case the Administrative Agent or such Lender shall, (i) except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority and (ii) in the case of any request or demand of any self-regulatory authority, to the extent reasonably practicable, (A) promptly notify Parent of (and, to the extent reasonably practicable in light of the nature of the request, in advance of) such disclosure to the extent permitted by law and (B) so furnish only that portion of such information that the Administrative Agent or such Lender is advised by legal counsel (which may be in-house counsel) that it is legally required to disclose), (c) in any legal, judicial or administrative proceeding or other compulsory process or otherwise as required by applicable law or regulations (in which case the Administrative Agent or such Lender shall (i) promptly notify Parent of (and, to the extent reasonably practicable in light of the nature of the request, in advance of) such disclosure to the extent permitted by law and (ii) so furnish only that portion of such information that the Administrative Agent or such Lender is advised by legal counsel (which may be in-house counsel) that it is legally required to disclose), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction, or any actual or prospective credit insurance provider (or its Related Parties), relating to any of the Borrowers and their obligations hereunder, (g) with the consent of Parent, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than a Borrower, (i) solely with respect to Information about this Agreement or any other Loan Document, to market data collectors and service providers, including league table providers, that serve the lending industry or (j) on a confidential basis to any rating agency in connection with the rating of Parent or its Subsidiaries or the credit facilities provided hereunder. For purposes of this Section, “Information” means all information received from any Borrower relating to Parent, any Subsidiary or their businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Nothing in this Section 9.12 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of these confidentiality provisions, in each case, without any notification to any Person, to any Governmental Authority or self-regulatory authority to the extent that any such prohibition on disclosure set forth in this Section 9.12 shall be prohibited by the laws or regulations of such Governmental Authority, or self-regulatory authority.

104

SECTION 9.13.            Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14.            “Know Your Customer” Notices. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that, pursuant to the requirements of the USA PATRIOT Act and the Anti-Money Laundering and Counter-Terrorism Financing Rules promulgated under the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth), it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with such act and rules.

SECTION 9.15.            No Fiduciary Relationship. Each of the Borrowers, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrowers and their Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Arrangers, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Arrangers, the Lenders and their Affiliates may, in addition to providing or participating in a commercial lending facility such as that provided hereunder, be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and none of the Administrative Agent, the Arrangers, the Lenders or their Affiliates has any obligation to disclose any of such interests to the Borrowers or any of their Affiliates. To the fullest extent permitted by law, each of the Borrowers hereby agrees not to assert any claims that it or any of its Affiliates may have against the Administrative Agent, the Arrangers, the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.16.          Non-Public Information. (a)  Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by any Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement, will be syndicate-level information, which may contain Private Side Information. Each Lender represents to the Borrowers and the Administrative Agent that (i) it has developed compliance procedures regarding the use of Private Side Information and that it will handle Private Side Information in accordance with such procedures and applicable law, including Unites States Federal and state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain Private Side Information in accordance with its compliance procedures and applicable law, including United States federal and state and foreign securities laws.

105

(b)                The Borrowers and each Lender acknowledge that, if information furnished by any Borrower pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through the Approved Electronic Platform, (i) the Administrative Agent may post any information that Parent has indicated as containing Private Side Information solely on that portion of the Approved Electronic Platform as is designated for Private Side Lender Representatives and (ii) if Parent has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains Private Side Information, the Administrative Agent reserves the right to post such information solely on that portion of the Approved Electronic Platform as is designated for Private Side Lender Representatives. Parent agrees to clearly designate all information provided to the Administrative Agent by or on behalf of any Borrower that is suitable to be made available to Public Side Lender Representatives, and the Administrative Agent shall be entitled to rely on any such designation by Parent without liability or responsibility for the independent verification thereof. In the event that any Lender has determined for itself to not access any information disclosed through the Approved Electronic Platform or otherwise, such Lender acknowledges that (A) other Lenders may have availed themselves of such information and (B) none of the Borrowers, the Administrative Agent or any other Titled Person has any responsibility for such Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement.

SECTION 9.17.           Conversion of Currencies. (a)  If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)                The obligations of each of the Borrowers in respect of any sum due to any party hereto or any party to any other Loan Document or any holder of the obligations owing hereunder or under any other Loan Document (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder or under such other Loan Document (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss.

SECTION 9.18.          Additional Subsidiary Guarantees; Release of Subsidiary Guarantors. (a)  Parent may (but, except as provided in Section 4.01 or 5.03, is not required to), at any time upon prior written notice to the Administrative Agent, cause any of its wholly-owned Subsidiaries to become a Subsidiary Guarantor by causing such Subsidiary to execute and deliver to the Administrative Agent a supplement to the Guarantee Agreement in the form specified therein, together with, to the extent requested by the Administrative Agent, documents and opinions of the type referred to in Sections 4.01(b), 4.01(c) and 4.01(g) with respect to such Subsidiary.

106

(b)                In the event that (i) all of the Equity Interests of a Subsidiary Guarantor (other than a Subsidiary Borrower) that is owned by Parent and the Subsidiaries is sold or otherwise disposed of in a transaction or transactions permitted by Section 6.03, (ii) in the case of any Subsidiary Guarantor that shall have become such solely pursuant to Section 9.18(a), immediately after giving effect to such release (and assuming that all of the Financial Indebtedness of such Subsidiary Guarantor outstanding on the date of the effectiveness of such release has been incurred by such Subsidiary Guarantor on such date), all of the Financial Indebtedness of the Subsidiaries shall be permitted under Section 6.01 or (iii) in the case of any Subsidiary Guarantor that shall have become such pursuant to Section 5.03, such Subsidiary Guarantor (if it were not already a party to the Guarantee Agreement) would no longer be required (other than as a result of being released from the applicable Material Financial Indebtedness upon the payment of its Guarantee thereof), pursuant to Section 5.03, to become a Subsidiary Guarantor (including in connection with a substantially concurrent release of such Subsidiary Guarantor from obligations in respect of the applicable Material Financial Indebtedness, other than as a result of the payment of its Guarantee thereof), then, in each case, promptly following Parent’s request and so long as no Event of Default has occurred and is continuing or would result immediately after giving effect to such release, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to Parent, at Parent’s expense, a release of such Subsidiary Guarantor from its obligations under the Guarantee Agreement. In connection with any release pursuant to this Section, the Administrative Agent may request that Parent deliver to it a certificate of a Financial Officer of Parent to the effect that the requirements to such release set forth in this paragraph have been satisfied, and the Administrative Agent may rely on, and shall incur no liability for relying upon, any statements made in any such certificate. Any execution and delivery of documents pursuant to this paragraph shall be without recourse to or warranty by the Administrative Agent.

SECTION 9.19.            Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                 the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)                the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                 a reduction in full or in part or cancellation of any such liability;

(ii)                a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)               the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AMCOR PLC

by
/s/ Michael Rumley
Name:	Michael Rumley
Title:	Vice President & Group President

AMCOR PTY LTD

signed by its attorney by
/s/ Michael J. Rumley
Name:	Michael J. Rumley
Title:	Attorney

AMCOR FINANCE (USA), inc.

by
/s/ Michael J. Rumley
Name:	Michael J. Rumley
Title:	Director

AMCOR UK FINANCE PLC

by
/s/ Michael J. Rumley
Name:	Michael J. Rumley
Title:	Director

AMCOR FLEXIBLES NORTH AMERICA, INC.

by
/s/ Michael J. Rumley
Name:	Michael J. Rumley
Title:	Vice President

Signature Page to Amcor Five-Year Syndicated Facility Agreement

JPMORGAN CHASE BANK, N.A., as the Administrative Agent, a Lender and the Swingline Lender

by
/s/ Nikhil Tanawade
Name:	Nikhil Tanawade
Title:	Vice President

Signature Page to Amcor Five-Year Syndicated Facility Agreement

SIGNATURE PAGE TO
THE FIVE-YEAR SYNDICATED FACILITY AGREEMENT OF AMCOR PLC

BANK OF AMERICA, N.A.:

by
/s/ Albert Wheeler
Name:	Albert Wheeler
Title:	Director

Signature Page to Amcor Five-Year Syndicated Facility Agreement

SIGNATURE PAGE TO
THE FIVE-YEAR SYNDICATED FACILITY AGREEMENT OF AMCOR PLC

BNP Paribas:

by
/s/ Christopher Sked
Name:	Christopher Sked
Title:	Managing Director

by
/s/Nicolas Doche
Name:	Nicolas Doche
Title:	Vice President

Signature Page to Amcor Five-Year Syndicated Facility Agreement

SIGNATURE PAGE TO
THE FIVE-YEAR SYNDICATED FACILITY AGREEMENT OF AMCOR PLC

Name of Institution:	CITIBANK, N.A.

by
/s/ Daniel Boselli
	Name:	Daniel Boselli
	Title:	Vice President

Signature Page to Amcor Five-Year Syndicated Facility Agreement

SIGNATURE PAGE TO
THE FIVE-YEAR SYNDICATED FACILITY AGREEMENT OF AMCOR PLC

Name of Institution:	GOLDMAN SACHS LENDING PARTNERS LLC,

by

/s/ Jonathan Dworkin
		Name:	Jonathan Dworkin
		Title:	Authorized Signatory

Signature Page to Amcor Five-Year Syndicated Facility Agreement

SIGNATURE PAGE TO
THE FIVE-YEAR SYNDICATED FACILITY AGREEMENT OF AMCOR PLC

Name of Institution:	ING BANK N.V., AMSTERDAM, LANCY/GENEVA BRANCH

by

/s/ Gregory Lambillon
	Name:	Gregory Lambillon
	Title:	CEO-Country Manager

by
/s/ Alexandre Vassiltchikov
Name:	Alexandre Vassiltchikov
Title:	Deputy CEO/CFO

Signature Page to Amcor Five-Year Syndicated Facility Agreement

SIGNATURE PAGE TO
THE FIVE-YEAR SYNDICATED FACILITY AGREEMENT OF AMCOR PLC

Name of Institution:	MIZUHO BANK, LTD.

by
/s/ Donna DeMagistris
	Name:	Donna DeMagistris
	Title:	Managing Director

Signature Page to Amcor Five-Year Syndicated Facility Agreement

SIGNATURE PAGE TO
THE FIVE-YEAR SYNDICATED FACILITY AGREEMENT OF AMCOR PLC

UBS AG, STAMFORD BRANCH

by
/s/ Muhammad Afzal
Name:	Muhammad Afzal
Title:	Director

by
/s/ Joselin A Fernandes
Name:	Joselin A Fernandes
Title:	Director

Signature Page to Amcor Five-Year Syndicated Facility Agreement

SIGNATURE PAGE TO
THE FIVE-YEAR SYNDICATED FACILITY AGREEMENT OF AMCOR PLC

Name of Institution:	WELLS FARGO BANK, N.A., LONDON BRANCH

by
/s/ Daniel Clarke
	Name:	Daniel Clarke
	Title:	Executive Director

For any Lender requiring a second signature line:
by

Name:
Title:

Signature Page to Amcor Five-Year Syndicated Facility Agreement

SIGNATURE PAGE TO
THE FIVE-YEAR SYNDICATED FACILITY AGREEMENT OF AMCOR PLC

BANCO BILBAO VIZCAYA ARGENTARIA S.A. NEW YORK BRANCH

by
/s/ Brian Crowley
Name:	Brian Crowley
Title:	Managing Director

by
/s/ Luis Ruigomez
Name:	Luis Ruigomez
Title:	Managing Director

Signature Page to Amcor Five-Year Syndicated Facility Agreement

SIGNATURE PAGE TO
THE FIVE-YEAR SYNDICATED FACILITY AGREEMENT OF AMCOR PLC

Name of Institution:	Banco Santander, S.A.

by
/s/ Paloma Garcia
	Name:	Paloma Garcia
	Title:	Executive Director

For any Lender requiring a second signature line:
by
/s/ Isabel Pastor
Name:	Isabel Pastor
Title:	Executive Director

Signature Page to Amcor Five-Year Syndicated Facility Agreement

SIGNATURE PAGE TO
THE FIVE-YEAR SYNDICATED FACILITY AGREEMENT OF AMCOR PLC

Name of Institution:	COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH

by
/s/ Michael Falter
	Name:	Michael Falter
	Title:	Managing Director

For any Lender requiring a second signature line:

by
/s/ Yacouba Kane
Name:	Yacouba Kane
Title:	Executive Director

Signature Page to Amcor Five-Year Syndicated Facility Agreement

SIGNATURE PAGE TO
THE FIVE-YEAR SYNDICATED FACILITY AGREEMENT OF AMCOR PLC

Name of Institution:	HSBC Bank plc

by
/s/ Alina Evdokimova
	Name:	Alina Evdokimova
	Title:	Managing Director

Signature Page to Amcor Five-Year Syndicated Facility Agreement

SIGNATURE PAGE TO
THE FIVE-YEAR SYNDICATED FACILITY AGREEMENT OF AMCOR PLC

Name of Institution:	STANDARD chartered bank

by
/s/ Faye Drew
	Name:	Faye Drew
	Title:	Executive Director Financing Solutions, Europe

For any Lender requiring a second signature line:
by

Name:
Title:

Signature Page to Amcor Five-Year Syndicated Facility Agreement

SIGNATURE PAGE TO
THE FIVE-YEAR SYNDICATED FACILITY AGREEMENT OF AMCOR PLC

Name of Institution:	The toronto-dominion bank, new york branch

by
/s/ David Perlman
	Name:	David Perlman
	Title:	Authorized Signatory

Signature Page to Amcor Five-Year Syndicated Facility Agreement

SIGNATURE PAGE TO
THE FIVE-YEAR SYNDICATED FACILITY AGREEMENT OF AMCOR PLC

Signed for and on behalf of Australia and New Zealand Bank Group Limited ABN 11 005 357 522 by its attorney under power of attorney dated 23 November 2021:

by
/s/ Jo Ellerton
Name:	Jo Ellerton
Title:	Attorney

Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

Signature Page to Amcor Five-Year Syndicated Facility Agreement

SIGNATURE PAGE TO
THE FIVE-YEAR SYNDICATED FACILITY AGREEMENT OF AMCOR PLC

Name of Institution:	Bank of China, New York Branch

by
/s/ Raymond Qiao
	Name:	Raymond Qiao
	Title:	Vice President

Signature Page to Amcor Five-Year Syndicated Facility Agreement

SIGNATURE PAGE TO
THE FIVE-YEAR SYNDICATED FACILITY AGREEMENT OF AMCOR PLC

Name of Institution:	bank of china limited, sydney branch

by
/s/ Zhibin Xie
	Name:	Zhibin Xie
	Title:	Deputy General Manager

For any Lender requiring a second signature line:
by

Name:
Title:

Signature Page to Amcor Five-Year Syndicated Facility Agreement

SIGNATURE PAGE TO
THE FIVE-YEAR SYNDICATED FACILITY AGREEMENT OF AMCOR PLC

Name of Institution:	Industrial and CommerCIal bank of china limited, sydney Branch by
/s/ Chen Guanting
	Name:	Chen Guanting
	Title:	Deputy General Manager

For any Lender requiring a second signature line:
by

Name:
Title:

Signature Page to Amcor Five-Year Syndicated Facility Agreement